Exhibit 10.3

The representations and warranties contained in this agreement were made for the purposes of allocating contractual risk between the parties and not as a means of establishing facts and are qualified by information in disclosure schedules that the parties exchanged in connection with the signing of this agreement. Moreover, the representations and warranties were made only as of the date of execution of this agreement and information concerning the subject matter of the representations and warranties may change after the date of this agreement. Only parties to this agreement have a right to enforce the agreement. Accordingly, third parties, including current securityholders and prospective investors, should not rely on the representations and warranties in this agreement.

Schedules (or similar attachments) to this Exhibit have been omitted in accordance with Items 601(a)(5) and/or 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission on a confidential basis upon request.

Published CUSIP Numbers:

Deal: 00807FAA9

Revolving Facility: 00807FAB7

Term A Facility: 00807FAC5

CREDIT AGREEMENT

Dated as of February 19, 2021

among

AEROVIRONMENT, INC.,

as the Borrower,

CERTAIN SUBSIDIARIES OF THE BORROWER PARTY HERETO,

as the Guarantors,

BANK OF AMERICA, N.A.,

as the Administrative Agent, the Swingline Lender and an L/C Issuer,

THE OTHER L/C ISSUERS PARTY HERETO,

and

THE LENDERS PARTY HERETO

BOFA SECURITIES, INC.,

JPMORGAN CHASE BANK, N.A.,

and

U.S. BANK NATIONAL ASSOCIATION,

as Joint Lead Arrangers and Joint Bookrunners

i

5.10	Insurance.	94
5.11	Taxes.	94
5.12	ERISA Compliance.	94
5.13	Margin Regulations; Investment Company Act.	95
5.14	Disclosure.	95
5.15	Compliance with Laws.	95
5.16	Solvency.	95
5.17	Sanctions Concerns and Anti-Corruption Laws.	96
5.18	Subsidiaries; Equity Interests; Loan Parties.	96
5.19	Collateral Representations.	96
5.20	Affected Financial Institutions.	97
5.21	Covered Entities.	97
ARTICLE VI AFFIRMATIVE COVENANTS		97
6.01	Financial Statements.	97
6.02	Certificates; Other Information.	98
6.03	Notices.	101
6.04	Payment of Obligations.	101
6.05	Preservation of Existence, Etc.	101
6.06	Maintenance of Properties.	102
6.07	Maintenance of Insurance.	102
6.08	Compliance with Laws.	102
6.09	Books and Records.	102
6.10	Inspection Rights.	103
6.11	Use of Proceeds.	103
6.12	Covenant to Guarantee Obligations.	103
6.13	Covenant to Give Security.	104
6.14	Further Assurances.	105
6.15	Anti-Corruption Laws; Sanctions.	105
ARTICLE VII NEGATIVE COVENANTS		105
7.01	Liens.	105
7.02	Indebtedness.	108
7.03	Investments.	110
7.04	Fundamental Changes.	111
7.05	Dispositions.	112
7.06	Restricted Payments.	113
7.07	Change in Nature of Business.	114
7.08	Transactions with Affiliates.	114
7.09	Burdensome Agreements.	114
7.10	Use of Proceeds.	114
7.11	Financial Covenants.	115
7.12	Amendments of Organization Documents; Changes in Fiscal Year, Legal Name, State of Organization, or Form of Entity; Accounting Changes.	115
7.13	Sale and Leaseback Transactions.	115
7.14	Junior Debt Payments.	116
7.15	Amendment, Etc. of Junior Debt.	116
7.16	Sanctions.	116
7.17	Anti-Corruption Laws.	116
ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		116
8.01	Events of Default.	116

8.02	Remedies upon Event of Default.	118
8.03	Application of Funds.	119
ARTICLE IX ADMINISTRATIVE AGENT		120
9.01	Appointment and Authority.	120
9.02	Rights as a Lender.	121
9.03	Exculpatory Provisions.	121
9.04	Reliance by Administrative Agent.	122
9.05	Delegation of Duties.	123
9.06	Resignation of Administrative Agent.	123
9.07	Non-Reliance on Administrative Agent, Arrangers and Other Lenders.	124
9.08	No Other Duties, Etc.	125
9.09	Administrative Agent May File Proofs of Claim; Credit Bidding.	125
9.10	Collateral and Guaranty Matters.	127
9.11	Secured Cash Management Agreements and Secured Hedge Agreements.	127
9.12	Certain ERISA Matters.	128
ARTICLE X CONTINUING GUARANTY		129
10.01	Guaranty.	129
10.02	Rights of Lenders.	129
10.03	Certain Waivers.	130
10.04	Obligations Independent.	130
10.05	Subrogation.	130
10.06	Termination; Reinstatement.	130
10.07	Stay of Acceleration.	131
10.08	Condition of Borrower.	131
10.09	Appointment of Borrower.	131
10.10	Right of Contribution.	131
10.11	Keepwell.	131
ARTICLE XI MISCELLANEOUS		132
11.01	Amendments, Etc.	132
11.02	Notices; Effectiveness; Electronic Communications.	134
11.03	No Waiver; Cumulative Remedies; Enforcement.	136
11.04	Expenses; Indemnity; Damage Waiver.	136
11.05	Payments Set Aside.	138
11.06	Successors and Assigns.	139
11.07	Treatment of Certain Information; Confidentiality.	143
11.08	Right of Setoff.	145
11.09	Interest Rate Limitation.	145
11.10	Counterparts; Integration; Effectiveness.	145
11.11	Survival of Representations and Warranties.	146
11.12	Severability.	146
11.13	Replacement of Lenders.	146
11.14	Governing Law; Jurisdiction; Etc.	147
11.15	Waiver of Jury Trial.	148
11.16	Subordination.	149
11.17	No Advisory or Fiduciary Responsibility.	149
11.18	Electronic Execution.	149
11.19	USA PATRIOT Act Notice.	150
11.20	Acknowledgement and Consent to Bail-In of Affected Financial Institutions.	150
11.21	Acknowledgement Regarding Any Supported QFCs.	151
11.22	ENTIRE AGREEMENT.	151

SCHEDULES*

Schedule 1.01(a)	Administrative Agent’s Office; Certain Addresses for Notices
Schedule 1.01(b)	Commitments and Applicable Percentages; L/C Commitments; Swingline Commitment
Schedule 1.01(c)	Existing Letters of Credit
Schedule 5.18(a)	Subsidiaries, Joint Ventures, Partnerships and Other Equity Investments
Schedule 5.18(b)	Loan Parties
Schedule 5.19(b)	Intellectual Property
Schedule 5.19(c)	Deposit Accounts and Securities Accounts
Schedule 5.19(d)	Real Properties
Schedule 7.01	Existing Liens
Schedule 7.02	Existing Indebtedness
Schedule 7.03	Existing Investments

[*Schedules (or similar attachments) to this Exhibit have been omitted in accordance with Items 601(a)(5) and/or 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission on a confidential basis upon request.]

EXHIBITS

Exhibit A	Form of Assignment and Assumption
Exhibit B	Form of Compliance Certificate
Exhibit C	Form of Joinder Agreement
Exhibit D	Form of Loan Notice
Exhibit E	Form of Notice of Loan Prepayment
Exhibit F	Form of Secured Party Designation Notice
Exhibit G	Form of Solvency Certificate
Exhibit H	Form of Swingline Loan Notice
Exhibit I	Form of Note
Exhibit J	Forms of U.S. Tax Compliance Certificates

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of February 19, 2021, among AEROVIRONMENT, INC., a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto, BANK OF AMERICA, N.A., as the Administrative Agent, the Swingline Lender, and an L/C Issuer, and the other L/C Issuers party hereto.

PRELIMINARY STATEMENTS:

WHEREAS, the Borrower entered into that certain Stock Purchase Agreement, dated as of January 11, 2021 (together with all schedules, exhibits and annexes thereto, the “Closing Date Acquisition Agreement”), by and among the Borrower, Arcturus UAV, Inc., a California corporation (the “Closing Date Acquisition Target”), the Persons identified therein as “Sellers” (collectively, the “Sellers”), and D’Milo Hallerberg, solely in his capacity as the representative of the Sellers, pursuant to which the Borrower will acquire one hundred percent (100%) of the outstanding Equity Interests of the Closing Date Acquisition Target (the “Closing Date Acquisition”);

WHEREAS, in connection with the Closing Date Acquisition and the other transactions contemplated hereby, the Loan Parties have requested that the Lenders, the Swingline Lender, and the L/C Issuers make loans and other financial accommodations to the Borrower and its Subsidiaries as set forth herein; and

WHEREAS, the Lenders, the Swingline Lender and the L/C Issuers have agreed to make such loans and other financial accommodations to the Borrower and its Subsidiaries, on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition” means the acquisition, whether through a single transaction or a series of related transactions, of (a) a majority of the Voting Stock or other controlling ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon the exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, or (b) assets of another Person which constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person.

“Acquisition Consideration” means the purchase consideration for any Permitted Acquisition and all other payments by any Loan Party or any Subsidiary in exchange for, or as part of, or in connection with, any Permitted Acquisition, whether paid in cash or by exchange of Equity Interests or of properties or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, including any and all payments representing the purchase price and any assumptions of Indebtedness, deferred purchase price, Earn Out Obligations and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person.  For purposes of determining the aggregate consideration paid for any Permitted Acquisition, the amount of any Earn Out Obligations shall be deemed to be the maximum amount of the earn-out payments in respect thereof as specified in the documents relating to such Permitted Acquisition.

“Additional Secured Obligations” means (a) all obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements, and (b) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses and fees are allowed claims in such proceeding; provided, that, Additional Secured Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.

“Administrative Agent” means Bank of America (or any of its designated branch offices or affiliates), in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 1.01(a), or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form approved by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement.

“Applicable Percentage” means (a) in respect of the Term A Facility, with respect to any Term A Lender at any time, the percentage (carried out to the ninth decimal place) of the Term A Facility represented by (i) on or prior to the funding of the Term A Loans on the Closing Date, such Term A Lender’s Term A Commitment at such time, and (ii) thereafter, the outstanding principal amount of such Term A Lender’s Term A Loan at such time, (b) in respect of the Revolving Facility, with respect to any Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Facility represented by such Revolving Lender’s Revolving Commitment at such time, subject to adjustment as provided in Section 2.15, and (c) in respect of an Incremental Term Facility, with respect to any Incremental Term Lender under such Incremental Term Facility at any time, the percentage (carried out to the ninth decimal place) of such Incremental Term Facility represented by (i) on or prior to the funding of the

Incremental Term Loans under such Incremental Term Facility, such Incremental Term Lender’s Incremental Term Commitment with respect to such Incremental Term Facility at such time, and (ii) thereafter, the outstanding principal amount of such Incremental Term Lender’s Incremental Term Loan advanced in connection with such Incremental Term Facility at such time.  If the Revolving Commitments of all of the Revolving Lenders to make Revolving Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Commitments have expired, then the Applicable Percentage of each Revolving Lender in respect of the Revolving Facility shall be determined based on the Applicable Percentage of such Revolving Lender in respect of the Revolving Facility most recently in effect, giving effect to any subsequent assignments and to any Lender’s status as a Defaulting Lender at the time of determination.  The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 1.01(b), in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, or in such other documentation pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means (a) with respect to the Incremental Term Loans advanced in connection with any Incremental Term Facility, the percentage(s) per annum set forth in the Incremental Term Facility Agreement entered into in connection with such Incremental Term Facility, and (b) with respect to the Term A Loans, the Revolving Loans, the Swingline Loans, the Letter of Credit Fee and the Commitment Fee, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Tier	Consolidated Leverage Ratio	Commitment Fee	Letter of Credit Fee	Eurodollar Rate Loans	Base Rate Loans
I	> 2.50 to 1.0	0.35%	2.25%	2.25%	1.25%
II	< 2.50 to 1.0 but > 1.75 to 1.0	0.30%	2.00%	2.00%	1.00%
III	< 1.75 to 1.0 but > 1.00 to 1.0	0.25%	1.75%	1.75%	0.75%
IV	< 1.00 to 1.0	0.20%	1.50%	1.50%	0.50%

Any increase or decrease in the Applicable Rate applicable pursuant to this clause (b) resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first (1st) Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, that, if a Compliance Certificate is not delivered when due in accordance with Section 6.02(a), then, upon the request of the Required Lenders, Pricing Tier I shall apply as of the first (1st) Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the first (1st) Business Day immediately following the date on which such Compliance Certificate is delivered in accordance with Section 6.02(a), whereupon the Applicable Rate applicable pursuant to this clause (b) shall be adjusted based upon the calculation of the Consolidated Leverage Ratio contained in such Compliance Certificate.  The Applicable Rate applicable pursuant to this clause (b) in effect from the Closing Date until the first (1st) Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a) for the fiscal quarter ending July 31, 2021 shall be determined based upon Pricing Tier II.  Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate applicable pursuant to this clause (b) for any period shall be subject to the provisions of Section 2.10(b).

“Applicable Revolving Percentage” means, with respect to any Revolving Lender at any time, such Revolving Lender’s Applicable Percentage in respect of the Revolving Facility at such time.

“Appropriate Lender” means, at any time, (a) with respect to any Facility, a Lender that has a Commitment with respect to such Facility or holds a Loan under such Facility at such time, (b) with respect to the Letter of Credit Sublimit, (i) each L/C Issuer, and (ii) if any Letters of Credit have been issued pursuant to Section 2.03, each Revolving Lender, and (c) with respect to the Swingline Sublimit, (i) the Swingline Lender, and (ii) if any Swingline Loans are outstanding pursuant to Section 2.04(a), each Revolving Lender.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means each of (a) BofA Securities, (b) JPMorgan, and (c) U.S. Bank National Association, in each case in its capacities as a joint lead arranger and a joint bookrunner.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form (including an electronic documentation form generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation of any Person, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease, (c) in respect of any Securitization Transaction, the amount of obligations outstanding under the legal documents entered into as part of such Securitization Transaction on such date that corresponds to the outstanding net investment (including loans) of, or cash purchase price paid by, the unaffiliated third party purchasers or financial institutions participating in such transaction and, as such, would be characterized as principal if such transaction were structured as a secured lending transaction rather than as a purchase (or, to the extent structured as a secured lending transaction, is principal), and (d) in respect of any Sale and Leaseback Transaction, the present value (discounted in accordance with GAAP at the debt rate implied in the applicable lease) of the obligations of the lessee for rental payments during the term of such lease.

“Audited Financial Statements” means the audited Consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year of the Borrower ended April 30, 2020 and the related Consolidated statements of income, stockholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(ii).

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Revolving Facility Maturity Date, (b) the date of termination of the Revolving Facility pursuant to Section 2.06, and (c) the date of termination of the Revolving Commitment of each Revolving Lender to make Revolving Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section 8.02; provided, that, notwithstanding the foregoing, no Revolving Borrowing shall be made on the Closing Date.

“Available Amount” means, as of any date of determination, an amount equal to the total of (a) the sum of, without duplication, (i) $30,000,000, plus (ii) an amount, not less than zero in the aggregate, equal to fifty percent (50%) of the cumulative Consolidated Net Income for the period (taken as one accounting period) commencing from the first day of the first full fiscal quarter of the Borrower ending after the Closing Date to the end of the fiscal quarter of the Borrower most recently ended prior to such date of determination in respect of which a Compliance Certificate has been delivered as required hereunder, plus (iii) one hundred percent (100%) of the net cash proceeds received by the Borrower prior to such date of determination from issuances after the Closing Date of Qualified Capital Stock of the Borrower (solely to the extent such net cash proceeds are Not Otherwise Applied), plus (iv) the amount of any Investment made following the Closing Date in reliance on the Available Amount to the extent that such amount is returned in cash prior to such date of determination from the return of, or a return on, principal of such Investment (other than a sale to a Loan Party or a Subsidiary), or from a dividend or interest received with respect to such Investment, plus (v) the amount by which Indebtedness of the Borrower or any of its Subsidiaries is reduced on the Borrower’s Consolidated balance sheet prior to such date of determination upon the conversion or exchange of such Indebtedness for Qualified Capital Stock of the Borrower (less the amount of any cash or the fair market value of other property distributed by the Borrower or any Subsidiary upon such conversion or exchange, other than in connection with a restructuring), minus (b) the sum of (i) the cumulative aggregate amount of all Investments made in reliance on the Available Amount pursuant to Section 7.03(m), plus (ii) the cumulative aggregate amount of all Junior Debt Payments made in reliance on the Available Amount pursuant to Section 7.14(a)(iii).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation, or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%; provided, that, if the Base Rate shall be less than one percent (1%), such rate shall be deemed one percent (1%) for purposes of this Agreement.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.  If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” means a Revolving Loan or a Term Loan that bears interest based on the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code, or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“BofA Securities” means BofA Securities, Inc.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Revolving Borrowing, a Swingline Borrowing or a Term Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations).

“Capitalized Lease” means any lease that has been or is required to be, in accordance with GAAP, recorded, classified and accounted for as a capitalized lease or financing lease.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuers or the Swingline Lender (as applicable) or the Revolving Lenders, as collateral for L/C Obligations, Obligations in respect of Swingline Loans, or obligations of the Revolving Lenders to fund participations in respect of L/C Obligations or Swingline Loans (as the context may require), (a) cash or deposit account balances, (b) backstop letters of credit entered into on terms, from issuers and in amounts satisfactory to the Administrative Agent and the applicable L/C Issuer, and/or (c) if the Administrative Agent and the applicable L/C Issuer or the Swingline Lender shall agree, in their sole discretion, other credit support, in each case, in Dollars and pursuant to documentation in form and substance satisfactory to the Administrative Agent and the applicable L/C Issuer or the Swingline Lender (as applicable).  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens (other than Permitted Liens): (a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than three hundred sixty days (360) days from the date of acquisition thereof; provided, that, the full faith and credit of the United States is pledged in support thereof; (b) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i)(A) is a Lender, or (B) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause

(c) of this definition, and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than one hundred eighty (180) days from the date of acquisition thereof; (c) commercial paper issued by any Person organized under the laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than one hundred eighty (180) days from the date of acquisition thereof; and (d) Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

“Cash Management Agreement” means any agreement that is not prohibited by the terms hereof to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Cash Management Bank” means any Person, in its capacity as a party to a Cash Management Agreement, that (a) at the time it enters into a Cash Management Agreement with a Loan Party or a Subsidiary, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Cash Management Agreement with a Loan Party or a Subsidiary (in each case, even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided, that, for any of the foregoing to be included as a “Secured Cash Management Agreement” on any date of determination by the Administrative Agent, the applicable Cash Management Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof, and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means an event or series of events by which:

(a)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and

13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of thirty-five percent (35)% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or other equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or

(b)during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or other equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or other equivalent governing body was nominated, appointed or approved by individuals referred to in clause (b)(i) above constituting at the time of such election or nomination at least a majority of that board or other equivalent governing body, or (iii) whose election or nomination to that board or other equivalent governing body was nominated, appointed or approved by individuals referred to in clauses (b)(i) and (b)(ii) above constituting at the time of such election or nomination at least a majority of that board or other equivalent governing body.

“Closing Date” means February 19, 2021.

“Closing Date Acquisition” has the meaning specified in the Preliminary Statements.

“Closing Date Acquisition Agreement” has the meaning specified in the Preliminary Statements.

“Closing Date Acquisition Costs” has the meaning specified in the definition of “Transactions”.

“Closing Date Acquisition Target” has the meaning specified in the Preliminary Statements.

“Closing Date Equity Contribution” means the issuance by the Borrower of Five Hundred Seventy-Three Thousand Seven Hundred Ninety-Four (573,794) shares of the Borrower’s common Equity Interests to the Sellers on the Closing Date.

“Closing Date Refinancing” means, collectively, (a) the repayment in full of all Indebtedness of the Closing Date Acquisition Target and its Subsidiaries and the Borrower and its Subsidiaries (in each case other than Indebtedness permitted pursuant to Section 7.02), (b) the termination of all commitments with respect to all such Indebtedness, and (c) the release and/or termination of all liens and security interests securing all such Indebtedness, and all guaranties guarantying such Indebtedness.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means a collective reference to all personal property with respect to which Liens in favor of the Administrative Agent, for the benefit of the Secured Parties, are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents; provided, that, “Collateral” shall not include any Excluded Property.

“Collateral Document” means each of the Security Agreement, each Joinder Agreement, each Qualifying Control Agreement, each security agreement, pledge agreement or other similar agreement delivered to the Administrative Agent pursuant to Section 6.13, and each other agreement, instrument or document that creates or purports to create a Lien in favor of the Administrative Agent, for the benefit of the Secured Parties.

“Commitment” means a Term Commitment or a Revolving Commitment, as the context may require.

“Commitment Fee” has the meaning specified in Section 2.09(a).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Communication” has the meaning specified in Section 11.18.

“Compliance Certificate” means a certificate substantially in the form of Exhibit B.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” means, when used with reference to financial statements or financial statement items of the Borrower and its Subsidiaries or any other Person, such statements or items on a consolidated basis in accordance with the consolidation principles of GAAP.

“Consolidated Capital Expenditures” means, for any period, for the Borrower and its Subsidiaries on a Consolidated basis, all Capital Expenditures for such period.

“Consolidated Cash Taxes” means, for any period, for the Borrower and its Subsidiaries on a Consolidated basis, the aggregate of all taxes, as determined in accordance with GAAP, to the extent the same are paid in cash for such period.

“Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries on a Consolidated basis, an amount equal to: (a) Consolidated Net Income for such period; plus (b) the following, without duplication, to the extent deducted in calculating such Consolidated Net Income (or, in the case of amounts pursuant to clause (b)(ix) below, not already included in Consolidated Net Income): (i) Consolidated Interest Charges for such period; (ii) the provision for federal, state, local and foreign income taxes paid or payable for such period; (iii) depreciation and amortization expense for such period; (iv) any non-cash expenses, losses or charges (other than any non-cash expense, loss or charge relating to write-offs, write-downs or reserves with respect to accounts or inventory) for such period (including any non-cash stock based compensation expense for such period) which do not represent a cash item in such period or any other period; (v) fees, costs and expenses incurred in such period in connection with the Transactions; (vi) fees, costs and expenses incurred in such period in connection with the negotiation, execution and delivery of any amendments or modifications to the Loan Documents; (vii) restructuring charges or reserves (which shall include retention, severance, systems establishment cost, excess pension charges, contract termination costs, costs related to start up, closure, relocation or consolidation of facilities, costs to relocate employees, consulting fees, one time information technology costs, and one time branding costs); provided, that, the aggregate amount added back pursuant to this clause (b)(vii) for any period, when taken together with the aggregate amount added back pursuant to clause (b)(ix) below for such period, shall not exceed an amount equal to twenty percent (20%) of Consolidated EBITDA (calculated without giving effect to the add backs permitted pursuant to this clause (b)(vii) or clause (b)(ix) below) for such period; (viii) fees, costs, and expenses incurred in such period in connection with the issuance of Equity Interests or Indebtedness, the consummation of Permitted Acquisitions, and the consummation of other Investments permitted pursuant to Section 7.03 (in each case whether consummated before or after the Closing Date), whether or not such transaction is actually consummated; and (ix) the amount of net cost savings and synergies related to any Permitted Acquisition or other Investment permitted pursuant to Section 7.03, but only to the extent that such net cost savings and synergies are reasonably identifiable, factually supportable and projected by the Borrower in good faith to result from actions that have been taken (or, if not yet taken, with respect to actions for which substantial steps have been taken) within twelve (12) months after the consummation of such Permitted Acquisition or such Investment (with the amount of any such net cost savings and synergies to be added to Consolidated EBITDA as so projected until fully realized and calculated on a Pro Forma Basis as though such net cost savings and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided, that, the aggregate amount added back pursuant to this clause (b)(ix) for any period, when taken together with the aggregate amount added back pursuant to clause (b)(vii) above for such period, shall not exceed an amount equal to twenty percent (20%) of Consolidated EBITDA (calculated without giving effect to the add backs permitted pursuant to this clause (b)(ix) or clause (b)(vii) above) for such period; minus (c) the following, without duplication, to the extent included in calculating such Consolidated Net Income: (i) non-cash income or gains for such period; and (ii) federal, state, local and foreign income tax credits received in such period.

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) the total of (i) Consolidated EBITDA for the Measurement Period most recently completed on or prior to such date, minus (ii) Consolidated Maintenance Capital Expenditures for such period, to (b) the sum of (i) Consolidated Interest Charges for the Measurement Period most recently completed on or prior to such date to the extent paid in cash, plus (ii) Consolidated Scheduled Funded Debt Payments for such period, plus (iii) Consolidated Cash Taxes for such period, plus (iv) the aggregate amount of all Designated Restricted Payments made in such period; provided, that, for purposes of calculating the Consolidated Fixed Charge Coverage Ratio: (A) Consolidated Interest Charges shall be calculated as if the Term A Loans had been made on February 1, 2021 (utilizing for any day prior to the Closing Date the interest rate which is in effect on the last day of the fiscal quarter of the Borrower ending April 30, 2021); (B) Consolidated Scheduled Funded Debt Payments shall be calculated as if a quarterly amortization payment on the Term A Facility in the principal amount of $2,500,000 was due on April 30, 2021; (C)(1) Consolidated Interest Charges with respect to the Obligations for the period ended April 30, 2021 shall be the actual Consolidated Interest Charges with respect to the Obligations for the period of one (1) fiscal quarter then ended (subject to adjustment as provided in clauses (A) and (B) above) multiplied by four (4), and (2) Consolidated Scheduled Funded Debt Payments with respect to the Obligations for the period ended April 30, 2021 shall be the actual Consolidated Scheduled Funded Debt Payments with respect to the Obligations for the period of one (1) fiscal quarter then ended (subject to adjustment as provided in clause (B) above) multiplied by four (4); (D)(1) Consolidated Interest Charges with respect to the Obligations for the period ended July 31, 2021 shall be the actual Consolidated Interest Charges with respect to the Obligations for the period of two (2) fiscal quarters then ended (subject to adjustment as provided in clauses (A) and (B) above) multiplied by two (2), and (2) Consolidated Scheduled Funded Debt Payments with respect to the Obligations for the period ended July 31, 2021 shall be the actual Consolidated Scheduled Funded Debt Payments with respect to the Obligations for the period of two (2) fiscal quarters then ended (subject to adjustment as provided in clause (B) above) multiplied by two (2); (E)(1) Consolidated Interest Charges with respect to the Obligations for the period ended October 31, 2021 shall be the actual Consolidated Interest Charges with respect to the Obligations for the period of three (3) fiscal quarters then ended (subject to adjustment as provided in clauses (A) and (B) above) multiplied by four-thirds (4/3), and (2) Consolidated Scheduled Funded Debt Payments with respect to the Obligations for the period ended October 31, 2021 shall be the actual Consolidated Scheduled Funded Debt Payments with respect to the Obligations for the period of three (3) fiscal quarters then ended (subject to adjustment as provided in clause (B) above) multiplied by four-thirds (4/3); and (F)(1) Consolidated Interest Charges with respect to the Obligations for the period ended January 31, 2022 shall be the actual Consolidated Interest Charges with respect to the Obligations for the period of four (4) fiscal quarters then ended (subject to adjustment as provided in clauses (A) and (B) above), and (2) Consolidated Scheduled Funded Debt Payments with respect to the Obligations for the period ended January 31, 2022 shall be the actual Consolidated Scheduled Funded Debt Payments with respect to the Obligations for the period of four (4) fiscal quarters then ended (subject to adjustment as provided in clause (B) above).

“Consolidated Funded Indebtedness” means, as of any date of determination, Funded Indebtedness of the Borrower and its Subsidiaries on a Consolidated basis as of such date.

“Consolidated Interest Charges” means, for any period, for the Borrower and its Subsidiaries on a Consolidated basis, the sum, without duplication, of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case with respect to such period and to the extent treated as interest in accordance with GAAP, plus (b) all interest paid or payable with respect to discontinued operations for such period, plus (c) the portion of rent expense under Capitalized Leases for such period that is treated as interest in accordance with GAAP.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date, to (b) Consolidated EBITDA for the Measurement Period most recently completed on or prior to such date.

“Consolidated Maintenance Capital Expenditures” means, for any period, an amount equal to thirty-five percent (35%) of the amount of Consolidated Capital Expenditures for such period.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Borrower and its Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP; provided, that, Consolidated Net Income shall exclude (a) unusual and infrequent gains and unusual and infrequent losses for such period, (b) the net income of any Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Subsidiary during such period, except that the Borrower’s equity in any net loss of any such Subsidiary for such period shall be included in determining Consolidated Net Income, and (c) any income (or loss) for such period of any Person if such Person is not a Subsidiary, except that the Borrower’s equity in the net income of any such Person for such period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Borrower or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to the Borrower as described in clause (b) of this proviso).

“Consolidated Scheduled Funded Debt Payments” means, for any period, for the Borrower and its Subsidiaries on a Consolidated basis, the sum of all scheduled payments of principal on Consolidated Funded Indebtedness during such period.  For purposes of this definition, “scheduled payments of principal” (a) shall be determined without giving effect to any reduction of such scheduled payments resulting from the application of any voluntary or mandatory prepayments made during the applicable period, (b) shall be deemed to include scheduled payments on any Attributable Indebtedness, and (c) shall not include any voluntary prepayments or mandatory prepayments required pursuant to Section 2.05.

“Consolidated Total Assets” means, as of any date of determination, the total assets of the Borrower and its Subsidiaries, as determined on a Consolidated basis in accordance with GAAP.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified in Section 11.21.

“Credit Extension” means each of the following:  (a) a Borrowing; and (b) an L/C Credit Extension.

“Debt Issuance” means the issuance by any Loan Party or any Subsidiary of any Indebtedness other than Indebtedness permitted pursuant to Section 7.02.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) with respect to any Obligation for which a rate is specified, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto, and (b) with respect to any Obligation for which a rate is not specified or available, a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Loans that are Base Rate Loans plus two percent (2%), in each case, to the fullest extent permitted by applicable Law.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any L/C Issuer or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided, that, such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided, that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, each L/C Issuer, the Swingline Lender and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country, region or territory to the extent that such country, region or territory is the subject of any Sanction.

“Designated Restricted Payment” means any Restricted Payment made by the Borrower or any of its Subsidiaries in reliance on Section 7.06(a) (to the extent made to any Person other than the Borrower or any Subsidiary), Section 7.06(d) or Section 7.06(e).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any property (including the Equity Interests in any Subsidiary) owned by any Loan Party or any Subsidiary (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Capital Stock” means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, prior to the ninety-first (91st) day after the then-Latest Maturity Date, (b) requires the payment of any cash dividends, (c) is convertible into or exchangeable for (i) debt securities, or (ii) any Equity Interests referred to in clause (a) or (b) above, in each case at any time prior to the ninety-first (91st) day after the then-Latest Maturity Date, or (d) contains any repurchase obligation which may come into effect prior to the Facility Termination Date; provided, that, any Equity Interests that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem or repurchase such Equity Interests upon the occurrence of a change in control or an asset sale occurring prior to the ninety-first (91st) day after the then-Latest Maturity Date shall not constitute Disqualified Capital Stock if such Equity Interests provide that the issuer thereof may not redeem or repurchase any such Equity Interests pursuant to such provisions prior to the Facility Termination Date.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof, or the District of Columbia.

“Earn Out Obligations” means, with respect to an Acquisition, all obligations of the Borrower or any Subsidiary to make earn out or other contingency payments (including purchase price adjustments, non-competition and consulting agreements, or other indemnity obligations) pursuant to the documentation relating to such Acquisition.  For purposes of determining the amount of any Earn Out Obligations to be included in the definition of Consolidated Funded Indebtedness, the amount of Earn Out Obligations shall be deemed to be the aggregate liability in respect thereof, as determined in accordance with GAAP.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Copy” has the meaning specified in Section 11.18.

“Electronic Record” has the meaning assigned to that term in 15 U.S.C. § 7006.

“Electronic Signature” has the meaning assigned to that term in 15 U.S.C. § 7006.

“Eligible Assets” means property (other than current assets as classified by GAAP) that is used or useful in the same or a related line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (or any business reasonably related, incidental or ancillary thereto or reasonable extensions thereof).

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06 (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetland, flora and fauna.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws (including common law), regulations, standards, ordinances, rules, judgments, interpretations, orders, decrees, permits, agreements or governmental restrictions relating to pollution or the protection of the Environment or human health (to the extent related to exposure to hazardous materials), including those relating to the manufacture, generation, handling, transport, storage, treatment, Release or threat of Release of Hazardous Materials, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, directly or indirectly relating to (a) any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) Release or threatened Release of any Hazardous Materials, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, certification, registration, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or Section 414(c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan, (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent, (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, (e) the institution by the PBGC of proceedings to terminate a Pension Plan, (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA, (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate, or (i) a failure by the Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by the Borrower or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Rate” means:

(a)for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars for a period equal in length to such Interest Period) (“LIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b)for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at or about 11:00 a.m., London time, two (2) London Banking Days prior to such date for Dollar deposits with a term of one (1) month commencing that day;

provided, that, if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Eurodollar Rate Loan” means a Revolving Loan or a Term Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Account” means (a) any zero balance account, (b) any withholding tax, trust, escrow, payroll and other fiduciary account, (c) any employee benefit account, (d) any account not located in the United States (or any political subdivision thereof), and (e) any petty cash account (provided, that, the aggregate amount on deposit in all petty cash accounts excluded pursuant to this clause (e) shall not exceed $20,000,000).

“Excluded Property” means, with respect to any Loan Party: (a)(i) any owned real property of such Loan Party, and (ii) any leased real property of such Loan Party; (b) any personal property (including motor vehicles, airplanes and other assets subject to certificates of title) of such Loan Party in respect of which perfection of a Lien is not either (i) governed by the UCC, or (ii) effected by appropriate evidence of the Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office; (c) the Equity Interests of any Foreign Subsidiary owned by such Loan Party to the extent not required to be pledged to secure the Secured Obligations pursuant to Section 6.13(a); (d) any property of such Loan Party which, subject to the terms of Section 7.09, is subject to a Lien of the type described in Section 7.01(c) pursuant to documents that prohibit such Loan Party from granting any other Liens in such property; (e) any general intangible, permit, lease, license, contract or other instrument of such Loan Party to the extent the grant of a security interest in such general intangible, permit, lease, license, contract or other instrument in the manner contemplated by the Collateral Documents, under the terms thereof or under applicable Law, is prohibited and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter such Loan Party’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both); provided, that, (i) any such limitation described in the foregoing clause (e) on the security interests granted pursuant to the Collateral Documents shall only apply to the extent that any such prohibition is not rendered ineffective pursuant to the UCC or other applicable Law (including Debtor Relief Laws) or principles of equity, and (ii) in the event of the termination or elimination of any such prohibition or the requirement for any consent contained in any applicable Law, general intangible, permit, lease, license, contract or other instrument, to the extent sufficient to permit any such item to become Collateral, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, or the elimination of such limitation, as applicable, a security interest in such general intangible, permit, lease, license, contract or other instrument shall be automatically and simultaneously granted under the Collateral Documents and shall be included as Collateral; (f) any asset of such Loan Party if the pledge of, or the granting of a security interest in, such asset is prohibited by any Law applicable to such Loan Party; provided, that, (i) any such prohibition described in this clause (f) on the security interests granted pursuant to the Collateral Documents shall only apply to the extent that any such prohibition would not be rendered ineffective pursuant to the UCC or any other applicable Law (including Debtor Relief Laws) or principles of equity, and (ii) in the event of the termination or elimination of any such prohibition contained in any applicable Law, a security interest in such asset shall be automatically and simultaneously granted under the Collateral Documents and shall be included as Collateral; (g) any “intent-to-use” application for registration of a Trademark (as defined in the Security Agreement) of such Loan Party filed in the United States Patent and Trademark Office pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law; and (h) any asset of such Loan Party as to which the Administrative Agent and the Borrower agree in writing that the cost or other consequences of obtaining a security interest therein or perfection thereof are excessive in view of the benefits to be obtained by the Secured Parties therefrom.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor a Lien to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.11 and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or grant by such Guarantor of a Lien, becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or Lien is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.13), or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Sections 3.01(b) or (d), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office; (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(f); and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing JPMorgan Letter of Credit” means each Existing Letter of Credit issued by JPMorgan.

“Existing Letter of Credit” means each letter of credit set forth on Schedule 1.01(c).

“Facility” means a Term Facility or the Revolving Facility, as the context may require.

“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Aggregate Commitments have terminated; (b) all Obligations have been paid in full in cash (other than contingent indemnification obligations for which no claim has been asserted); and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the applicable L/C Issuers shall have been made).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that, if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Fee Letter” means the fee letter agreement, dated January 11, 2021, among the Borrower, Bank of America and BofA Securities.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender that is a Revolving Lender, (a) with respect to each L/C Issuer, such Defaulting Lender’s Applicable Revolving Percentage of the outstanding L/C Obligations other than L/C Obligations, as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Revolving Percentage of Swingline Loans, other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all obligations of such Person, whether current or long-term, for borrowed money (including the Obligations) and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all purchase money Indebtedness of such Person; (c) the principal portion of all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person or any Subsidiary thereof (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business); (d) all obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (e) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than ninety (90) days after the date on which such trade account payable was created), including any Earn Out Obligations; (f) all Attributable Indebtedness of such Person; (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (h) all Funded Indebtedness of other Persons secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; (i) all Guarantees provided by such Person with respect to Funded Indebtedness of another Person; and (j) all Funded Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, except to the extent that such Funded Indebtedness is expressly made non-recourse to such Person.  For purposes hereof, the amount of any direct obligation arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments shall be the maximum amount available to be drawn thereunder.

“Funding Indemnity Letter” means a funding indemnity letter, in form and substance satisfactory to the Administrative Agent.

“GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), including the FASB ASC, that are applicable to the circumstances as of the date of determination, consistently applied and subject to Section 1.03.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed or expressly undertaken by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith; provided, that, with respect to any Guarantee of the type described in clause (b) above, to the extent the Indebtedness or other obligation secured thereby has not been assumed by the guarantor or is nonrecourse to the guarantor, the amount of such Guarantee shall be deemed to be an amount equal to the lesser of (i) the fair market value of the assets subject to such Lien, and (ii) the Indebtedness or other obligation secured thereby.  The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning specified in Section 10.01.

“Guarantor” means each of (a) each Person identified under the heading “Guarantors” on the signature pages hereto, (b) each Domestic Subsidiary of the Borrower that is or may from time to time become a Guarantor pursuant to Section 6.12, and (c) with respect to (i) Additional Secured Obligations owing by any Loan Party or any Subsidiary, and (ii) any Swap Obligation of a Specified Loan Party (determined before giving effect to Sections 10.01 and 10.11) under the Guaranty, the Borrower.

“Guaranty” means, collectively, the Guarantee made by the Guarantors under Article X in favor of the Secured Parties, together with each other guaranty delivered pursuant to Section 6.12.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes and all other substances, wastes, chemicals, pollutants, contaminants or compounds of any nature in any form regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person, in its capacity as a party to a Swap Contract, that, (a) at the time it enters into a Swap Contract not prohibited by this Agreement with a Loan Party or a Subsidiary, is a Lender, or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Swap Contract not prohibited by this Agreement with a Loan Party or a Subsidiary, in each case, even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender; provided, that, in the case of a Secured Hedge Agreement with a Person who is no longer a Lender (or an Affiliate of a Lender), such Person shall be considered a Hedge Bank only through the stated termination date (without extension or renewal) of such Secured Hedge Agreement; provided, further, that, for any of the foregoing to be included as a “Secured Hedge Agreement” on any date of determination by the Administrative Agent, the applicable Hedge Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“HMT” has the meaning specified in the definition of “Sanction(s)”.

“Immaterial Subsidiary” means AeroVironment, Inc., an entity organized under the laws of Afghanistan; provided, that, such entity shall cease to be an Immaterial Subsidiary if, as of any date of determination, for the Measurement Period most recently ended on or prior to such date for which financial statements have been (or were required to be) delivered pursuant Section 6.01(a) or Section 6.01(b), such entity has revenues in excess of one percent (1%) of the Consolidated revenues of the Borrower and its Subsidiaries for such Measurement Period (it being understood and agreed that from and after the initial date on which such entity no longer constitutes an Immaterial Subsidiary (such initial date, the “Redesignation Date”), such entity shall not constitute an Immaterial Subsidiary for purposes of this Agreement (even if the revenues of such entity for any Measurement Period ending subsequent to the Resignation Date do not exceed one percent (1%) of the Consolidated revenues of the Borrower and its Subsidiaries for such Measurement Period)).

“Incremental Amount” means, as of any date of determination, an amount equal to the sum of (a) the total of (i) $100,000,000, minus (ii) the aggregate original principal amount of all Incremental Facilities incurred in reliance on clause (a)(i) prior to such date, plus (b) an unlimited amount, so long as, after giving effect to the incurrence of any Incremental Facility on a Pro Forma Basis (and assuming for such purpose that such Incremental Facility is fully drawn), the Consolidated Leverage Ratio shall not exceed 2.00 to 1.0 (this clause (b), the “Leverage-Based Prong”) (it being understood and agreed that for purposes of determining the Incremental Amount on any date in connection with the incurrence of any Incremental

Facility, to the extent one or more Incremental Facilities is being incurred on such date in reliance on both clause (a) above and the Leverage-Based Prong, any portion of such Incremental Facilities incurred on such date in reliance on clause (a) above shall be disregarded for purpose of determining the amount of such Incremental Facilities that may be incurred on such date in reliance on the Leverage-Based Prong).

“Incremental Facility” has the meaning specified in Section 2.02(g).

“Incremental Term Borrowing” means, with respect to any Incremental Term Facility, a borrowing under such Incremental Term Facility consisting of simultaneous Incremental Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by Incremental Term Lenders under such Incremental Term Facility pursuant to Section 2.01(c).

“Incremental Term Commitment” means, with respect to any Incremental Term Facility, as to each Incremental Term Lender under such Incremental Term Facility, its obligation to make an Incremental Term Loan under such Incremental Term Facility.

“Incremental Term Facility” has the meaning specified in Section 2.02(g).

“Incremental Term Facility Agreement” has the meaning specified in Section 2.02(g)(ii)(D).

“Incremental Term Facility Maturity Date” means, with respect to any Incremental Term Facility, the maturity date of such Incremental Term Facility set forth in the Incremental Term Facility Agreement executed and delivered pursuant to Section 2.02(g)(ii) in connection with such Incremental Term Facility.

“Incremental Term Lender” means, with respect to any Incremental Term Facility, (a) at any time on or prior to the funding of the Incremental Term Loans under such Incremental Term Facility, any Person that has an Incremental Term Commitment under such Incremental Term Facility at such time, and (b) at any time thereafter, any Person that holds an Incremental Term Loan under such Incremental Term Facility at such time.

“Incremental Term Loan” means, with respect to any Incremental Term Facility, an advance made by an Incremental Term Lender under such Incremental Term Facility.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all Funded Indebtedness of such Person; (b) the Swap Termination Value of any Swap Contract entered into by Person; (c) all Guarantees provided by such Person with respect to Indebtedness of any other Person; and (d) all Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person or a Subsidiary thereof is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person or such Subsidiary.

“Indemnified Taxes” means all (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Indemnitee” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Intellectual Property” means all intellectual property rights, whether registered or unregistered, including all registered trademarks and service marks, trademark applications, trade names, copyright registrations, copyright applications, patents, patent applications, and intellectual property licenses.

“Intercompany Debt” has the meaning specified in Section 7.02(g).

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, that, if any Interest Period for a Eurodollar Rate Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or any Swingline Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made (with Swingline Loans being deemed made under the Revolving Facility for purposes of this definition).

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one (1), two (2), three (3) or six (6) months thereafter (in each case, subject to availability), as selected by the Borrower in its Loan Notice; provided, that: (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and (c) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person (including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guaranties Indebtedness of such other Person), or (c) an Acquisition.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but, in each case, net of any return in respect thereof, including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts.

“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Loan Party or any Subsidiary.

“IRS” means the United States Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application and any other document, agreement and instrument entered into by an L/C Issuer and the Borrower (or any Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit C executed and delivered in accordance with the provisions of Section 6.12.

“JPMorgan” means JPMorgan Chase Bank, N.A.

“Junior Debt” means any Indebtedness that is (a) subordinated in right of payment to the Secured Obligations, (b) secured by a Lien on the Collateral junior to the Liens created under the Collateral Documents, or (c) unsecured.

“Junior Debt Payment” means any voluntary or optional payment or prepayment of principal of, or any redemption, purchase, retirement, extinguishment, defeasance, discharge or other satisfaction prior to the scheduled maturity of (including any optional redemption, refinancing, conversion, required repurchase, exchange, open market purchase, or privately negotiated purchase), any Junior Debt.

“Latest Maturity Date” means, as of any date of determination, the latest Maturity Date in effect as of such date.

“Law” means any international, foreign, federal, state and local statute, treaty, rule, guideline, regulation, ordinance, code or administrative or judicial precedent or authority, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and any applicable administrative order, directed duty, request, license, authorization or permit of, or agreement with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Commitment” means, with respect to each L/C Issuer, the commitment of such L/C Issuer to issue Letters of Credit hereunder.  The initial amount of each L/C Issuer’s L/C Commitment is set forth on Schedule 1.01(b) or, with respect to any L/C Issuer that becomes an L/C Issuer after the Closing Date, as set forth for such L/C Issuer as its L/C Commitment in the Register.  The L/C Commitment of any L/C Issuer may be modified from time to time by agreement between such L/C Issuer and the Borrower and notified to the Administrative Agent.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Disbursement” means any payment made by any L/C Issuer pursuant to a Letter of Credit.

“L/C Issuer” means (a) Bank of America, in its capacity as issuer of Letters of Credit hereunder, (b) any other Lender selected by the Borrower pursuant to Section 2.03(s) from time to time to issue Letters of Credit hereunder (provided, that, no Lender shall be required to become an L/C Issuer pursuant to this clause (b) without such Lender’s consent), and (c) solely with respect to the Existing JPMorgan Letters of Credit, JPMorgan.

“L/C Obligations” means, as at any date of determination, (a) the aggregate amount available to be drawn under all outstanding Letters of Credit as of such date, plus (b) the aggregate of all Unreimbursed Amounts as of such date.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“LCA Test Date” has the meaning specified in Section 1.03(e).

“Lender” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Agreement, and their successors and assigns and, unless the context requires otherwise, includes the Swingline Lender.

“Lending Office” means, as to the Administrative Agent, any L/C Issuer or any Lender, the office or offices of such Person described as such in such Person’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Borrower and the Administrative Agent; which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate.

“Letter of Credit” means any letter of credit issued hereunder and shall include the Existing Letters of Credit.  A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven (7) days prior to the Revolving Facility Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(l).

“Letter of Credit Sublimit” means, as of any date of determination, an amount equal to the lesser of (a) $10,000,000, and (b) the amount of the Revolving Facility as of such date.  The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Facility.

“Leverage-Based Prong” has the meaning specified in the definition of “Incremental Amount”.

“Leverage Increase Period” has the meaning specified in Section 7.11(a).

“LIBOR” has the meaning specified in the definition of “Eurodollar Rate.”

“LIBOR Rate” has the meaning specified in the definition of “Eurodollar Rate.”

“LIBOR Replacement Date” has the meaning specified in Section 3.03(c).

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“LIBOR Successor Rate” has the meaning specified in Section 3.03(c).

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, the definition of Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of Business Day, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property and any financing lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Acquisition” means a Permitted Acquisition whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

“Limited Condition Acquisition Agreement” means, with respect to any Limited Condition Acquisition, the definitive documentation for such Limited Condition Acquisition.

“Limited Conditionality Provision” has the meaning specified in Section 4.01.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan, a Revolving Loan or a Swingline Loan.

“Loan Document” means each of this Agreement, each Note, the Guaranty, each Collateral Document, the Fee Letter, each Issuer Document, each other agreement, instrument or document designated by its terms as a “Loan Document,” and each agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.14 (but specifically excluding any Secured Hedge Agreement or any Secured Cash Management Agreement).

“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other pursuant to Section 2.02(a), or (c) a continuation of Eurodollar Rate Loans pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit D or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Loan Party” means each of the Borrower and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, or (b) a material adverse effect on (i) the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents, (ii) the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party, or (iii) the rights, remedies and benefits available to, or conferred upon, the Administrative Agent or any Lender under any Loan Documents.

“Maturity Date” the Term A Facility Maturity Date, the Revolving Facility Maturity Date, or the applicable Incremental Term Facility Maturity Date, as the context may require.

“Maximum Rate” has the meaning specified in Section 11.09.

“Measurement Period” means, at any date of determination, the four (4) fiscal quarters of the Borrower most recently completed on or prior to such date of determination.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during any period when a Lender constitutes a Defaulting Lender, an amount equal to one hundred three percent (103%) of the Fronting Exposure of each applicable L/C Issuer with respect to Letters of Credit issued and outstanding at such time, and (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with any provision of this Agreement (other than for the purposes described in clause (a) above), an amount equal to one hundred three percent (103%) of the Outstanding Amount of all L/C Obligations, plus any accrued and unpaid interest thereon.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by any Loan Party or any Subsidiary in connection with any Disposition, Debt Issuance or Involuntary Disposition, net of (a) direct costs incurred in connection therewith (including legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable as a result thereof, and (c) in the case of any Disposition or any Involuntary Disposition, the amount necessary to retire any Indebtedness secured by a Permitted Lien (ranking senior to any Lien created pursuant to the Collateral Documents) on the related property; it being understood that “Net Cash Proceeds” shall include any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any Loan Party or any Subsidiary in connection with any Disposition, Debt Issuance or Involuntary Disposition.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01, and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(ii).

“Non-Reimbursement Notice” has the meaning specified in Section 2.03.

“Non-Wholly Owned Subsidiary” means any Subsidiary that is not a Wholly Owned Subsidiary of the Borrower.

“Not Otherwise Applied” means, with reference to any proceeds of any transaction or event or of the Available Amount that is proposed to be applied to a particular use or transaction, that such amount has not previously been (and is not simultaneously being) applied to anything other than such particular use or transaction.

“Note” has the meaning specified in Section 2.11(a).

“Notice of Additional L/C Issuer” means a notice delivered pursuant to Section 2.03(s), in form and substance reasonably satisfactory to the Administrative Agent.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit E or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, and (b) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof pursuant to any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses and fees are allowed claims in such proceeding; provided, that, Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means: (a) with respect to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement (or equivalent or comparable documents with respect to any non-U.S. jurisdiction); (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction); (d) with respect to all entities, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction); and (e) with respect to all entities, any agreement among the holders of the Equity Interests of such entity concerning the organization, operation, governance or management of such entity or the rights and obligations of such holders.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (a) with respect to Term Loans, Revolving Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Loans and Swingline Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“PATRIOT Act” has the meaning specified in Section 11.19.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards with respect to Pension Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate or with respect to which the Borrower or any ERISA Affiliate has any liability and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Acquisition” means an Acquisition by any Loan Party; provided, that, (a) no Default shall have occurred and be continuing or would result from such Acquisition; (b) the property acquired (or the property of the Person acquired) shall constitute Eligible Assets (without giving effect to the exclusion of current assets in the definition thereof); (c) the Person acquired in connection with such Acquisition will become a Loan Party and/or the assets acquired shall be subject to Liens in favor of the Administrative Agent, in each case in accordance with, and to the extent required by, Section 6.12 and Section 6.13; (d) such Acquisition shall not be a “hostile” acquisition and shall have been approved by the board of directors and/or the shareholders (or equivalent) of the applicable Loan Party and the Person acquired in connection with such Acquisition; (e) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving Pro Forma Effect to such Acquisition, (i) the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11 as of the most recently ended fiscal quarter of the Borrower for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or Section 6.01(b), and (ii) the Consolidated Leverage Ratio is at least 0.25 less than the ratio required to be maintained at such time by Section 7.11(a); and (f) prior to the consummation of any such Acquisition for which the Acquisition Consideration exceeds $25,000,000, the Administrative Agent shall have received, if available, (i) to the extent such Acquisition is the Acquisition of a Person, quarterly and audited financial statements of such Person for its most recently ended fiscal year and any fiscal quarters ended within the fiscal year to date, and (ii) consolidated projected income statements of the Borrower and its Subsidiaries (on a Pro Forma Basis after giving effect to such Acquisition), in form and substance reasonably satisfactory to the Administrative Agent.

“Permitted Liens” has the meaning specified in Section 7.01.

“Permitted Real Property Encumbrances” means (a) as to any particular real property at any time, such easements, encroachments, covenants, restrictions, rights of way, minor defects, irregularities or encumbrances on title which do not, in the reasonable opinion of the Administrative Agent, materially impair such real property for the purpose for which it is held by the applicable Loan Party, applicable Subsidiary, or owner, as the case may be, (b) municipal and zoning laws, regulations, codes and ordinances which are not violated in any material respect by the existing improvements and the present use made by the applicable Loan Party, the applicable Subsidiary, or owner, as the case may be, of such real property, (c) general real estate taxes and assessments not yet delinquent, and (d) leases and subleases of real property entered into in the ordinary course of business so long as such leases and subleases do not interfere in any material respect with the business of the Borrower and its Subsidiaries or materially impair the use (for its intended purpose) or value of the real property subject thereto.

“Permitted Refinancing” means, with respect to any Indebtedness of any Person, any modification, refinancing, refunding, renewal or extension of such Indebtedness; provided, that, (a) the principal amount (or accreted value, if applicable) thereof does not exceed the outstanding principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended on the date of such modification, refinancing, refund, renewal or extension, except by an amount equal to (i) unpaid accrued interest and premiums thereon (including tender premiums), plus reasonable fees and expenses (including upfront fees and original issue discount) incurred in connection with such modification, refinancing, refunding, renewal or extension, plus (ii) any existing commitments unutilized thereunder, (b) such modification, refinancing, refunding, renewal or extension has (i) a final maturity date equal to or later than the final maturity date of the Indebtedness being modified, refinanced, refunded, renewed or extended, and (ii) a Weighted Average Life to Maturity equal to or longer than the then-remaining Weighted Average Life to Maturity of the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) immediately before and after giving effect thereto, (i) no Default shall have occurred and be continuing, and (ii) the Loan Parties shall be in compliance on a Pro Forma Basis with the financial covenants set forth in Section 7.11 as of the most recently ended fiscal quarter of the Borrower for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or (b) (and, if requested by the Administrative Agent or any Lender, the Borrower shall deliver to the Administrative Agent a Pro Forma Compliance Certificate demonstrating compliance with such condition), (d) the direct and contingent obligors of such Indebtedness shall not be changed, as a result of or in connection with such modification, refinancing, refunding, renewal or extension, (e) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Secured Obligations, such modification, refinancing, refunding, renewal or extension shall be subordinated to the Secured Obligations on terms at least as favorable, taken as a whole, to the Secured Parties as those contained in the documentation governing the Indebtedness being so modified, refinanced, refunded, renewed or extended, (f) if the Indebtedness being modified, refinanced, refunded, renewed or extended is unsecured, such modification, refinancing, refunding, renewal or extension shall be unsecured, and (g) the terms (excluding pricing, fees, rate floors, discounts, premiums and optional prepayments or redemption terms) of such Indebtedness shall not be changed in any manner that is materially adverse, taken as a whole, to the Borrower or any Subsidiary, as applicable, as a result of or in connection with such modification, refinancing, refunding, renewal or extension, except for terms applicable only to periods after the then-Latest Maturity Date.

“Permitted Transfer” means: (a) Dispositions of used, obsolete, damaged, worn-out or surplus equipment, or property no longer useful in the conduct of the business of the Borrower and its Subsidiaries or otherwise economically impracticable to maintain whether now owned or hereafter acquired, in the ordinary course of business; (b) Disposition of inventory and other goods held for sale, in each case in the ordinary course of business; (c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property; (d) Dispositions of property (including Equity Interests) to the Borrower or to a Subsidiary; provided, that, if the transferor of such property is a Loan Party, (i) the transferee thereof must be a Loan Party, or (ii) if such Disposition constitutes an Investment, it is permitted pursuant to Section 7.03 (without reference to this definition or to Section 7.05 (or, in each case, to any clause hereof or thereof)); (e) to the extent constituting Dispositions, fundamental changes permitted pursuant to Section 7.04 and Restricted Payments permitted pursuant to Section 7.06 (in each case, without reference to this definition or to Section 7.05 (or, in each case, to any clause hereof or thereof)); (f) non-exclusive licenses of Intellectual Property in the ordinary course of business; (g) the lapse or abandonment of any registration, or application for registration, of Intellectual Property, in each case in the ordinary course of business and which do not interfere in any material respect with the business of the Borrower and its Subsidiaries taken as a whole; (h) Dispositions of accounts receivable in connection with the collection or compromise thereof; (i) licenses, sublicenses, leases, and subleases of property (other than Intellectual Property), and the termination or non-renewal thereof, in each case in the ordinary course of business and which do not interfere in any material respect with the business of the Borrower and its Subsidiaries taken as a whole; (j) Dispositions of cash and Cash Equivalents in the ordinary course of business; (k) Involuntary Dispositions; (l) consignments of equipment or inventory in the ordinary course of business; (m) Dispositions in connection with the termination or unwinding of Swap Contracts; and (n) any Disposition of Equity Interests or Indebtedness of the Turkish Subsidiary by the Borrower to any other owner of the Equity Interests of the Turkish Subsidiary.

“Permitted Unsecured Debt” means unsecured Indebtedness of the Borrower or any Subsidiary; provided, that, (a) no Default shall have occurred and be continuing at the time of incurrence of such Indebtedness or would result therefrom, (b) such Indebtedness has a maturity date that is at least ninety-one (91) days after the Latest Maturity Date (and the terms of such Indebtedness shall not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the date that is ninety-one (91) days after the Latest Maturity Date (other than customary offers to repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default)), (c) if such Indebtedness is subordinated in right of payment to the Secured Obligations, such Indebtedness shall be subordinated to the Secured Obligations on terms and conditions reasonably acceptable to the Administrative Agent, (d) none of the obligors or guarantors with respect to such Indebtedness shall be a Person that is not a Loan Party, (e) the terms and conditions of such Indebtedness (including financial covenants, affirmative covenants, negative covenants, representations and warranties and defaults) are customary for similar Indebtedness in light of then-prevailing market conditions and in any event, when taken as a whole (other than interest rate and redemption premiums), are no more restrictive to the Borrower and its Subsidiaries than the terms and conditions set forth in the Loan Documents, and (f) upon giving Pro Forma Effect to the incurrence of such Indebtedness (after giving effect to any Specified Transaction consummated in connection with the incurrence of such Indebtedness and assuming for such purposes that such Indebtedness is fully drawn), (i) the Loan Parties will be in compliance with the financial covenants set forth in Section 7.11 as of the most recently ended fiscal quarter of the Borrower for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or (b), and (ii) the Consolidated Leverage Ratio will be at least 0.25 less than the ratio required to be maintained at such time by Section 7.11(a) (and, if requested by the Administrative Agent or any Lender, the Borrower shall deliver to the Administrative Agent a Pro Forma Compliance Certificate demonstrating compliance with the conditions set forth in this clause (f)).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Pre-Adjustment Successor Rate” has the meaning specified in Section 3.03(c).

“Prism Acquisition” means the Acquisition identified by the Borrower to the Administrative Agent prior to the Closing Date as the “Prism Acquisition.”

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” means, in respect of a Specified Transaction, that such Specified Transaction and the following transactions in connection therewith (to the extent applicable) shall be deemed to have occurred on and as of the first day of the relevant Measurement Period: (a)(i) with respect to any Disposition, Involuntary Disposition or sale, transfer or other disposition that results in a Person ceasing to be a Subsidiary, income statement and cash flow statement items (whether positive or negative) attributable to the Person or property disposed of shall be excluded, and (ii) with respect to any Acquisition or other Investment that results in a Person becoming a Subsidiary, income statement and cash flow statement items (whether positive or negative) attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for the Borrower and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01, and (B) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent; (b) any retirement of Indebtedness (it being understood and agreed that in connection with any retirement of Indebtedness, interest accrued during the relevant Measurement Period shall be excluded from the applicable calculations); and (c) any incurrence or assumption of Indebtedness by the Borrower or any of its Subsidiaries (and if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided, that, (x) Pro Forma Basis, Pro Forma Compliance and Pro Forma Effect in respect of any Specified Transaction shall be calculated in a reasonable and factually supportable manner, and (y) any such calculation shall be subject to the applicable limitations set forth in the definition of Consolidated EBITDA.

“Pro Forma Compliance Certificate” means a certificate of a Responsible Officer of the Borrower containing reasonably detailed calculations of the financial covenants set forth in Section 7.11 as of the most recently ended fiscal quarter of the Borrower for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or Section 6.01(b), as applicable, after giving Pro Forma Effect to the applicable Specified Transaction.

“Pro Forma Financial Statements” has the meaning specified in Section 4.01(d)(v).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 11.21.

“Qualified Acquisition” means a Permitted Acquisition (or series of related Permitted Acquisitions consummated in any six-month period) for which the aggregate Acquisition Consideration therefor is at least $75,000,000, but only to the extent that at least $75,000,000 of such Acquisition Consideration is funded with the proceeds of Consolidated Funded Indebtedness (including any Consolidated Funded Indebtedness assumed by the Borrower or any of its Subsidiaries in connection with such Permitted Acquisition(s)); provided, that, for any Permitted Acquisition (or series of related Permitted Acquisitions) to qualify as a “Qualified Acquisition,” the Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower certifying that such Permitted Acquisition (or series of related Permitted Acquisitions) meets the criteria set forth in this definition and notifying the Administrative Agent that the Borrower has elected to treat such Permitted Acquisition (or series of related Permitted Acquisitions) as a “Qualified Acquisition”.

“Qualified Capital Stock” of any Person means any Equity Interests of such Person that are not Disqualified Capital Stock.

“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualifying Control Agreement” means an agreement, among a Loan Party, a depository institution or securities intermediary and the Administrative Agent, which agreement is in form and substance acceptable to the Administrative Agent and which provides the Administrative Agent with “control” (as such term is used in Article 9 of the UCC) over the deposit account(s) or securities account(s) described therein.

“Recipient” means the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Redesignation Date” has the meaning specified in the definition of “Immaterial Subsidiary.”

“Register” has the meaning specified in Section 11.06(c).

“Regulation U” means Regulation U of the FRB, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Related Adjustment” means, in determining any LIBOR Successor Rate, the first relevant available alternative set forth in the order below that can be determined by the Administrative Agent applicable to such LIBOR Successor Rate:

(a)the spread adjustment, or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governing Body for the relevant Pre-Adjustment Successor Rate (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto) and which adjustment or method (i) is published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion, or (ii) solely with respect to Term SOFR, if not currently published, which was previously so recommended for Term SOFR and published on an information service acceptable to the Administrative Agent; or

(b)the spread adjustment that would apply (or has previously been applied) to the fallback rate for a derivative transaction referencing the ISDA Definitions (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers, and representatives of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

“Relevant Governing Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York.

“Removal Effective Date” has the meaning specified in Section 9.06.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Term Borrowing, a Revolving Borrowing, a conversion or continuation of Term Loans, or a conversion or continuation of Revolving Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swingline Borrowing, a Swingline Loan Notice.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than fifty percent (50%) of the Total Credit Exposures of all Lenders at such time; provided, that, if at any time there exists two (2) or more Lenders that are not Affiliates, “Required Lenders” shall mean at least two (2) Lenders having Total Credit Exposures representing more than fifty percent (50%) of the Total Credit Exposures of all Lenders at such time.  The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided, that, the amount of any participation in any Swingline Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swingline Lender or the applicable L/C Issuer, as the case may be, in making such determination.

“Required Revolving Lenders” means, at any time, Revolving Lenders having Total Revolving Credit Exposures representing more than fifty percent (50%) of the Total Revolving Credit Exposures of all Revolving Lenders at such time; provided, that, if at any time there exists two (2) or more Revolving Lenders that are not Affiliates, “Required Revolving Lenders” shall mean at least two (2) Revolving Lenders having Total Revolving Credit Exposures representing more than fifty percent (50%) of the Total Revolving Credit Exposures of all Revolving Lenders at such time.  The Total Revolving Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time; provided, that, the amount of any participation in any Swingline Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Revolving Lender that is the Swingline Lender or the applicable L/C Issuer, as the case may be, in making such determination.

“Resignation Effective Date” has the meaning specified in Section 9.06.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to any Loan Party, (a) the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of such Loan Party, (b) solely for purposes of the delivery of incumbency certificates pursuant to this Agreement, the secretary or any assistant secretary of such Loan Party, and (c) solely for purposes of notices given pursuant to Article II, (i) any other officer or employee of such Loan Party so designated by any of the officers of such Loan Party identified in clause (a) above or clause (b) above in a notice to the Administrative Agent, or (ii) any other officer or employee of such Loan Party designated in or pursuant to an agreement between such Loan Party and the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.  To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Administrative Agent, appropriate authorization documentation, in form and substance satisfactory to the Administrative Agent.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares (or equivalent) of any class of Equity Interests of the Borrower or any Subsidiary, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares (or equivalent) of any class of Equity Interests of the Borrower or any Subsidiary, now or hereafter outstanding, and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interests of the Borrower or any Subsidiary, now or hereafter outstanding.

“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Lenders pursuant to Section 2.01(b).

“Revolving Commitment” means, as to each Revolving Lender, such Revolving Lender’s obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Lender’s name on Schedule 1.01(b) under the caption “Revolving Commitment” or opposite such caption in the Assignment and Assumption or other documentation pursuant to which such Revolving Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.  The Revolving Commitments of all of the Revolving Lenders on the Closing Date shall be $100,000,000.

“Revolving Exposure” means, as to any Revolving Lender at any time, the aggregate principal amount of such Revolving Lender’s (a) outstanding Revolving Loans at such time, plus (b) participation in L/C Obligations at such time, plus (c) participation in Swingline Loans at such time.

“Revolving Facility” means, at any time, the aggregate amount of the Revolving Lenders’ Revolving Commitments at such time.

“Revolving Facility Maturity Date” means February 19, 2026; provided, that, if such date is not a Business Day, the Revolving Facility Maturity Date shall be the immediately preceding Business Day.

“Revolving Lender” means, at any time, (a) so long as any Revolving Commitment is in effect at such time, any Person that has a Revolving Commitment at such time, or (b) if the Revolving Commitments have terminated or expired at such time, any Person that has a Revolving Loan or a participation in L/C Obligations or Swingline Loans at such time.

“Revolving Loan” has the meaning specified in Section 2.01(b).

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

“Sale and Leaseback Transaction” means, with respect to any Loan Party or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby such Loan Party or such Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“Scheduled Unavailability Date” has the meaning specified in Section 3.03.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement between any Loan Party or any Subsidiary and any Cash Management Bank.

“Secured Hedge Agreement” means any interest rate, currency, foreign exchange, or commodity Swap Contract not prohibited by this Agreement between any Loan Party or any Subsidiary and any Hedge Bank.

“Secured Obligations” means all Obligations and all Additional Secured Obligations.

“Secured Party” means each of the Administrative Agent, each Lender, each L/C Issuer, each Hedge Bank, each Cash Management Bank, each Indemnitee, and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05.

“Secured Party Designation Notice” means a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit F.

“Securities Act” means the Securities Act of 1933.

“Securitization Transaction” means, with respect to any Person, any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which such Person or any Subsidiary of such Person may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of such Person.

“Security Agreement” means the security and pledge agreement, dated as of the Closing Date, executed in favor of the Administrative Agent by each of the Loan Parties.

“Sellers” has the meaning specified in the Preliminary Statements.

“SOFR” with respect to any Business Day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day and, in each case, that has been selected or recommended by the Relevant Governing Body.

“Solvency Certificate” means a solvency certificate in substantially in the form of Exhibit G.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Closing Date Acquisition Agreement Representations” means the representations and warranties made by the Closing Date Acquisition Target in the Closing Date Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Borrower (or any of its Affiliates) has the right to terminate the Borrower’s (or such Affiliate’s) obligations under the Closing Date Acquisition Agreement, or has the right not to consummate the Closing Date Acquisition, in each case as a result of a breach of such representations and warranties in the Closing Date Acquisition Agreement.

“Specified Event of Default” means any Event of Default pursuant to Section 8.01(a), Section 8.01(f), or Section 8.01(g).

“Specified Loan Party” means any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.11).

“Specified Representations” means the representations and warranties of the Loan Parties set forth in Sections 5.01(a) (solely as to the valid existence of the Loan Parties), 5.01(b)(ii), 5.02(a), 5.02(b)(i), 5.02(b)(iii), 5.04, 5.13, 5.16 (as of the Closing Date after giving effect to the Transactions), 5.17 (solely as it relates to the use of proceeds of Credit Extensions made on the Closing Date), and Section 5.19(a) (but subject to the Limited Conditionality Provision).

“Specified Transaction” means (a) any Acquisition, any Disposition, any sale, transfer or other disposition that results in a Person ceasing to be a Subsidiary, any Involuntary Disposition, or any Investment that results in a Person becoming a Subsidiary, (b) any incurrence or repayment of Indebtedness, or (c) any other event that by the terms of the Loan Documents requires Pro Forma Compliance with a test or covenant, calculation as to Pro Forma Effect with respect to a test or covenant, or requires such test or covenant to be calculated on a Pro Forma Basis.

“Subordinating Loan Party” has the meaning specified in Section 11.16.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Supported QFC” has the meaning specified in Section 11.21.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms, and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swingline Borrowing” means a borrowing of a Swingline Loan pursuant to Section 2.04.

“Swingline Commitment” means the commitment of the Swingline Lender to make Swingline Loans hereunder.  The initial amount of the Swingline Commitment is set forth on Schedule 1.01(b). The Swingline Commitment may be modified from time to time by agreement between the Swingline Lender and the Borrower and notified to the Administrative Agent.

“Swingline Lender” means Bank of America, in its capacity as provider of Swingline Loans, or any successor swingline lender hereunder.

“Swingline Loan” has the meaning specified in Section 2.04(a).

“Swingline Loan Notice” means a notice of a Swingline Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit H or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swingline Sublimit” means, as of any date of determination, an amount equal to the lesser of (a) $10,000,000, and (b) the amount of the Revolving Facility as of such date.  The Swingline Sublimit is part of, and not in addition to, the Revolving Facility.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including Sale and Leaseback Transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Telerob Acquisition” means the Acquisition by the Borrower of Telerob Gesellschaft für Fernhantierungstechnik mbH; provided, that, such Acquisition is consummated on substantially the terms disclosed to the Administrative Agent prior to the Closing Date.

“Telerob Immaterial Subsidiary” means any Domestic Subsidiary acquired in connection with the Telerob Acquisition that is not, as of any date of determination, a Telerob Material Subsidiary.

“Telerob Material Subsidiary” means any Domestic Subsidiary acquired in connection with the Telerob Acquisition that has (when taken together with its Subsidiaries), as of any date of determination, for the Measurement Period most recently ended on or prior to such date for which financial statements have been (or were required to be) delivered pursuant Section 6.01(a) or Section 6.01(b), revenues in excess of five percent (5%) of the Consolidated revenues of the Borrower and its Subsidiaries for such Measurement Period.

“Term A Borrowing” means a borrowing consisting of simultaneous Term A Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term A Lenders pursuant to Section 2.01(a).

“Term A Commitment” means, as to each Term A Lender, its obligation to make a Term A Loan to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term A Lender’s name on Schedule 1.01(b) under the caption “Term A Commitment”.  The Term A Commitments of all of the Term A Lenders on the Closing Date shall be $200,000,000.

“Term A Facility” means, at any time (a) on or prior to the funding of the Term A Loans on the Closing Date, the aggregate amount of the Term A Commitments at such time, and (b) thereafter, the aggregate principal amount of the Term A Loans of all Term A Lenders outstanding at such time.

“Term A Facility Maturity Date” means February 19, 2026; provided, that, if such date is not a Business Day, the Term A Facility Maturity Date shall be the immediately preceding Business Day.

“Term A Lender” means (a) at any time on or prior to the funding of the Term A Loans on the Closing Date, any Person that has a Term A Commitment at such time, and (b) at any time thereafter, any Person that holds a Term A Loan at such time.

“Term A Loan” means an advance made by a Term A Lender under the Term A Facility.

“Term Borrowing” means a Term A Borrowing or an Incremental Term Borrowing, as the context may require.

“Term Commitment” means a Term A Commitment or an Incremental Term Commitment, as the context may require.

“Term Facility” means the Term A Facility or an Incremental Term Facility, as the context may require.

“Term Loan” means a Term A Loan or an Incremental Term Loan, as the context may require.

“Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governing Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.

“Threshold Amount” means $35,000,000.

“Total Credit Exposure” means, as to any Lender at any time, (a) the unused Commitments of such Lender at such time, plus (b) the Revolving Exposure of such Lender at such time, plus (c) the Outstanding Amount of all Term Loans of such Lender at such time.

“Total Revolving Credit Exposure” means, as to any Revolving Lender at any time, (a) the unused Revolving Commitment of such Revolving Lender at such time, plus (b) the Revolving Exposure of such Revolving Lender at such time.

“Total Revolving Outstandings” means, at any time, (a) the aggregate Outstanding Amount of all Revolving Loans at such time, plus (b) the aggregate Outstanding Amount of all Swingline Loans at such time, plus (c) the aggregate Outstanding Amount of all L/C Obligations at such time.

“Transactions” means, collectively, (a) the consummation of the Closing Date Acquisition pursuant to the Closing Date Acquisition Agreement, (b) the entering into of the Loan Documents, the incurrence of the Term A Loans, and the deemed issuance of the Existing Letters of Credit hereunder, in each case on the Closing Date, (c) the consummation of the Closing Date Equity Contribution, and (d) the application of the proceeds of the Term A Loans to be borrowed on the Closing Date to (i) pay a portion of the purchase price in connection with the Closing Date Acquisition, (ii) pay the fees, costs and expenses incurred in connection with the Transactions, and (iii) consummate the Closing Date Refinancing (the amounts set forth in clauses (d)(i) through (d)(iii) above, collectively, the “Closing Date Acquisition Costs”).

“Turkish Subsidiary” means Altoy Savunma Sanayi ve Havacilik Anonim Sirketi, an entity organized under the laws of Turkey.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided, that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UCP” means the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(f).

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning specified in Section 11.21.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(f)(ii)(B)(3).

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right to so vote has been suspended by the happening of such contingency.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date of determination, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one twelfth) that will elapse between such date of determination and the making of such payment by (b) the then outstanding principal amount of such Indebtedness as of such date of determination.

“Wholly Owned Subsidiary” means, as to any Person, (a) any corporation one hundred percent (100%) of whose Equity Interests (other than directors’ qualifying shares or Equity Interests that are required to be held by another person in order to satisfy a foreign requirement of Law prescribing an equity owner resident in the local jurisdiction) is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person, and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person have a one hundred percent (100%) equity interest at such time.

“Withholding Agent” means the Borrower and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including the Loan Documents and any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law, rule and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, or disposition, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, or disposition, or similar term, as applicable, to, of or with a separate Person.  Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person).

1.03Accounting Terms.

(a)Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (i) Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at one hundred percent (100%) of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded, (ii) all liability amounts shall be determined excluding any liability relating to any operating lease, all asset amounts shall be determined excluding any right-of-use assets relating to any operating lease, all amortization amounts shall be determined excluding any amortization of a right-of-use asset relating to any operating lease, and all interest amounts shall be determined excluding any deemed interest comprising a portion of fixed rent payable under any operating lease, in each case to the extent that such liability, asset, amortization or interest pertains to an operating lease under which the covenantor or a member of its consolidated group is the lessee and would not have been accounted for as such under GAAP as in effect on December 31, 2015, and (iii) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB ASC Topic 825 “Financial Instruments” (or any other financial accounting standard having a similar result or effect) to value any Indebtedness of the Borrower or any Subsidiary at “fair value”, as defined therein. For purposes of determining the amount of any outstanding Indebtedness, no effect shall be given to any election by the Borrower to measure an item of Indebtedness using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification 825–10–25 (formerly known as FASB 159) or any similar accounting standard).

(b)Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein, and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c)Consolidation of Variable Interest Entities. All references herein to Consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a Consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary.

(d)Pro Forma Calculations.  Notwithstanding anything to the contrary contained herein, all calculations of the Consolidated Leverage Ratio (including for purposes of determining the Applicable Rate or compliance with any financial covenant set forth in Section 7.11) and the Consolidated Fixed Charge Coverage Ratio, in each case, shall be made on a Pro Forma Basis with respect to all Specified Transactions occurring during the applicable Measurement Period to which such calculation relates, and/or subsequent to the end of such Measurement Period but not later than the date of such calculation; provided, that, notwithstanding the foregoing, when calculating the Consolidated Leverage Ratio or the Consolidated Fixed Charge Coverage Ratio, in each case, for purposes of determining (i) compliance with Section 7.11, and/or (ii) the Applicable Rate, any Specified Transaction and any related adjustment contemplated in the definition of Pro Forma Basis that occurred subsequent to the end of the applicable Measurement Period shall not be given Pro Forma Effect.  For purposes of determining compliance with any provision of this Agreement which requires Pro Forma Compliance with any financial covenant set forth in Section 7.11, (A) in the case of any such compliance required after delivery of financial statements for the fiscal quarter ending April 30, 2021, such Pro Forma Compliance shall be determined by reference to the maximum Consolidated Leverage Ratio and/or the minimum Consolidated Fixed Charge Coverage Ratio, as applicable, permitted for the fiscal quarter of the Borrower most recently then ended for which financial statements have been delivered (or were required to have been delivered) in accordance with Section 6.01(a) or (b), as applicable, and (B) in the case of any such compliance required prior to the delivery referred to in clause (A) above, such Pro Forma Compliance shall be determined by reference to (1) the Pro Forma Financial Statements, and (2) the maximum Consolidated Leverage Ratio and/or the minimum Consolidated Fixed Charge Coverage Ratio, as applicable, permitted for the fiscal quarter ending April 30, 2021.

(e)Limited Condition Acquisitions.  Notwithstanding anything to the contrary herein, to the extent that the terms of this Agreement require (i) compliance with any basket, financial ratio or test (including any Consolidated Leverage Ratio test or any Consolidated Fixed Charge Coverage Ratio test), (ii) the absence of a Default or an Event of Default, or (iii) a determination as to whether the representations and warranties contained in this Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect), in each case in connection with the consummation of a Limited Condition Acquisition, the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower, on the date of the execution of the Limited Condition Acquisition Agreement with respect to such Limited Condition Acquisition (such date, the “LCA Test Date”), after giving effect to the relevant Limited Condition Acquisition and any related incurrence of Indebtedness, on a Pro Forma Basis; provided, that, notwithstanding the foregoing, in connection with any Limited Condition Acquisition: (A) the condition set forth in clause (a) of the proviso to the definition of “Permitted Acquisition” shall be satisfied if (1) no Default shall have occurred and be continuing as of the applicable LCA Test Date, and (2) no Specified Event of Default shall have occurred and be continuing at the time of consummation of such Limited Condition Acquisition; (B) if the proceeds of an Incremental Term Facility are being used to finance such Limited Condition Acquisition, then (1) the conditions set forth in Section 2.02(g)(ii)(E) and Section 4.02(a) shall be required to be satisfied at the time of closing of the Limited Condition Acquisition and funding of such Incremental Term Facility but, if the Incremental Term Lenders providing such Incremental Term Facility so agree, the representations and warranties which must be accurate at the time of closing of the Limited Condition Acquisition and funding of such Incremental Term Facility may be limited to customary “specified representations,” customary “specified acquisition agreement representations,” and such other representations and warranties as may be required by the Incremental Term Lenders providing such Incremental Term Facility, and (2) the conditions set forth in Section 2.02(g)(ii)(B) and Section 4.02(b) shall, if and to the extent the Incremental Term Lenders providing such Incremental Term Facility so agree, be satisfied if (x) no Default shall have occurred and be continuing as of the applicable LCA Test Date, and (y) no Specified Event of Default shall have occurred and be continuing at the time of the funding of such Incremental Term

Facility in connection with the consummation of such Limited Condition Acquisition; and (C) such Limited Condition Acquisition, any related pro forma adjustments, and the related Indebtedness to be incurred in connection therewith and the use of proceeds thereof shall be deemed consummated, made, incurred and/or applied at the applicable LCA Test Date (until such time as the Indebtedness is actually incurred or the applicable Limited Condition Acquisition Agreement is terminated without actually consummating the applicable Limited Condition Acquisition) and outstanding thereafter for purposes of determining Pro Forma Compliance (other than for purposes of determining Pro Forma Compliance in connection with the making of any Restricted Payment or the making of any Junior Debt Payment) with any financial ratio or test (including any Consolidated Leverage Ratio test, any Consolidated Fixed Charge Coverage Ratio test, or any calculation of the financial covenants set forth in Section 7.11) (it being understood and agreed that for purposes of determining Pro Forma Compliance in connection with the making of any Restricted Payment or the making of any Junior Debt Payment, the Borrower shall demonstrate compliance with the applicable test both after giving effect to the applicable Limited Condition Acquisition and assuming that such transaction has not occurred).  For the avoidance of doubt, if any of such ratios or amounts for which compliance was determined or tested as of the applicable LCA Test Date are thereafter exceeded or otherwise failed to have been complied with as a result of fluctuations in such ratio or amount (including due to fluctuations in Consolidated EBITDA), at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios or amounts will not be deemed to have been exceeded or failed to be complied with as a result of such fluctuations solely for purposes of determining whether the relevant Limited Condition Acquisition is permitted to be consummated.  Except as set forth in clause (B) in the proviso to the first sentence in this Section 1.03(e) in connection with the use of the proceeds of an Incremental Term Facility to finance a Limited Condition Acquisition (and, in the case of such clause (B), only if and to the extent the Incremental Term Lenders providing such Incremental Term Facility so agree as provided in such clause (B)), it is understood and agreed that this Section 1.03(e) shall not limit the conditions set forth in Section 4.02 with respect to any proposed Credit Extension, in connection with a Limited Condition Acquisition or otherwise.

1.04Rounding.

Any financial ratios required to be maintained by the Loan Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).

1.06Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, that, with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07UCC Terms.

Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions.  Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.

1.08Rates.

The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rates (including any LIBOR Successor Rate) or the effect of any of the foregoing, or of any LIBOR Successor Rate Conforming Changes.

ARTICLE II

COMMITMENTS AND CREDIT EXTENSIONS

2.01Loans.

(a)Term A Borrowing.  Subject to the terms and conditions set forth herein, each Term A Lender severally agrees to make a Term A Loan to the Borrower, in Dollars, on the Closing Date in an amount not to exceed such Term A Lender’s Term A Commitment.  The Term A Borrowing shall consist of Term A Loans made simultaneously by the Term A Lenders in accordance with their respective Term A Commitments.  Any Term A Borrowing repaid or prepaid may not be reborrowed.  Term A Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein; provided, that, the Term A Borrowing made on the Closing Date shall be made as Base Rate Loans unless the Borrower delivers a Funding Indemnity Letter not less than three (3) Business Days prior to the Closing Date.

(b)Revolving Borrowings.  Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Borrower, in Dollars, from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Revolving Lender’s Revolving Commitment; provided, that, (i) after giving effect to any Revolving Borrowing, (A) the Total Revolving Outstandings shall not exceed the Revolving Facility, and (B) the Revolving Exposure of any Revolving Lender shall not exceed such Revolving Lender’s Revolving Commitment, and (ii) no Revolving Borrowing shall be made on the Closing Date.  Within the limits of each Revolving Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow Revolving Loans, prepay Revolving Loans under Section 2.05, and reborrow Revolving Loans under this Section 2.01(b).  Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein; provided, that, any Revolving Borrowing made on any of the three (3) Business Days following the Closing Date shall be made as Base Rate Loans unless the Borrower delivers a Funding Indemnity Letter not less than three (3) Business Days prior to the date of such Revolving Borrowing.

(c)Incremental Term Borrowings.  Subject to Section 2.02(g), on the effective date of any Incremental Term Facility Agreement for any Incremental Term Facility, each Incremental Term Lender under such Incremental Term Facility severally agrees to make an Incremental Term Loan to the Borrower in Dollars and in the amount of such Incremental Term Lender’s Incremental Term Commitment for such Incremental Term Facility; provided, that, after giving effect to such Incremental Term Loans, the Outstanding Amount of such Incremental Term Loans under such Incremental Term Facility shall not exceed the aggregate amount of the Incremental Term

Commitments for such Incremental Term Facility.  Each Incremental Term Borrowing under an Incremental Term Facility shall consist of Incremental Term Loans made simultaneously by the Incremental Term Lenders under such Incremental Term Facility in accordance with their respective Incremental Term Commitments for such Incremental Term Facility.  Incremental Term Borrowings prepaid or repaid may not be reborrowed.  Incremental Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02Borrowings, Conversions and Continuations of Loans.

(a)Notice of Borrowing.  Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans, in each case, shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone or a Loan Notice; provided, that, any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Loan Notice.  Each Loan Notice must be received by the Administrative Agent not later than 8:00 a.m. (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans.  Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, in connection with any conversion or continuation of any Term Loans, if less, the entire principal thereof then outstanding).  Except as provided in Sections 2.03(f) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, in connection with any conversion or continuation of any Term Loans, if less, the entire principal thereof then outstanding).  Each Loan Notice and each telephonic notice shall specify (A) the applicable Facility and whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Loans, as the case may be, under such Facility, (B) the requested date of such Borrowing, conversion, or continuation, as the case may be (which shall be a Business Day), (C) the principal amount of Loans to be borrowed, converted, or continued, (D) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (E) if applicable, the duration of the Interest Period with respect thereto.  If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.  Notwithstanding anything to the contrary herein, this Section 2.02 shall not apply to Swingline Loans or Swingline Borrowings.

(b)Advances.  Following receipt of a Loan Notice for a Facility, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage under such Facility of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a).  In the case of a Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 10:00 a.m. on the Business Day specified in the applicable Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds, or (ii)

wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, that, if on the date a Loan Notice with respect to a Revolving Borrowing is given by the Borrower, there are Unreimbursed Amounts outstanding, then the proceeds of such Revolving Borrowing, first, shall be applied to the payment in full of any such Unreimbursed Amounts, and second, shall be made available to the Borrower as provided above.

(c)Eurodollar Rate Loans.  Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan.  During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the outstanding Eurodollar Rate Loans be converted immediately to Base Rate Loans.

(d)Interest Rates. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

(e)Interest Periods.  After giving effect to all Term A Borrowings, all conversions of Term A Loans from one Type to the other, and all continuations of Term A Loans as the same Type, there shall not be more than five (5) Interest Periods in effect in respect of the Term A Facility.  After giving effect to all Revolving Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, there shall not be more than five (5) Interest Periods in effect in respect of the Revolving Facility.  With respect to each Incremental Term Facility, after giving effect to all Borrowings in connection with such Incremental Term Facility, all conversions of Incremental Term Loans under such Incremental Term Facility from one Type to the other, and all continuations of Incremental Term Loans under such Incremental Term Facility as the same Type, there shall not be more than five (5) Interest Periods in effect in respect of such Incremental Term Facility.

(f)Cashless Settlement Mechanism.  Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

(g)Increases in Revolving Facility; Incremental Term Facilities.  The Borrower may increase the Revolving Facility (but not the Letter of Credit Sublimit or the Swingline Sublimit) and/or establish one or more new tranches of term loans (each such new tranche of term loans being an “Incremental Term Facility”; each such increase in the Revolving Facility and each Incremental Term Facility, an “Incremental Facility”), by a maximum aggregate amount for all such Incremental Facilities not to exceed, as of any date of determination, the Incremental Amount.

(i)Increases in Revolving Facility.  The Borrower may at any time after the Closing Date and prior to the Revolving Facility Maturity Date, upon prior written notice by the Borrower to the Administrative Agent, increase the Revolving Facility (but not the Letter of Credit Sublimit or the Swingline Sublimit) with additional Revolving Commitments from any Revolving Lender or new Revolving Commitments from one or more other Persons selected by the Borrower and acceptable to the Administrative Agent, the Swingline Lender and each L/C Issuer (so long as such Persons would be Eligible Assignees); provided, that:

(A)any such increase shall be in a minimum principal amount of $25,000,000 and in integral multiples of $1,000,000 in excess thereof (or such other amount as the Administrative Agent shall agree in its sole discretion);

(B)no Default shall exist and be continuing at the time of any such increase or would exist immediately after giving effect thereto;

(C)no existing Lender shall be under any obligation to provide a Revolving Commitment in connection with such increase (or to increase its Revolving Commitment, as applicable) and any such decision whether to participate in such increase shall be in such Lender’s sole and absolute discretion;

(D)(1) any new Lender shall join this Agreement by executing such joinder documents as are required by the Administrative Agent, and/or (2) any existing Lender electing to provide a Revolving Commitment in connection with such increase (or to increase its Revolving Commitment, as applicable) shall have executed a commitment agreement satisfactory to the Administrative Agent;

(E)before and after giving effect to such increase, the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date of such increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date, and except that for purposes of this Section 2.02(g)(i)(E), the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively;

(F)the Administrative Agent shall have received (1) a certificate from a Responsible Officer of the Borrower certifying that (x) the conditions set forth in Sections 2.02(g)(i)(B) and (g)(i)(E) have been satisfied, (y) the condition set forth in Section 2.02(g)(i)(G)(1) has been satisfied (which certification shall include reasonably detailed calculations to demonstrate the satisfaction of such condition), and (z) to the extent applicable, the condition set forth in Section 2.02(g)(i)(G)(2) has been satisfied (which certification shall include reasonably detailed calculations to demonstrate the satisfaction of such condition), (2) a certificate from a Responsible Officer of each Loan Party certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (3) if requested by the Administrative Agent, an opinion or opinions of counsel for the Loan Parties, dated as of the date of such increase, in form and substance satisfactory to the Administrative Agent;

(G)(1) upon giving Pro Forma Effect to any such increase (and assuming for such calculation that such increase is fully drawn), the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11 as of the most recently ended fiscal quarter of the Borrower for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or Section 6.01(b), and (2) to the extent such increase is being incurred in reliance on the

Leverage-Based Prong, after giving effect to such increase, such increase is permitted pursuant to the Leverage-Based Prong;

(H)any such increase shall (1) rank pari passu in right of payment with the Obligations and in respect of the Collateral, and (2) be on the same terms and pursuant to the same documentation applicable to the Revolving Facility; and

(I)in connection with any such increase, the Borrower shall prepay any Revolving Loans outstanding on the date of such increase (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Revolving Commitments arising from any non-ratable increase in the Revolving Facility pursuant to this Section 2.02(g)(i).

(ii)Institution of Incremental Term Facilities.  The Borrower may at any time after the Closing Date and prior to the Term A Facility Maturity Date, upon prior written notice to the Administrative Agent, establish an Incremental Term Facility to be provided by one or more Incremental Term Lenders for such Incremental Term Facility; provided, that:

(A)any such Incremental Term Facility shall be in a minimum aggregate principal amount of $25,000,000 and integral multiples of $1,000,000 in excess thereof (or such other amount as the Administrative Agent shall agree in its sole discretion);

(B)no Default shall exist and be continuing at the time of the establishment of any such Incremental Term Facility or would exist immediately after giving effect thereto;

(C)no existing Lender shall be under any obligation to become an Incremental Term Lender and any such decision whether to become an Incremental Term Lender shall be in such Lender’s sole and absolute discretion;

(D)the Borrower (in consultation and coordination with the Administrative Agent) shall obtain Incremental Term Commitments for such Incremental Term Facility from existing Lenders or other Persons reasonably acceptable to the Administrative Agent, which Persons shall join in this Agreement as Incremental Term Lenders by executing an agreement, in form and substance satisfactory to the Administrative Agent, setting forth the terms applicable to such Incremental Term Facility in accordance with this Section 2.02(g)(ii) (any such agreement, an “Incremental Term Facility Agreement”), it being understood and agreed that in connection with any Incremental Term Facility, the Incremental Term Facility Agreement for such Incremental Term Facility shall only be required to be executed by the Incremental Term Lenders for such Incremental Term Facility, the Loan Parties, and the Administrative Agent (and, for the avoidance of doubt, shall not require the consent of any other Person (including any Lender));

(E)before and after giving effect to the establishment of such Incremental Term Facility, the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date of incurrence of such Incremental Term Facility, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date, and except that for purposes of this Section 2.02(g)(ii)(E), the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively;

(F)the Administrative Agent shall have received (1) a certificate from a Responsible Officer of the Borrower certifying that (x) the conditions set forth in Sections 2.02(g)(ii)(B) and (g)(ii)(E) have been satisfied, (y) the condition set forth in Section 2.02(g)(ii)(G)(1) has been satisfied (which certification shall include reasonably detailed calculations to demonstrate the satisfaction of such condition), and (z) to the extent applicable, the condition set forth in Section 2.02(g)(ii)(G)(2) has been satisfied (which certification shall include reasonably detailed calculations to demonstrate the satisfaction of such condition), (2) a certificate from a Responsible Officer of each Loan Party certifying and attaching the resolutions adopted by such Loan Party approving or consenting to the incurrence of such Incremental Term Facility, and (3) if requested by the Administrative Agent, an opinion or opinions of counsel for the Loan Parties, dated as of the date of incurrence of such Incremental Term Facility, in form and substance satisfactory to the Administrative Agent;

(G)(1) upon giving Pro Forma Effect to the incurrence of any such Incremental Term Facility, the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11 as of the most recently ended fiscal quarter of the Borrower for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or Section 6.01(b), and (2) to the extent such Incremental Term Facility is being incurred in reliance on the Leverage-Based Prong, after giving effect to such Incremental Term Facility, such Incremental Term Facility is permitted pursuant to the Leverage-Based Prong;

(H)the Incremental Term Facility Maturity Date for such Incremental Term Facility shall be as set forth in the Incremental Term Facility Agreement relating to such Incremental Term Facility; provided, that, such date shall not be earlier than the then-Latest Maturity Date;

(I)the Weighted Average Life to Maturity of the Incremental Term Loans advanced under such Incremental Term Facility shall be no shorter than the then-remaining Weighted Average Life to Maturity of the Term A Loans or any other then-existing Incremental Term Loans under any other then-existing Incremental Term Facility;

(J)subject to Sections 2.02(g)(ii)(H) and (g)(ii)(I), the amortization schedule applicable to the Incremental Term Loans advanced under such Incremental Term Facility shall be as determined by the Borrower and the Incremental Term Lenders for such Incremental Term Facility;

(K)any such Incremental Term Facility shall (1) rank pari passu in right of payment with the Obligations and in respect of the Collateral, and (2) except as permitted by Sections 2.02(g)(ii)(H), (g)(ii)(I), and (g)(ii)(J), be on the same terms and pursuant to the same documentation applicable to the Term A Facility; provided, that, to the extent any of the terms of the Incremental Term Loans under such Incremental Term Facility are not substantially consistent with the terms of the Term A Facility, as applicable, such terms shall be reasonably satisfactory to the Administrative Agent (it being understood and agreed that the following shall be deemed to be satisfactory to the Administrative Agent: (x) covenants or other provisions applicable only to periods after the then-Latest Maturity Date; (y) to the extent required by any Incremental Term Lender for such Incremental Term Facility, covenants or other provisions that are not set forth in Loan Documents at the time of incurrence of such Incremental Term Facility, so long as the Loan Documents are amended to include such covenants or other provisions for the benefit of the Administrative Agent and the Lenders at the time of the incurrence of such Incremental Term Facility; and (z) to the extent required by any Incremental Term Lender for such Incremental Term Facility, customary call protection and mandatory prepayments, in each case, which may be applicable solely with respect to such Incremental Term Facility; provided, that, with respect to any mandatory prepayment required in connection with the establishment of such Incremental Term Facility, such mandatory prepayment shall apply ratably to the Term A Loans and any other then-existing Incremental Term Loans under any then-existing Incremental Term Facility);

This Agreement and the other Loan Documents shall be amended to give effect to any Incremental Facility pursuant to documentation executed by lenders providing such Incremental Facility, the Administrative Agent and the Loan Parties, without the consent of any other Person (including any existing Lender), including amendments (I) to reflect the existence and terms of such Incremental Facility, (II) to make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of such Incremental Facility, including adding provisions to permit such Incremental Facility to share in the benefits of this Agreement and the other Loan Documents (including to permit any such Incremental Term Facility to share in any mandatory prepayment provided herein) and to include the lenders for such Incremental Facility in the definition of “Required Lenders” and the definition of “Required Revolving Lenders,” as applicable, (III) notwithstanding any other provisions of this Agreement or any other Loan Documents to the contrary, if applicable, to permit the loans under such Incremental Facility to be “fungible” (including for purposes of the Code) with any other then-existing Loans under this Agreement, and (IV) to effect such other amendments to the this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of any such Incremental Facility.

2.03Letters of Credit.

(a)The Letter of Credit Commitment.  Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrower may request that any L/C Issuer, in reliance on the agreements of the Revolving Lenders set forth in this Section 2.03, issue, at any time and from time to time during the Availability Period, Letters of Credit denominated in Dollars for its own account or the account of any of its Subsidiaries in such form as is acceptable to the Administrative Agent and such L/C Issuer in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Revolving Facility.

(b)Notice of Issuance, Amendment, Extension, Reinstatement or Renewal.

(i)To request the issuance of a Letter of Credit (or the amendment of the terms and conditions, extension of the terms and conditions, extension of the expiration date, or reinstatement of amounts paid, or renewal of an outstanding Letter of Credit), the Borrower shall deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable L/C Issuer) to the applicable L/C Issuer and to the Administrative Agent not later than 8:00 a.m. at least two (2) Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be, a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, extended, reinstated or renewed, and specifying the date of issuance, amendment, extension, reinstatement or renewal (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.03(d)), the amount of such Letter of Credit, the name and address of the beneficiary thereof, the purpose and nature of the requested Letter of Credit and such other information as shall be necessary to prepare, amend, extend, reinstate or renew such Letter of Credit. If requested by the applicable L/C Issuer, the Borrower also shall submit a Letter of Credit Application and a reimbursement agreement on such L/C Issuer’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Application, any reimbursement agreement, any other Issuer Document or any other agreement submitted by the Borrower to, or entered into by the Borrower with, any L/C Issuer relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(ii)If the Borrower so requests in any applicable Letter of Credit Application (or the amendment of an outstanding Letter of Credit), the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided, that, any such Auto-Extension Letter of Credit shall permit such L/C Issuer to prevent any such extension at least once in each twelve (12)-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve (12)-month period to be agreed upon by the Borrower and such L/C Issuer at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiration date not later than the date permitted pursuant to Section 2.03(d); provided, that, such L/C Issuer shall not (A) permit any such extension if (1) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its extended form under the terms hereof (except that the expiration date may be extended to a date that is no more than one (1) year from the then-current expiration date), or (2) it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date (or, in the case of any Existing JPMorgan Letter of Credit, on or before the day that is fifteen (15) days before the Non-Extension Notice Date) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension, or (B) be obligated to permit such extension if it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date (or, in the case of any Existing JPMorgan Letter of Credit, on or before the day that is fifteen (15) days before the Non-Extension Notice Date) from the Administrative Agent, any Revolving Lender or the Borrower that one or more of the applicable conditions set forth in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.

(c)Limitations on Amounts, Issuance and Amendment.

(i)A Letter of Credit shall be issued, amended, extended, reinstated or renewed only if (and upon issuance, amendment, extension, reinstatement or renewal of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, extension, reinstatement or renewal (A) the aggregate amount of the outstanding Letters of Credit issued by each L/C Issuer shall not exceed such L/C Issuer’s L/C Commitment, (B) the aggregate L/C Obligations shall not exceed the Letter of Credit Sublimit, (C) the Revolving Exposure of any Revolving Lender shall not exceed such Revolving Lender’s Revolving Commitment, and (D) the Total Revolving Credit Exposure shall not exceed the Revolving Facility.

(ii)No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing the Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

(B)the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;

(C)except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit or $500,000, in the case of a standby Letter of Credit;

(D)such Letter of Credit is to be denominated in a currency other than Dollars;

(E)any Revolving Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Borrower or such Revolving Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the

Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(F)such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iii)No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(d)Expiration Date.  Each Letter of Credit shall have a stated expiration date no later than the earlier of: (i) the date twelve (12) months after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, whether automatic or by amendment, twelve (12) months after the then current expiration date of such Letter of Credit); and (ii) the Letter of Credit Expiration Date; provided, that, it is understood and agreed that (A) any Existing Letter of Credit may have a stated expiration date later than twelve (12) months after the issuance thereof, so long as the stated expiration date is not later than the Letter of Credit Expiration Date, and (B) to the extent agreed by the applicable L/C Issuer in its sole discretion, the foregoing provisions of this Section 2.03(d) shall not apply to any Letter of Credit that has otherwise been Cash Collateralized or backstopped, in each case on terms satisfactory to such L/C Issuer.

(e)Participations.

(i)By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the expiration date thereof), and without any further action on the part of the applicable L/C Issuer or the Lenders, such L/C Issuer hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such L/C Issuer, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Revolving Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.03(e)(i) in respect of Letters of Credit is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, extension, reinstatement or renewal of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Facility.  Each Revolving Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Revolving Lender’s Applicable Revolving Percentage of the aggregate amount available to be drawn under such Letter of Credit at each time such Revolving Lender’s Revolving Commitment is amended pursuant to the provisions of this Agreement.

(ii)In consideration and in furtherance of the foregoing, upon receipt of any Non-Reimbursement Notice, each Revolving Lender hereby absolutely, unconditionally and irrevocably agrees to pay to the Administrative Agent, for account of the applicable L/C Issuer, such Revolving Lender’s Applicable Revolving Percentage of each L/C Disbursement made by such L/C Issuer not later than 10:00 a.m. on the Business Day specified in such Non-Reimbursement Notice, until such L/C Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason, including after the Revolving Facility Maturity Date. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever and shall otherwise be made in the same manner as provided in Section 2.02 with respect to Revolving Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this Section 2.03(e)(ii)).  The Administrative Agent shall promptly pay to the applicable L/C Issuer the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to Section 2.03(f), the Administrative Agent shall distribute such payment to the applicable L/C Issuer or, to the extent that the Revolving Lenders have made payments pursuant to this Section 2.03(e) to reimburse such L/C Issuer, then to such Revolving Lenders and such L/C Issuer as their interests may appear. Any payment made by a Revolving Lender pursuant to this Section 2.03(e) to reimburse an L/C Issuer for any L/C Disbursement (other than, for the avoidance of doubt, any Revolving Loan made by a Revolving Lender pursuant to the first proviso set forth in Section 2.03(f)) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such L/C Disbursement.

(iii)If any Revolving Lender fails to make available to the Administrative Agent for the account of an L/C Issuer any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of Section 2.03(e)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. A certificate of an L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(e)(iii) shall be conclusive absent manifest error.

(f)Reimbursement. If any L/C Issuer shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such L/C Issuer in respect of such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement not later than 11:00 a.m. on (i) the Business Day that the Borrower receives notice of such L/C Disbursement, if such notice is received prior to 9:00 a.m., or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time; provided, that, the Borrower may, subject to the conditions to borrowing set forth herein (other than the minimums and multiples required for Base Rate Loans pursuant to Section 2.02), request in accordance with Section 2.02 that such payment be financed with a Revolving Borrowing of Base Rate Loans in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Revolving Borrowing of Base Rate Loans. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable L/C Disbursement, the payment then due from the Borrower in respect thereof (the “Unreimbursed Amount”) and such Revolving Lender’s Applicable Revolving Percentage thereof (each such notice, a “Non-Reimbursement Notice”).  Promptly upon receipt of any Non-Reimbursement Notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Revolving Percentage of the Unreimbursed Amount pursuant to Section 2.03(e)(ii), subject to the amount of the unutilized portion of the Revolving Facility. Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(f) may be given by telephone if promptly confirmed in writing;

provided, that, the lack of such a prompt confirmation shall not affect the conclusiveness or binding effect of such notice.

(g)Obligations Absolute. The Borrower’s obligation to reimburse L/C Disbursements as provided in Section 2.03(f) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:

(i)any lack of validity or enforceability of this Agreement, any other Loan Document or any Letter of Credit, or any term or provision herein or therein;

(ii)the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement in such draft or other document being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)waiver by the applicable L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of the Borrower or any waiver by the applicable L/C Issuer which does not in fact materially prejudice the Borrower;

(v)honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi)any payment made by the applicable L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii)payment by the appliable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(viii)any other event or circumstance, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.03, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.

(h)Examination. The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.

(i)Liability. None of the Administrative Agent, any Lender, any L/C Issuer, or any of their respective Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by any L/C Issuer or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in Section 2.03(g)), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the applicable L/C Issuer; provided, that, the foregoing shall not be construed to excuse an L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are (x) caused by such L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, or (y) determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, willful misconduct or bad faith of such L/C Issuer.  The parties hereto expressly agree that, in the absence of gross negligence, willful misconduct or bad faith on the part of an L/C Issuer (as finally determined by a court of competent jurisdiction), such L/C Issuer shall be deemed to have exercised care in each such determination, and that:

(i)such L/C Issuer may replace a purportedly lost, stolen, or destroyed original Letter of Credit or missing amendment thereto with a certified true copy marked as such or waive a requirement for its presentation;

(ii)such L/C Issuer may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit and without regard to any non-documentary condition in such Letter of Credit;

(iii)such L/C Issuer shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(iv)this sentence shall establish the standard of care to be exercised by such L/C Issuer when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable Law, any standard of care inconsistent with the foregoing).

Without limiting the foregoing, none of the Administrative Agent, any Lender, any L/C Issuer, or any of their respective Related Parties shall have any liability or responsibility by reason of (A) any presentation that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the beneficiary or other Person, (B) such L/C Issuer declining to take-up documents and make payment, (C) against documents that are fraudulent, forged, or for other reasons by which that it is entitled not to honor, (D) following the Borrower’s waiver of discrepancies with respect to such documents or request for honor of such documents, or (E) such L/C Issuer retaining proceeds of a Letter of Credit based on an apparently applicable attachment order, blocking regulation, or third-party claim notified to such L/C Issuer.

(j)Applicability of ISP and UCP.  Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued by it (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Borrower for, and each L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP or the UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(k)Benefits. Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

(l)Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Revolving Percentage a Letter of Credit fee (the “Letter of Credit Fee”) (i) for each commercial Letter of Credit equal to the Applicable Rate times the maximum stated amount of such Letter of Credit and (ii) for each standby Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any standby Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (A) payable on the seventh (7th) Business Day following the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit and (B) accrued through and including the last day of each calendar quarter in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(m)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower shall pay directly to each L/C Issuer, for its own account, a fronting fee (i) with respect to each commercial Letter of Credit, equal to the rate per annum equal to the percentage separately agreed upon between the Borrower and such L/C Issuer times the maximum stated amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Borrower and such L/C Issuer, computed on the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit, at the rate per annum equal to the percentage separately agreed upon between the Borrower and such L/C Issuer, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable no later than the tenth (10th) Business Day after the end of each March, June, September and December in the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Revolving Facility Maturity Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to each L/C Issuer, for its own account, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(n)Disbursement Procedures. Each L/C Issuer shall, within the time allowed by applicable Laws or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Each L/C Issuer shall promptly after such examination notify the Administrative Agent and the Borrower in writing of such demand for payment if such L/C Issuer has made or will make an L/C Disbursement thereunder; provided, that, any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such L/C Issuer and the Revolving Lenders with respect to any such L/C Disbursement.

(o)Interim Interest. If an L/C Issuer shall make any L/C Disbursement, then, unless the Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to Base Rate Loans; provided, that, if the Borrower fails to reimburse such L/C Disbursement when due pursuant to Section 2.03(f), then Section 2.08(b) shall apply. Interest accrued pursuant to this Section 2.03(o) shall be for account of the applicable L/C Issuer, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.03(f) to reimburse such L/C Issuer shall be for account of such Revolving Lender to the extent of such payment.

(p)Replacement of an L/C Issuer. An L/C Issuer may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. The Administrative Agent shall notify the Revolving Lenders of any such replacement of an L/C Issuer. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer. From and after the effective date of any such replacement, (i) the successor L/C Issuer shall have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit to be issued by it thereafter, and (ii) references herein to the term “L/C Issuer” shall be deemed to include such successor or any previous L/C Issuers, or such successor and all previous L/C Issuers, as the context shall require. After the replacement of an L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(q)Cash Collateralization.

(i)If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Revolving Lenders (or, if the maturity of the Revolving Loans has been accelerated, Revolving Lenders with L/C Obligations representing at least fifty percent (50%) of the total L/C Obligations) demanding the deposit of Cash Collateral pursuant to this Section 2.03(q), the Borrower shall immediately deposit into an account established and maintained on the books and records of the Administrative Agent an amount in cash equal to the Minimum Collateral Amount; provided, that, the obligation to deposit such Cash Collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in Section 8.01(f) or Section 8.01(g).  Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. In addition, if any L/C Obligations remain outstanding after the expiration date specified in Section 2.03(d), the Borrower shall immediately deposit into an account established and maintained on the books and records of the Administrative Agent an amount in cash equal to the Minimum Collateral Amount as collateral for such L/C Obligations.

(ii)The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over any Cash Collateral deposited pursuant to this Section 2.03(q). Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the accounts into which such Cash Collateral is deposited. Cash Collateral deposited pursuant to this Section 2.03(q) shall be applied by the Administrative Agent to reimburse the applicable L/C Issuers for L/C Disbursements for which it has not been reimbursed, together with related fees, costs, and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Obligations at such time or, if the maturity of the Revolving Loans has been accelerated (but subject to the consent of Revolving Lenders with L/C Obligations representing at least fifty percent (50%) of the total L/C Obligations), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.

(r)Letters of Credit Issued for Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit.  The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of a Subsidiary inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the business of such Subsidiary.

(s)Additional L/C Issuers.  Any Lender may become an L/C Issuer upon receipt by the Administrative Agent of a fully executed Notice of Additional L/C Issuer which shall be signed by the Borrower, the Administrative Agent and such Lender.  Each Lender that becomes an L/C Issuer pursuant to this Section 2.03(s) shall provide its L/C Commitment in such Notice of Additional L/C Issuer and upon the receipt by the Administrative Agent of the fully executed Notice of Additional L/C Issuer, the defined term L/C Commitment shall be deemed amended to incorporate the L/C Commitment of such new L/C Issuer.

(t)L/C Issuer Reports.  Unless otherwise agreed by the Administrative Agent, each L/C Issuer shall: (i) prior to the time that such L/C Issuer amends, renews, increases, or extends a Letter of Credit, notify the Administrative Agent of the date of such amendment, renewal, increase, or extension and the stated amount of the applicable Letter of Credit after giving effect to such amendment, renewal, increase, or extension; (ii) on each Business Day on which such L/C Issuer makes a payment pursuant to a Letter of Credit, notify the Administrative Agent of the date and amount of such payment; (iii) on any Business Day on which the Borrower fails to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed to such L/C Issuer on such day, notify the Administrative Agent of the date of such failure and the amount of such payment; (iv) on any Business Day on which any Letter of Credit issued by such L/C Issuer expires or is cancelled, notify the Administrative Agent of the date of such expiration or cancellation; and (v) for so long as any Letter of Credit issued by such L/C issuer is outstanding, deliver to the Administrative Agent, within five (5) Business Days after the beginning of each calendar month, a report (in form and substance satisfactory to the Administrative Agent) with respect to each Letter of Credit issued by such L/C Issuer.

2.04Swingline Loans.

(a)The Swingline.  Subject to the terms and conditions set forth herein, the Swingline Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion make loans to the Borrower (each such loan, a “Swingline Loan”).  Each such Swingline Loan may be made, subject to the terms and conditions set forth herein, to the Borrower, in Dollars, from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swingline Sublimit; provided, that, (i) after giving effect to any Swingline Loan, (A) the Total Revolving Outstandings shall not exceed the Revolving Facility, (B) the Revolving Exposure of any Revolving Lender shall not exceed such Lender’s Revolving Commitment, and (C) the aggregate amount of all Swingline Loans outstanding shall not exceed the Swingline Commitment, (ii) the Borrower shall not use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan, and (iii) the Swingline Lender shall not be under any obligation to make any Swingline Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow Swingline Loans under this Section 2.04, prepay Swingline Loans under Section 2.05, and reborrow Swingline Loans under this Section 2.04.  Immediately upon the making of a Swingline Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Revolving Lender’s Applicable Revolving Percentage times the amount of such Swingline Loan.

(b)Borrowing Procedures.  Each Swingline Borrowing shall be made upon the Borrower’s irrevocable notice to the Swingline Lender and the Administrative Agent, which may be given by telephone or a Swingline Loan Notice; provided, that, any telephonic notice must be confirmed promptly by delivery to the Swingline Lender and the Administrative Agent of a Swingline Loan Notice.  Each such Swingline Loan Notice must be received by the Swingline Lender and the Administrative Agent not later than 10:00 a.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested date of the Swingline Borrowing (which shall be a Business Day).  Promptly after receipt by the Swingline Lender of any Swingline Loan Notice, the Swingline Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swingline Loan Notice and, if not, the Swingline Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.  Unless the Swingline

Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Lender) prior to 11:00 a.m. on the date of the proposed Swingline Borrowing (A) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in the proviso to the second sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender may make the amount of its Swingline Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swingline Lender in immediately available funds.

(c)Refinancing of Swingline Loans.

(i)The Swingline Lender at any time in its sole discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swingline Lender to so request on its behalf), that each Revolving Lender make a Revolving Loan that is a Base Rate Loan in an amount equal to such Revolving Lender’s Applicable Revolving Percentage of the amount of Swingline Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Facility and the conditions set forth in Section 4.02.  The Swingline Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent.  Each Revolving Lender shall make an amount equal to its Applicable Revolving Percentage of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swingline Lender at the Administrative Agent’s Office not later than 10:00 a.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Revolving Loan that is a Base Rate Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the Swingline Lender.

(ii)If for any reason any Swingline Loan cannot be refinanced by such a Revolving Borrowing in accordance with Section 2.04(c)(i) (including the failure to satisfy the conditions set forth in Section 4.02), the request for Base Rate Loans submitted by the Swingline Lender as set forth herein shall be deemed to be a request by the Swingline Lender that each of the Revolving Lenders fund its risk participation in the relevant Swingline Loan and each Revolving Lender’s payment to the Administrative Agent for the account of the Swingline Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swingline Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swingline Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant

Revolving Borrowing or funded participation in the relevant Swingline Loan, as the case may be.  A certificate of the Swingline Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)Each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, that, each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Loan Notice).  No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swingline Loans, together with interest as provided herein.

(d)Repayment of Participations.

(i)At any time after any Revolving Lender has purchased and funded a risk participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute to such Revolving Lender its Applicable Revolving Percentage thereof in the same funds as those received by the Swingline Lender.

(ii)If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by the Swingline Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Revolving Lender shall pay to the Swingline Lender its Applicable Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate.  The Administrative Agent will make such demand upon the request of the Swingline Lender.  The obligations of the Lenders under this clause (ii) shall survive the Facility Termination Date and the termination of this Agreement.

(e)Interest for Account of Swingline Lender.  The Swingline Lender shall be responsible for invoicing the Borrower for interest on the Swingline Loans.  Until each Revolving Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Lender’s Applicable Revolving Percentage of any Swingline Loan, interest in respect of such Applicable Revolving Percentage shall be solely for the account of the Swingline Lender.

(f)Payments Directly to Swingline Lender.  The Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender.

2.05Prepayments.

(a)Optional.

(i)The Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Term Loans and/or Revolving Loans in whole or in part without premium or penalty (subject to Section 3.05); provided, that, unless otherwise agreed by the Administrative Agent: (A) such notice must be received by the Administrative Agent not later than 10:00 a.m. (1) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans, and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding).  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility).  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a) shall be applied to the principal repayment installments thereof as directed by the Borrower (or, if no such direction is provided by the Borrower, such prepayment shall be applied to all then-existing Term Loans on a pro rata basis, and, with respect to each then-existing Term Facility, to the principal repayment installments thereof in inverse order of maturity).  Subject to Section 2.15, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.

(ii)The Borrower may, upon notice to the Swingline Lender pursuant to delivery to the Swingline Lender of a Notice of Loan Prepayment (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swingline Loans in whole or in part without premium or penalty; provided, that, unless otherwise agreed by the Swingline Lender, (A) such notice must be received by the Swingline Lender and the Administrative Agent not later than 10:00 a.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal thereof then outstanding).  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b)Mandatory.

(i)Dispositions and Involuntary Dispositions. The Borrower shall prepay the Loans as provided in Section 2.05(b)(iii) in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds received by any Loan Party or any Subsidiary from all Dispositions (other than Permitted Transfers) and all Involuntary Dispositions, within three (3) Business Days of the date of such Disposition or such Involuntary Disposition; provided, that: (A) the Borrower shall not be required to prepay the Loans pursuant to this Section 2.05(b)(i) until the Net Cash Proceeds received by the Borrower and its Subsidiaries in connection with all Dispositions (other than Permitted Transfers) or Involuntary Dispositions in any fiscal year of the Borrower is equal to or exceeds $10,000,000; and (B) such Net Cash Proceeds shall not be required to be so applied if, at the election of the Borrower (as notified by the Borrower to the Administrative Agent on or prior to the date of such Disposition or such Involuntary Disposition), so long as no Event of Default shall have occurred at the time of such Disposition or such Involuntary Disposition or at the time of such reinvestment, such Loan Party or such Subsidiary reinvests all or any portion of such Net Cash Proceeds in Eligible Assets within one hundred eighty (180) days of the date of such Disposition or such Involuntary Disposition (or to the extent such Loan Party or such Subsidiary commits within such one hundred eighty (180)-day period to make such reinvestment, within one hundred eighty (180) days after such one hundred eighty (180)-day period); provided, further, that, if such Net Cash Proceeds shall have not been so reinvested by the end of such period(s), such Net Cash Proceeds shall be immediately applied to prepay the Loans as provided in Section 2.05(b)(iii).

(ii)Debt Issuance.  Promptly upon the receipt by any Loan Party or any Subsidiary of the Net Cash Proceeds of any Debt Issuance, the Borrower shall prepay the Loans as provided in Section 2.05(b)(iii) in an aggregate amount equal to one hundred percent (100%) of such Net Cash Proceeds.

(iii)Application of Payments.  Each prepayment required pursuant to Section 2.05(b)(i) or Section 2.05(b)(ii) shall be applied, first, to the principal repayment installments of the then-existing Term A Loans in inverse order of maturity, second, to the outstanding Swingline Loans, and third, to the outstanding Revolving Loans (without a corresponding permanent reduction of the Revolving Facility).  Subject to Section 2.15, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of the relevant Facilities.

(iv)Revolving Outstandings.  If for any reason the Total Revolving Outstandings at any time exceed the Revolving Facility at such time, the Borrower shall immediately prepay Revolving Loans, Swingline Loans and Unreimbursed Amounts (together with all accrued but unpaid interest thereon) and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, that, the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(iv) unless, after the prepayment of the Revolving Loans and Swingline Loans, the Total Revolving Outstandings at such time exceed the Revolving Facility at such time.

Within the parameters of the applications set forth above, prepayments pursuant to this Section 2.05(b) shall be applied first to Base Rate Loans and then to Eurodollar Rate Loans in direct order of Interest Period maturities.  All prepayments under this Section 2.05(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

2.06Termination or Reduction of Commitments.

(a)Optional.  The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Facility, the Letter of Credit Sublimit or the Swingline Sublimit, or from time to time permanently reduce the Revolving Facility, the Letter of Credit Sublimit or the Swingline Sublimit; provided, that, unless otherwise agreed by the Administrative Agent, (i) any such notice shall be received by the Administrative Agent not later than 10:00 a.m. five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, and (iii) the Borrower shall not terminate or reduce (A) the Revolving Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Revolving Facility, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swingline Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swingline Loans would exceed the Swingline Sublimit.

(b)Mandatory.

(i)The aggregate Term A Commitments shall be automatically and permanently reduced to zero upon the Term A Borrowing to occur on the Closing Date.  The Revolving Facility shall automatically terminate on the Revolving Facility Maturity Date.

(ii)If after giving effect to any reduction or termination of Revolving Facility under this Section 2.06, the Letter of Credit Sublimit or the Swingline Sublimit at such time exceeds the Revolving Facility at such time, the Letter of Credit Sublimit or the Swingline Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

(c)Application of Commitment Reductions; Payment of Fees.  The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, the Swingline Sublimit or the Revolving Facility under this Section 2.06.  Upon any reduction of the Revolving Facility, the Revolving Commitment of each Revolving Lender shall be reduced by such Lender’s Applicable Revolving Percentage of such reduction amount.  All fees in respect of the Revolving Facility accrued until the effective date of any termination of the Revolving Facility shall be paid on the effective date of such termination.

2.07Repayment of Loans.

(a)Term A Loans.  The Borrower shall repay to the Term A Lenders the outstanding principal amount of the Term A Loans in installments on the last Business Day of each March, June, September and December (commencing on the last Business Day of June 2021) and on the Term A Facility Maturity Date, in each case, in the respective amounts set forth in the table below (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05), unless accelerated sooner pursuant to Section 8.02:

Payment Dates	Principal Amortization Payment (% of Principal Amount of Term A Loans Advanced on the Closing Date)
June, 2021	1.250%
September, 2021	1.250%
December, 2021	1.250%
March, 2022	1.250%
June, 2022	1.250%

September, 2022	1.250%
December, 2022	1.250%
March, 2023	1.250%
June, 2023	1.250%
September, 2023	1.250%
December, 2023	1.250%
March, 2024	1.250%
June, 2024	1.250%
September, 2024	1.250%
December, 2024	1.250%
March, 2025	1.250%
June, 2025	1.250%
September, 2025	1.250%
December, 2025	1.250%
Term A Facility Maturity Date	Outstanding Principal Balance of Term A Loans

provided, that, the final principal repayment installment of the Term A Loans shall be repaid on the Term A Facility Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term A Loans outstanding on such date.

(b)Revolving Loans.  The Borrower shall repay to the Revolving Lenders on the Revolving Facility Maturity Date the aggregate principal amount of all Revolving Loans outstanding on such date.

(c)Swingline Loans.  The Borrower shall repay each Swingline Loan on the earlier to occur of (i) the date ten (10) Business Days after such Swingline Loan is made, and (ii) the Revolving Facility Maturity Date.

2.08Interest and Default Rate.

(a)Interest.  Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period from the applicable borrowing date at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate for Eurodollar Rate Loans; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans; and (iii) each Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans.  Subject to the definition of “Base Rate,” to the extent that any calculation of interest or any fee required to be paid under this Agreement shall be based on (or result in) a calculation that is less than zero, such calculation shall be deemed zero for purposes of this Agreement.

(b)Default Rate.

(i)If (A) any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, or (B) an Event of Default pursuant to Section 8.01(f) or Section 8.01(g) exists, all outstanding Obligations shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)If any amount (other than principal of any Loan) payable by any Loan Party under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)Upon the request of the Required Lenders, while any Event of Default exists, all outstanding Obligations (including Letter of Credit Fees) shall accrue at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)Interest Payments.  Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09Fees.

In addition to certain fees described in Sections 2.03(l) and (m):

(a)Commitment Fee.  The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Revolving Percentage, a commitment fee (the “Commitment Fee”) equal to the Applicable Rate times the actual daily amount by which the Revolving Facility exceeds the sum of (i) the Outstanding Amount of Revolving Loans, plus (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15.  For the avoidance of doubt, the Outstanding Amount of Swingline Loans shall not be counted towards or considered usage of the Revolving Facility for purposes of determining the Commitment Fee.  The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the seventh (7th) Business Day following the end of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period.  The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b)Other Fees.

(i)The Borrower shall pay to the Administrative Agent and BofA Securities, for their own respective accounts, fees in the amounts and at the times specified in the Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a)Computation of Interest and Fees.  All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365 day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided, that, any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)Financial Statement Adjustments or Restatements.  If, as a result of any restatement of or other adjustment to the financial statements of the Borrower and its Subsidiaries or for any other reason, the Borrower or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate, and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing and fees for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the applicable L/C Issuers, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.  This Section 2.10(b) shall not limit the rights of the Administrative Agent, any Lender or any L/C Issuer, as the case may be, under any provision of this Agreement to payment of any Obligations hereunder at the Default Rate or under Article VIII.  The Borrower’s obligations under this Section 2.10(b) shall survive the termination of the Facility Termination Date.

2.11Evidence of Debt.

(a)Maintenance of Accounts.  The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business.  The Administrative Agent shall maintain the Register in accordance with Section 11.06(c).  The accounts or records maintained by each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note in the form of Exhibit I (each, a “Note”), which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)Maintenance of Records.  In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12Payments Generally; Administrative Agent’s Clawback.

(a)General.  All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 11:00 a.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 11:00 a.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  Except as otherwise specifically provided for in this Agreement, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)(i)Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 9:00 a.m. on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans.

If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuers hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the applicable L/C Issuers, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Appropriate Lenders or the applicable L/C Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(b) shall be conclusive, absent manifest error.

(c)Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Term Loans and Revolving Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 11.04(c) are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e)Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)Pro Rata Treatment.  Except to the extent otherwise provided herein: (i) each Borrowing (other than Swingline Borrowings) shall be made from the Appropriate Lenders, each payment of fees under Section 2.03(l), Section 2.03(m) and Section 2.09 shall be made for account of the Appropriate Lenders, and each termination or reduction of the amount of the Commitments shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (ii) each Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Revolving Loans) or their respective Loans that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans by the Borrower shall be made for account of the Appropriate Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (iv) each payment of interest on Loans by the Borrower shall be made for account of the Appropriate Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Appropriate Lenders.

2.13Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any of the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time, to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time, or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time, to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then, in each case under clauses (a) and (b) above, the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swingline Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be; provided, that: (1) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (2) the provisions of this Section 2.13 shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.14, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swingline Loans to any assignee or participant, other than an assignment to any Loan Party or any Affiliate thereof (as to which the provisions of this Section 2.13 shall apply).  Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14Cash Collateral.

(a)Obligation to Cash Collateralize.  At any time there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or any L/C Issuer (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(b)Grant of Security Interest.  The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as Collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the applicable L/C Issuers as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (determined in the case of Cash Collateral provided pursuant to Section 2.15(a)(v), after giving effect to Section 2.15(a)(v) and any Cash Collateral provided by the Defaulting Lender). All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in one or more blocked, non-interest bearing deposit accounts at Bank of America.  The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c)Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.05, 2.15 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Revolving Lender that is a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d)Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Revolving Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))), or (ii) the determination by the Administrative Agent and the applicable L/C Issuers that there exists excess Cash Collateral; provided, that, (A) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (B) the Person providing Cash Collateral and the applicable L/C Issuers may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.15Defaulting Lenders.

(a)Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in (A) the definitions of “Required Lenders” and “Required Revolving Lenders,” and (B) Section 11.01.

(ii)Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer or the Swingline Lender hereunder; third, to Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement, and (B) Cash Collateralize the L/C Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise as may be required under the Loan Documents in connection with any Lien conferred thereunder or directed by a court of competent jurisdiction; provided, that, if (1) such payment is a payment of the principal amount of any Loans or Unreimbursed Amounts in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(a)(v).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)Certain Fees.

(A)Fees.  No Defaulting Lender shall be entitled to receive any portion of the Commitment Fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any portion of the Commitment Fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)Letter of Credit Fees.  Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Revolving Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.

(C)Defaulting Lender Fees. With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to the applicable L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

(iv)Reallocation of Applicable Revolving Percentages to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Revolving Percentages (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment.  Subject to Section 11.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)Cash Collateral, Repayment of Swingline Loans.  If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (A) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure, and (B) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.14.

(b)Defaulting Lender Cure.  If the Borrower, the Administrative Agent, the Swingline Lender and the L/C Issuers agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided, that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)New Swingline Loans/Letters of Credit. So long as any Revolving Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan, and (ii) the L/C Issuers shall not be required to issue, extend, increase, reinstate or renew any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01Taxes.

(a)Defined Terms.  For purposes of this Section 3.01, the term “applicable Law” includes FATCA and the term “Lender” includes each L/C Issuer.

(b)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws.  If any applicable Laws (as determined in the good faith discretion of an applicable Withholding Agent) require the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(c)Payment of Other Taxes by the Loan Parties.  The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)Tax Indemnifications.

(i)Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(ii)Each Lender shall, and does hereby, severally indemnify and shall make payment in respect thereof within ten (10) days after demand therefor, (A) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (B) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register, and (C) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 3.01(d)(ii).

(e)Evidence of Payments.  As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority, as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)Status of Lenders; Tax Documentation.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)executed copies of IRS Form W-8ECI;

(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”), and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or

(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies (or originals, as required) of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (f)(ii)(D), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(iii)Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender.  If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that, each Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 3.01(g), in no event will the applicable Recipient be required to pay any amount to such Loan Party pursuant to this Section 3.01(g) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This Section 3.01(g) shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.

(h)Survival.  Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to perform any of its obligations hereunder or to make, maintain or fund or charge interest with respect to any Credit Extension, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (a) any obligation of such Lender to perform such obligations, to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or to continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans, and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.

3.03Inability to Determine Rates.

(a)If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof, (i) the Administrative Agent determines that (A) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (B)(1) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, and (2) the circumstances described in Section 3.03(c)(i) do not apply (in each case with respect to this clause (a)(i), “Impacted Loans”), or (ii) the Administrative Agent or the Required Lenders determine that for any reason Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in Section 3.03(a)(ii), until the Administrative Agent upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

(b)Notwithstanding the foregoing, if the Administrative Agent has made the determination described in Section 3.03(a)(i), the Administrative Agent, in consultation with the Borrower, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (i) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under Section 3.03(a)(i), (ii) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to the Lenders of funding the Impacted Loans, or (iii) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

(c)Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i)adequate and reasonable means do not exist for ascertaining LIBOR for any Interest Period hereunder or any other tenors of LIBOR, including because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans; provided, that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or

(iii)the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over such administrator has made a public statement announcing that all Interest Periods and other tenors of LIBOR are no longer representative; or

(iv)syndicated loans currently being executed, or that include language similar to that contained in this Section 3.03, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR;

then, in the case of clauses (i) through (iii) above, on a date and time determined by the Administrative Agent (any such date, a “LIBOR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant Interest Payment Date, as applicable, for interest calculated and shall occur within a reasonable period of time after the occurrence of any of the events or circumstances under clauses (i), (ii) or (iii) above and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, LIBOR will be replaced hereunder and under any Loan Document with, subject to the proviso below, the first available alternative set forth in the order below for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (any such rate, a “LIBOR Successor Rate”; and any such rate before giving effect to the Related Adjustment, the “Pre-Adjustment Successor Rate”): (x) Term SOFR plus the Related Adjustment; and (y) SOFR plus the Related Adjustment; and in the case of clause (iv) above, the Borrower and Administrative Agent may amend this Agreement solely for the purpose of replacing LIBOR under this Agreement and under any other Loan Document in accordance with the definition of “LIBOR Successor Rate” and such amendment will become effective at 5:00 p.m. (New York City time), on the fifth (5th) Business Day after the Administrative Agent shall have notified all Lenders and the Borrower of the occurrence of the circumstances described in clause (iv) above unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to the implementation of a LIBOR Successor Rate pursuant to such clause; provided, that, if the Administrative Agent determines that Term SOFR has become available, is administratively feasible for the Administrative Agent and would have been identified as the Pre-Adjustment Successor Rate in accordance with the foregoing if it had been so available at the time that the LIBOR Successor Rate then in effect was so identified, and the Administrative Agent notifies the Borrower and each Lender of such availability, then from and after the beginning of the Interest Period, relevant Interest Payment Date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Pre-Adjustment Successor Rate shall be Term SOFR and the LIBOR Successor Rate then in effect shall be Term SOFR plus the relevant Related Adjustment.  The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of (A) any occurrence of any of the events, periods or circumstances under clauses (i) through (iii) above, (B) a LIBOR Replacement Date, and (C) any LIBOR Successor Rate.  Any LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided, that, to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.  Notwithstanding anything else herein, if at any time any LIBOR Successor Rate as so determined would otherwise be less than zero, the LIBOR Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.  In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided, that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such LIBOR Successor Rate Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.  If the events or circumstances of the type described in Section 3.03(c)(i) through (iii) have occurred with respect to the LIBOR Successor Rate then in effect, then the successor rate thereto shall be determined in accordance with the definition of “LIBOR Successor Rate.”

(d)Notwithstanding anything to the contrary herein, (i) after any such determination by the Administrative Agent or receipt by the Administrative Agent of any such notice described under Section 3.03(c)(i) through (iii), as applicable, if the Administrative Agent determines that none of the LIBOR Successor Rates is available on or prior to the applicable LIBOR Replacement Date, (ii) if the events or circumstances described in Section 3.03(c)(iv) have occurred but none of the LIBOR Successor Rates is available, or (iii) if the events or circumstances of the type described in Section 3.03(c)(i) through (iii) have occurred with respect to the LIBOR Successor Rate then in effect and the Administrative Agent determines that none of the LIBOR Successor Rates is available, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing LIBOR or any then current LIBOR Successor Rate in accordance with this Section 3.03 at the end of any Interest Period, relevant Interest Payment Date or payment period for interest calculated, as applicable, with another alternate benchmark rate giving due consideration to any evolving or then-existing convention for similar Dollar-denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any Related Adjustments and any other mathematical or other adjustments to such benchmark giving due consideration to any evolving or then-existing convention for similar Dollar-denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a LIBOR Successor Rate. Any such amendment shall become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(e)If, at the end of any Interest Period, relevant Interest Payment Date or payment period for interest calculated, no LIBOR Successor Rate has been determined in accordance with Section 3.03(c) or Section 3.03(d) and the circumstances under Section 3.03(c)(i) or Section 3.03(d)(iii) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (i) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans, Interest Periods, Interest Payment Dates or payment periods), and (ii) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate, until the LIBOR Successor Rate has been determined in accordance with Section 3.03(c) or Section 3.03(d). Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans, Interest Periods, Interest Payment Dates or payment periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (ii)) in the amount specified therein.

3.04Increased Costs; Reserves on Eurodollar Rate Loans.

(a)Increased Costs Generally.  If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(d)) or any L/C Issuer;

(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)Capital Requirements.  If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.

(c)Certificates for Reimbursement.  A certificate of a Lender or an L/C Issuer setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in Section 3.04(a) or Section 3.04(b) and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)Reserves on Eurodollar Rate Loans.  The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan; provided, that, the Borrower shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender.  If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.

(e)Delay in Requests.  Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation; provided, that, the Borrower shall not be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05Compensation for Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)any continuation, conversion, payment or prepayment of any Eurodollar Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurodollar Rate Loan on the date or in the amount notified by the Borrower; or

(c)any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.  For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06Mitigation Obligations; Replacement of Lenders.

(a)Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower, such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.

(b)Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 11.13.

3.07Survival.

All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, resignation of the Administrative Agent and the Facility Termination Date.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01Conditions of Initial Credit Extension.

The effectiveness of this Agreement and the obligation of each L/C Issuer and each Lender to make its initial Credit Extension hereunder are subject to satisfaction (or waiver) of the following conditions precedent:

(a)Execution of Credit Agreement; Loan Documents.  The Administrative Agent shall have received counterparts of this Agreement and each other Loan Document to be executed and delivered on the Closing Date, in each case each executed (i) by a Responsible Officer of the signing Loan Party, and (ii) in the case of this Agreement, by each Lender.

(b)Organization Documents, Resolutions, Etc.  The Administrative Agent shall have received the following: (i) copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the jurisdiction of its organization and certified by a Responsible Officer of such Loan Party to be true and correct as of the Closing Date; (ii) such certificates of resolutions or other action, incumbency certificates, and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; (iii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization.

(c)Legal Opinions of Counsel.  The Administrative Agent shall have received an opinion or opinions of counsel for the Loan Parties, dated the Closing Date and addressed to the Administrative Agent, the L/C Issuers and the Lenders, in form and substance acceptable to the Administrative Agent.

(d)Financial Statements.  The Administrative Agent and the Arrangers shall have received copies of (i)(A) the Audited Financial Statements, and (B) the audited annual Consolidated financial statements of the Borrower and its Subsidiaries for the fiscal years of the Borrower ended April 30, 2018 and April 30, 2019, including, for each such fiscal year of the Borrower, a balance sheet and statements of income, cash flows and stockholder’s equity (including, in each case, all footnotes to the foregoing, setting forth in comparative form the corresponding figures as of the end of, and for, the applicable preceding fiscal year of the Borrower), (ii) audited annual Consolidated financial statements of the Closing Date Acquisition Target and its Subsidiaries for the fiscal years of the Closing Date Acquisition Target ended December 31, 2018 and December 31, 2019, to include in each case a balance sheet and statements of income, cash flows and shareholders’ equity (including all footnotes to the foregoing, all in reasonable detail and setting forth in comparative form the corresponding figures as of the end of, and for, the applicable preceding fiscal year of the Closing Date Acquisition Target), (iii) unaudited Consolidated financial statements of the Borrower and its Subsidiaries for the fiscal quarters of the Borrower ended July 31, 2020 and October 31, 2020, to include in each case a balance sheet and statements of income and cash flows, all in reasonable detail and setting forth in comparative form the corresponding figures as of the end of, and for the corresponding period in, the applicable preceding fiscal year of the Borrower, (iv) unaudited Consolidated financial statements of the Closing Date Acquisition Target and its Subsidiaries for the fiscal quarters of the Closing Date Acquisition Target ended March 31, 2020, June 30, 2020 and September 30, 2020, to include in each case a balance sheet and statements of income and cash flows, all in reasonable detail and setting forth in comparative form the corresponding figures as of the end of, and for the corresponding period in, the applicable preceding fiscal year of the Closing Date Acquisition Target, and (v) pro forma financial statements of the Borrower and its Subsidiaries as of and for the twelve (12)-month period ended on October 31, 2020, to include a balance sheet and statements of income, cash flows and stockholders’ equity, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements) (the “Pro Forma Financial Statements”).

(e)No Company Material Adverse Effect.  Since the date of the Closing Date Acquisition Agreement, there shall not have been a “Company Material Adverse Effect” (as defined in the Closing Date Acquisition Agreement (as in effect on January 11, 2021)).

(f)Personal Property Collateral; Insurance.  The Administrative Agent shall have received:

(i)(A) searches of UCC filings in the jurisdiction of organization of each Loan Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens, and (B) tax lien and judgment searches;

(ii)searches of ownership of registered and pending Intellectual Property in the United States Copyright Office and the United States Patent and Trademark Office and duly executed notices of grant of security interest in the form required by the Collateral

Documents as are necessary to perfect the Administrative Agent’s security interest in such Intellectual Property;

(iii)completed UCC financing statements for each appropriate jurisdiction as is necessary to perfect the Administrative Agent’s security interest in the Collateral to the extent that a security interest in such Collateral may be perfected by the filing of a UCC financing statement;

(iv)to the extent required to be delivered pursuant to the terms of the Collateral Documents, stock, equity, share or membership certificates and endorsements of, or recordings of, or notations on, such certificates evidencing Equity Interests pledged pursuant to the terms of the Collateral Documents, together with, where applicable, undated stock or transfer powers duly executed in blank;

(v)to the extent required to be delivered pursuant to the terms of the Collateral Documents, all instruments, documents and chattel paper in the possession of any of the Loan Parties, together with allonges or assignments as may be necessary to perfect the Administrative Agent’s security interest in the Collateral; and

(vi)copies of insurance certificates and endorsements of insurance evidencing liability, casualty, property, terrorism and business interruption insurance meeting the requirements set forth herein or in the Collateral Documents;

provided, that, to the extent any security interest in any Collateral is not or cannot be provided and/or perfected on the Closing Date (other than (1) the granting of a security interest pursuant to the Collateral Documents, (2) the perfection of the security interest in assets with respect to which a Lien may be perfected by the filing of a UCC financing statement and/or the filing of short-form Intellectual Property notices with the United States Patent and Trademark Office or the United States Copyright Office, and (3) the perfection of the security interest in certificated Equity Interests of any Domestic Subsidiary (provided, that, with respect to any such certificates that are held by the Closing Date Acquisition Target or the Closing Date Acquisition Target’s existing lenders, such certificates shall only be required to be delivered on the Closing Date to the extent such certificates are received by the Borrower on or prior to the Closing Date after the Borrower’s use of commercially reasonable efforts to obtain such certificates)) after the Borrower’s use of commercially reasonable efforts to do so, then the grant, provision and/or perfection of a security interest in such Collateral shall not constitute a condition precedent to the availability of the Credit Extensions to be made on the Closing Date, but instead shall be required to be delivered within thirty (30) days after the Closing Date (or such longer period of time as may be agreed by the Administrative Agent in its sole discretion) (the provisions of this proviso being referred to herein as the “Limited Conditionality Provision”).

(g)Solvency Certificate.  The Administrative Agent shall have received a Solvency Certificate signed by the chief financial officer of the Borrower certifying that the Borrower and its Subsidiaries, on a Consolidated basis after giving effect to the Transactions, are Solvent.

(h)Officer’s Certificate.  The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in Sections 4.01(e), (i), (j), and (l) have been satisfied.

(i)Closing Date Acquisition.  The Closing Date Acquisition Agreement shall be in full force and effect.  The Closing Date Acquisition shall have been consummated, or substantially concurrently with the funding of the Term A Loans on the Closing Date shall be consummated, in all material respects in accordance with the terms of the Closing Date Acquisition Agreement, without giving effect to any modifications or amendments thereto (which, for the avoidance of doubt, shall include any Schedule Supplement (as defined in the Closing Date Acquisition Agreement (as in effect on January 11, 2021))) or consents or waivers thereto or thereunder by the Borrower or any of its Affiliates that are material and adverse to the Lenders (in their respective capacities as such) or the Arrangers (in their respective capacities as such) without the prior consent of the Arrangers (such consent not to be unreasonably withheld, delayed or conditioned); provided, that, it is understood and agreed that: (i) any reduction of the purchase price in connection with the Closing Date Acquisition shall not be deemed to be material and adverse to the interests of the Lenders and the Arrangers if such reduction of the purchase price shall be allocated to a reduction in the amount of the Term A Facility; (ii) any increase of the purchase price in connection with the Closing Date Acquisition shall not be deemed to be material and adverse to the interests of the Lenders and the Arrangers if such increase of the purchase price is (A) funded with cash on the balance sheet of the Borrower and/or is satisfied by increasing the amount of the Closing Date Equity Contribution, and (B) in an aggregate amount not in excess of $100,000,000; and (iii) any change to the definition of “Company Material Adverse Effect” shall be deemed material and adverse to the Lenders and the Arrangers.

(j)Representations and Warranties.  The representations and warranties of the Borrower and each other Loan Party contained in this Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be made on the Closing Date; provided, that, it is understood and agreed that only the Specified Representations shall be true and correct in all material respects (or in all respects if already qualified by materiality) on and as of the Closing Date.  The Specified Closing Date Acquisition Agreement Representations shall be true and correct in all material respects (or in all respects if already qualified by materiality) on and as of the Closing Date.

(k)Closing Date Refinancing.  The Closing Date Refinancing shall have been, or substantially concurrently with the funding of the Term A Loans on the Closing Date shall be, consummated.

(l)Closing Date Equity Contribution.  Prior to, or substantially concurrently with, the funding of the Term A Loans on the Closing Date, the Borrower shall have consummated the Closing Date Equity Contribution.

(m)Loan Notice.  The Administrative Agent shall have received a Loan Notice with respect to the Term A Borrowing to be made on the Closing Date and, to the extent any Eurodollar Rate Loans are to be made on the Closing Date, a Funding Indemnity Letter in connection with such Loan Notice.

(n)Due Diligence; PATRIOT Act; Beneficial Ownership.  At least five (5) Business Days prior to the Closing Date, (i) the Administrative Agent and each Lender shall have received all documentation and other information about the Loan Parties as has been reasonably requested by the Administrative Agent or such Lender at least ten (10) Business Days prior to the Closing Date that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, and (ii) if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall have delivered to the Administrative Agent and each Lender requesting the same at least ten (10) Business Days prior to the Closing Date, a Beneficial Ownership Certification in relation to the Borrower.

(o)Payment of Fees and Expenses.  All fees required to be paid on the Closing Date, and all reasonable out-of-pocket expenses required to be paid on the Closing Date, in each case shall have been paid to the extent invoiced at least three (3) Business Days (or such shorter period of time as the Borrower may agree) prior to the Closing Date.

Without limiting the generality of the provisions of Section 9.03(c)(vi), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender (or any of its Affiliates) unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02Conditions to all Credit Extensions After the Closing Date.

The obligation of each Lender and each L/C Issuer to honor any Request for Credit Extension (other than (x) in connection with the Term A Borrowing on the Closing Date, and (y) a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a)Representations and Warranties. The representations and warranties of the Borrower and each other Loan Party contained in this Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.

(b)Default. No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)Request for Credit Extension. The Administrative Agent and, if applicable, the applicable L/C Issuer or the Swingline Lender, shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than (x) in connection with the Term A Borrowing on the Closing Date and (y) a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Administrative Agent and the Lenders, as of the date made or deemed made, that:

5.01Existence, Qualification and Power.

Each Loan Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and, as applicable and except for the Immaterial Subsidiary, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business, and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02Authorization; No Contravention.

(a)The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action.

(b)The execution, delivery, and performance by each Loan Party of each Loan Document to which such Person is or is to be a party does not and will not (i) contravene the terms of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than Liens created pursuant to the Loan Documents in favor of the Administrative Agent), or require any payment to be made under (A) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries, or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or (iii) violate any Law; except in each case referred to in clause (ii) or (iii) above, to the extent that failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.03Governmental Authorization; Other Consents.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof), or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, other than (i) authorizations, approvals, actions, notices and filings which have been duly obtained, and (ii) filings to perfect the Liens created by the Collateral Documents.

5.04Binding Effect.

Each Loan Document has been duly executed and delivered by each Loan Party that is party thereto.  Each Loan Document when so delivered constitutes a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, and (b) solely with respect to the enforcement of any pledge of the Equity Interests in any Foreign Subsidiary or any pledge of intercompany Indebtedness owed by any Foreign Subsidiary, the effect of foreign Laws, rules and regulations as they relate to the enforcement of any such pledge.

5.05Financial Statements; No Material Adverse Effect.

(a)Audited Financial Statements.  The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in stockholder’s equity for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b)Quarterly Financial Statements.  The unaudited Consolidated balance sheet of the Borrower and its Subsidiaries dated as of October 31, 2020, and the related Consolidated statements of income and cash flows for the fiscal quarter of the Borrower ended October 31, 2020 (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations and cash flows for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)Material Adverse Effect.  Since April 30, 2020, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

5.06Litigation.

There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any Subsidiary or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document or any of the transactions contemplated hereby, or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

5.07No Default.

Neither any Loan Party nor any Subsidiary is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No Default has occurred and is continuing or would result from the consummation of the Transactions or the other transactions contemplated by this Agreement or any other Loan Document.

5.08Ownership of Property.

Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.09Environmental Compliance.

(a)Except as could not, individually or in the aggregate, reasonably be expected to result in any Material Adverse Effect:

(i)(A) None of the properties currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries is listed or formally proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (B) there are no, and to the best knowledge of the Loan Parties and their Subsidiaries never have been any, underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned, leased or operated by any Loan Party or any of its Subsidiaries or, to the best of the knowledge of the Loan Parties, on any property formerly owned, leased or operated by any Loan Party or any of its Subsidiaries; (C) there is no and never has been any asbestos or asbestos-containing material on, at or in any property currently owned, leased or operated by any Loan Party or any of its Subsidiaries; (D) Hazardous Materials have not been released on, at, under or from any property currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries or any property by or on behalf, or otherwise arising from the operations, of any Loan Party or any of its Subsidiaries; and (E) no Loan Party or any of its Subsidiaries has become subject to any Environmental Liability or knows of any facts or circumstances that could reasonably be expected to give rise to any Environmental Liability.

(ii)(A) Neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened Release of Hazardous Materials at, on, under, or from any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and (B) all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner which could not reasonably expected to result in liability to any Loan Party or any of its Subsidiaries.

(iii)The Loan Parties and their respective Subsidiaries: (A) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (B) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (C) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; (D) to the extent within the control of the Loan Parties and their respective Subsidiaries, will timely renew and comply with each of their Environmental Permits and any additional Environmental Permits that may be required of any of them without material expense, and timely comply with any current, future or potential Environmental Law without material expense; and (E) are not aware of any requirements proposed for adoption or implementation under any Environmental Law.

5.10Insurance.

The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Subsidiary operates.

5.11Taxes.

Each Loan Party and its Subsidiaries have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.  There is no proposed tax assessment against any Loan Party or any Subsidiary that would, if made, have a Material Adverse Effect, nor is there any tax sharing agreement applicable to the Borrower or any Subsidiary.

5.12ERISA Compliance.

(a)Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state laws.  Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter or is subject to a favorable opinion letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS.  To the knowledge of the Loan Parties, nothing has occurred that would prevent, or cause the loss of, such tax-qualified status.

(b)There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)(i) No ERISA Event has occurred, and no Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan; (ii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is sixty percent (60%) or higher and no Loan Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below sixty percent (60%) as of the most recent valuation date; (iii) no Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (iv) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d)As of the Closing Date, the Borrower is not and will not be using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to the Borrower’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement.

5.13Margin Regulations; Investment Company Act.

(a)Margin Regulations.  Neither the Borrower nor any Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U), or extending credit for the purpose of purchasing or carrying margin stock.  Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than twenty-five percent (25%) of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between the Borrower or any Subsidiary and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.

(b)Investment Company Act.  None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.14Disclosure.

The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries or any other Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No report, financial statement, certificate or other written information (other than projected financial information and information of a general economic or industry-specific nature) furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading.  All projected financial information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement, or delivered hereunder or under any other Loan Document, has been prepared in good faith based upon assumptions believed to be reasonable at the time such information was furnished.  As of the Closing Date, the information included in any Beneficial Ownership Certification delivered to the Administrative Agent or any Lender, if applicable, is true and correct in all respects.

5.15Compliance with Laws.

Each Loan Party and each Subsidiary is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted, or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.16Solvency.

The Borrower and its Subsidiaries, on a Consolidated basis, are Solvent.

5.17Sanctions Concerns and Anti-Corruption Laws.

(a)Sanctions Concerns. No Loan Party, nor any Subsidiary, nor, to the knowledge of the Loan Parties and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by one or more individuals or entities that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, or HMT’s Consolidated List of Financial Sanctions Targets, or any similar list enforced by any other relevant sanctions authority, or (iii) located, organized or resident in a Designated Jurisdiction.  The Borrower and its Subsidiaries have conducted their businesses in compliance with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions.

(b)Anti-Corruption Laws.  The Loan Parties and their Subsidiaries have conducted their business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other applicable anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

5.18Subsidiaries; Equity Interests; Loan Parties.

(a)Subsidiaries, Joint Ventures, Partnerships and Equity Investments.  Set forth on Schedule 5.18(a) is a complete and accurate list as of the Closing Date of: (i) all Subsidiaries, joint ventures and partnerships and other equity investments of the Loan Parties; (ii) the number of shares of each class of Equity Interests in each Subsidiary outstanding; (iii) the number and percentage of outstanding shares of each class of Equity Interests owned by the Loan Parties and their Subsidiaries; and (iv) the class or nature of such Equity Interests (i.e. voting, non-voting, preferred, etc.).  The outstanding Equity Interests in all Subsidiaries are validly issued, fully paid and non-assessable and are owned free and clear of all Liens.  There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to the Equity Interests of any Loan Party or any Subsidiary, except as contemplated in connection with the Loan Documents or as set forth on Schedule 5.18(a).

(b)Loan Parties.  Set forth on Schedule 5.18(b) is a complete and accurate list as of the Closing Date of each Loan Party’s: (i) exact legal name; (ii) any former legal names in the four (4) months prior to the Closing Date, if any; (iii) jurisdiction of its incorporation or organization, as applicable; (iv) address of its chief executive office (and address of its principal place of business if different than its chief executive office address); (v) U.S. federal taxpayer identification number; and (vi) organization identification number, if any.

5.19Collateral Representations.

(a)Collateral Documents.  The provisions of the Collateral Documents are (and upon delivery of Collateral to the Administrative Agent and/or when appropriate filings or other actions required by the applicable Collateral Documents or by applicable law have been filed or taken, will be) effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable first priority Lien (subject to Permitted Liens) on all right, title and interest of the respective Loan Parties in the Collateral described therein.  Except for filings and other actions completed prior to the Closing Date and as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect such Liens.

(b)Intellectual Property.  Set forth on Schedule 5.19(b), as of the Closing Date, is a list of all Intellectual Property registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office (other than Intellectual Property that is expired, abandoned, or lapsed) and owned by each Loan Party as of the Closing Date.  Except for such claims and infringements that would not reasonably be expected to have a Material Adverse Effect, no claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does any Loan Party know of any such claim, and the use of any Intellectual Property by any Loan Party or any of its Subsidiaries or the granting of a right or a license in respect of any Intellectual Property from any Loan Party or any of its Subsidiaries does not, to the best of any Loan Party’s knowledge, infringe on the rights of any Person.  As of the Closing Date, none of the Intellectual Property owned by any of the Loan Parties or any of their Subsidiaries is subject to any licensing agreement or similar arrangement (other than non-exclusive outbound licenses entered into in the ordinary course of business) except as set forth on Schedule 5.19(b).

(c)Deposit Accounts and Securities Accounts.  Set forth on Schedule 5.19(c), as of the Closing Date, is a description of all deposit accounts and all securities accounts of the Loan Parties, including the name of (i) the applicable Loan Party, (ii) in the case of a deposit account, the depository institution and balance (as of January 31, 2021) held in such deposit account and whether such account is an Excluded Account, and (iii) in the case of a securities account, the securities intermediary or issuer and the market value (as of January 31, 2021) held in such securities account, as applicable.

(d)Properties.  Set forth on Schedule 5.19(d), as of the Closing Date, is a list of all real property located in the United States that is owned or leased by any Loan Party (in each case, including (i) the name of the Loan Party owning (or leasing) such property, (ii) the property address, and (iii) the city, county, state and zip code which such property is located).

5.20Affected Financial Institutions.

No Loan Party is an Affected Financial Institution.

5.21Covered Entities.

No Loan Party is a Covered Entity.

ARTICLE VI

AFFIRMATIVE COVENANTS

Each of the Loan Parties hereby covenants and agrees that on the Closing Date and thereafter until the Facility Termination Date:

6.01Financial Statements.

The Borrower shall deliver to the Administrative Agent (for further distribution to each Lender), in form and detail satisfactory to the Administrative Agent:

(a)Audited Financial Statements.  As soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower (or, if earlier, fifteen (15) days after the date required to be filed with the SEC (without giving effect to any extension permitted by the

SEC)), commencing with the fiscal year ending April 31, 2021, a Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related Consolidated statements of income, changes in stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

(b)Quarterly Financial Statements.  As soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower (or, if earlier, five (5) days after the date required to be filed with the SEC, (without giving effect to any extension permitted by the SEC)), commencing with the fiscal quarter of the Borrower ending July 31, 2021, a Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related Consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, certified by the chief executive officer, chief financial officer, treasurer or controller who is a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries, subject only to normal year-end audit adjustments and the absence of footnotes.

(c)Budget and Projections.  As soon as available, but in any event no later than ninety (90) days after the beginning of each fiscal year of the Borrower, projections and a budget for the Borrower and its Subsidiaries on a Consolidated basis (including a balance sheet and related statements of income and cash flows), on a quarterly basis for such fiscal year.

As to any information contained in materials furnished pursuant to Section 6.02(c), the Borrower shall not be separately required to furnish such information under Section 6.01(a) or (b), but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in Sections 6.01(a) and (b) at the times specified therein.

6.02Certificates; Other Information.

Each Loan Party shall, and shall cause each of its Subsidiaries to, deliver to the Administrative Agent (for further distribution to each Lender), in form and detail satisfactory to the Administrative Agent:

(a)Compliance Certificate.  Concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), (i) a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller which is a Responsible Officer of the Borrower, including (A) a certification that no Default has occurred and is continuing (or, if a Default has occurred and is continuing, describing the nature and status of each such Default and actions that have been taken or are proposed to be taken to cure such Default), (B)(1) a certification of compliance with the financial covenants set forth in Section 7.11, including financial covenant calculations for the period covered by the Compliance Certificate and (2) a calculation of the Available Amount as of the date of such Compliance Certificate, (C) a listing of (1) all applications with the United States Patent and Trademark Office or the United States Copyright Office by any Loan Party, if any, for any Intellectual Property made since the date of the most recent prior Compliance Certificate (or, in the case of the first Compliance Certificate delivered after the

Closing Date pursuant to this Section 6.02(a), the Closing Date), (2) all issuances of registrations or letters on existing applications with the United States Patent and Trademark Office or the United States Copyright Office by any Loan Party, if any, for any Intellectual Property received since the date of the most recent prior Compliance Certificate (or, in the case of the first Compliance Certificate delivered after the Closing Date pursuant to this Section 6.02(a), the Closing Date), and (3) all licenses relating to any Intellectual Property registered with the United States Patent and Trademark Office or the United States Copyright Office entered into by any Loan Party since the date of the most recent prior Compliance Certificate (or, in the case of the first Compliance Certificate delivered after the Closing Date pursuant to this Section 6.02(a), the Closing Date), and (D) concurrently with the delivery of the financial statements referred to in Section 6.01(a), updated evidence of insurance for any insurance coverage of any Loan Party that was renewed, replaced or modified during the period covered by such Compliance Certificate, and (ii) a copy of management’s discussion and analysis with respect to such financial statements.  Unless the Administrative Agent or a Lender requests executed originals, delivery of the Compliance Certificate may be by electronic communication including fax or email and shall be deemed to be an original and authentic counterpart thereof for all purposes.

(b)Audit Reports; Management Letters; Recommendations.  Promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any of its Subsidiaries, or any audit of any of them.

(c)Annual Reports; Etc.  Promptly after the same are sent or filed, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of any Loan Party, and copies of all annual, regular, periodic and special reports and registration statements which any Loan Party may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto.

(d)Debt Securities Statements and Reports.  Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement governing Indebtedness with in an aggregate principal amount in excess of the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02.

(e)SEC Notices.  Promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary.

(f)Anti-Money-Laundering; Beneficial Ownership Regulation. Promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act.

(g)Beneficial Ownership.  To the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, an updated Beneficial Ownership

Certification promptly following any change in the information provided in any Beneficial Ownership Certification delivered to the Administrative Agent or any Lender in relation to the Borrower that would result in a change to the list of beneficial owners identified in such certification.

(h)Additional Information.  Promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (a) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 1.01(a), or (b) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its reasonable request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender, and (ii) the Borrower shall notify the Administrative Agent and each Lender (by e-mail transmission) of the posting of any such documents and, to the extent reasonably requested by the Administrative Agent, provide to the Administrative Agent by e-mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or an Affiliate thereof may, but shall not be obligated to, make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”), and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, any Affiliate thereof, each Arranger, each L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, that, to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07), (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information,” and (iv) the Administrative Agent and any Affiliate thereof and each Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”  Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”.

6.03Notices.

Each Loan Party shall, and shall cause each of its Subsidiaries to, promptly, but in any event within two (2) Business Days, notify the Administrative Agent (and, upon receipt of any such notice, the Administrative Agent shall notify each Lender) of:

(a)the occurrence of any Default;

(b)any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c)the occurrence of any ERISA Event;

(d)any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary, including any determination by the Borrower referred to in Section 2.10(b); or

(e)any (i) occurrence of any Disposition or Involuntary Disposition for which a mandatory prepayment is required pursuant to Section 2.05(b)(i), or (ii) Debt Issuance for which a mandatory prepayment is required pursuant to Section 2.05(b)(ii).

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and to the extent applicable, stating what action the Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04Payment of Obligations.

Each Loan Party shall, and shall cause each of its Subsidiaries to, pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary, (b) all lawful claims which, if unpaid, would by law become a Lien upon its property (other than Permitted Liens), and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness; except, in any case, to the extent the failure to pay or discharge the same could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

6.05Preservation of Existence, Etc.

(a)Each Loan Party shall, and shall cause each of its Subsidiaries to, preserve, renew and maintain in full force and effect its legal existence and, except with respect to the Immaterial Subsidiary, good standing under the Laws of the jurisdiction of its organization, except in a transaction permitted by Section 7.04 or 7.05.

(b)Each Loan Party shall, and shall cause each of its Subsidiaries to, take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c)Each Loan Party shall, and shall cause each of its Subsidiaries to, preserve or renew all of its registered Intellectual Property, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06Maintenance of Properties.

Each Loan Party shall, and shall cause each of its Subsidiaries to, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.07Maintenance of Insurance.

(a)Maintenance of Insurance.  Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

(b)Evidence of Insurance.  Each Loan Party shall, and shall cause each of its Subsidiaries to, (i) cause the Administrative Agent to be named as lenders’ loss payable and/or additional insured with respect of any insurance providing liability coverage or coverage in respect of any Collateral, and use commercially reasonable efforts to cause, unless otherwise agreed to by the Administrative Agent, each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall lapse, terminate or be cancelled (or ten (10) days prior notice in the case of cancellation due to the nonpayment of premiums), and (ii) annually, upon expiration of current insurance coverage, provide, or cause to be provided, to the Administrative Agent, such evidence of insurance as required by the Administrative Agent, including, but not limited to, (A) evidence of such insurance policies (including, as applicable, ACORD Form 28 certificates (or similar form of insurance certificate) and ACORD Form 25 certificates (or similar form of insurance certificate)), and (B) endorsements naming the Administrative Agent as lenders’ loss payable and/or additional insured with respect of any such insurance.

6.08Compliance with Laws.

Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted, or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09Books and Records.

Each Loan Party shall, and shall cause each of its Subsidiaries to, (a) maintain proper books of record and account, in which full, true and correct (in all material respects) entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Loan Party or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Loan Party or such Subsidiary, as the case may be.

6.10Inspection Rights.

Each Loan Party shall, and shall cause each of its Subsidiaries to, permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (provided, that, one or more representatives of the Borrower shall be invited (with reasonable advanced notice) to attend any such meetings with such independent public accountants), all at the expense of the Borrower and at such reasonable times during normal business hours and no more than once per calendar year, upon reasonable advance notice to the Borrower; provided, that, when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time, and as often as may be desired, during normal business hours and without advance notice; provided, further, that, notwithstanding anything to the contrary herein, neither the Borrower nor any of its Subsidiaries shall be required to disclose, permit the inspection, examination or making of copies of or taking abstracts from, or discuss any document, information or other matter (a) that constitutes non-financial trade secrets or non-financial proprietary information of the Borrower and its Subsidiaries (and/or any such information of any of their respective customers and/or suppliers), (b) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives or agents) is prohibited by applicable Law, (c) that is subject to attorney-client or similar privilege or constitutes attorney work product, or (d) in respect of which the Borrower or such Subsidiary owes confidentiality obligations (to the extent not created in contemplation of the Borrower’s or such Subsidiary’s obligations under this Section 6.10) to any third party.

6.11Use of Proceeds.

Each Loan Party shall, and shall cause each of its Subsidiaries to, use the proceeds of (a) the Term A Loans on the Closing Date to pay the Closing Date Acquisition Costs, (b) the Revolving Facility (including Letters of Credit and Swingline Loans) from time to time after the Closing Date to finance working capital and for other general corporate purposes (provided, that, the foregoing provisions of this clause (b) shall not restrict the deemed issuance of the Existing Letters of Credit on the Closing Date, to the extent such Existing Letters of Credit otherwise comply with this Section 6.11), and (c) any Incremental Term Facility for the purposes set forth in the Incremental Term Facility Agreement entered into in connection with the establishment of such Incremental Term Facility; provided, that, in no event shall the proceeds of any Credit Extension be used in contravention of any Law or of any Loan Document.

6.12Covenant to Guarantee Obligations.

Each Loan Party shall, and shall cause each of its Subsidiaries to, within forty-five (45) days (or, with respect to any Domestic Subsidiary that is a Telerob Immaterial Subsidiary, one hundred twenty (120) days) (or, in each case, such longer period of time as is agreed to by the Administrative Agent in its sole discretion) after the acquisition or formation of any Subsidiary, cause any such Subsidiary that is a Domestic Subsidiary to become a Guarantor hereunder by way of execution of a Joinder Agreement in form and substance satisfactory to the Administrative Agent and, in connection with the foregoing, deliver to the Administrative Agent, with respect to each new Guarantor, substantially the same documentation required pursuant to Sections 4.01(b), (f), and (n), Section 6.13, and, to the extent requested by the Administrative Agent, opinions of counsel to such Person, and such other deliveries reasonably deemed necessary in connection therewith, all in form, content and scope reasonably satisfactory to the Administrative Agent.

6.13Covenant to Give Security.

Each Loan Party shall:

(a)Equity Interests.  Cause (i) one hundred percent (100%) of the issued and outstanding Equity Interests directly owned by such Loan Party in each of its Domestic Subsidiaries, and (ii) sixty-five percent (65%) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and one hundred percent (100%) of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)), in each case, directly owned by such Loan Party in each of its Foreign Subsidiaries, in each case, to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent, for the benefit of the Secured Parties to secure the Secured Obligations, pursuant to the terms and conditions of the Collateral Documents, together with, to the extent requested by the Administrative Agent, opinions of counsel and any filings and deliveries necessary in connection therewith to perfect the security interests therein, all in form and substance satisfactory to the Administrative Agent.

(b)Other Property.  Cause all property of such Loan Party (other than Excluded Property of such Loan Party) to be subject at all times to first priority (subject only to Permitted Liens), perfected Liens in favor of the Administrative Agent, for the benefit of the Secured Parties, to secure the Secured Obligations pursuant to the Collateral Documents or, with respect to any such property acquired subsequent to the Closing Date, such other additional security documents as the Administrative Agent shall reasonably request and, in connection with the foregoing, deliver to the Administrative Agent such other documentation as the Administrative Agent may reasonably request including filings and deliveries necessary to perfect such Liens, Organization Documents, resolutions, and, to the extent requested by the Administrative Agent, favorable opinions of counsel, all in form, content and scope reasonably satisfactory to the Administrative Agent.

(c)Qualifying Control Agreements.  To the extent requested by the Administrative Agent with respect to any deposit account or any securities account of such Loan Party, cause such deposit account (other than (i) any deposit account maintained with the Administrative Agent or any Lender, and (ii) any Excluded Account) or such securities account at all times to be subject to a Qualifying Control Agreement (it being understood and agreed that the Loan Parties shall have forty-five (45) days following any such request (or such longer period of time as is agreed by the Administrative Agent in its sole discretion) to provide any such Qualifying Control Agreement).

(d)Assignment of Claims Act.  Promptly, upon request by the Administrative Agent, comply with any and all of the requirements of the Assignment of Claims Act (Title 31 Section 3727 and Title 41 Section 15 of the United States Code), and FAR Subpart 32.8 (including FAR 52.232-23) (and comparable Laws of any state) where such statutes and regulations are applicable to any government contracts of any Loan Party, and take all such other action as may be necessary to make the direct assignment to the Administrative Agent of the payments due or to become due under such government contracts, and such further action as may be necessary to facilitate the creation and perfection of the Administrative Agent’s security interest in such payments; provided, that, no Loan Party shall be required to take any such action with respect to any government contract with (i) less than $5,000,000 in remaining value, or (ii) less than six (6) months in remaining duration.

Notwithstanding any provision in any Loan Document to the contrary, in no event shall any Loan Party be required to (x) enter into any Collateral Document governed by the laws of any jurisdiction other than the United States, any state thereof or the District of Columbia, or (y) take any steps to perfect a security interest created over any Collateral located outside of the United States.

6.14Further Assurances.

Each Loan Party shall, and shall cause each of its Subsidiaries to, promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) subject any Loan Party’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder, and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party is or is to be a party.

6.15Anti-Corruption Laws; Sanctions.

Each Loan Party shall, and shall cause each of its Subsidiaries to, (a) conduct its business in compliance in all material respects with (i) the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions, and (ii) all applicable Sanctions, and (b) maintain policies and procedures designed to promote and achieve compliance with (i) the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions, and (ii) all applicable Sanctions.

ARTICLE VII

NEGATIVE COVENANTS

Each of the Loan Parties hereby covenants and agrees that on the Closing Date and thereafter until the Facility Termination Date, no Loan Party shall, nor shall it permit any Subsidiary to:

7.01Liens.

Directly or indirectly create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for the following (the “Permitted Liens”):

(a)Liens pursuant to any Loan Document;

(b)(i) Liens existing on the Closing Date and listed on Schedule 7.01; and (ii) any extension, renewal or replacement thereof; provided, that, (A) the property covered thereby is not changed, (B) the amount secured or benefited thereby is not increased, (C) the direct or any contingent obligor with respect thereto is not changed, and (D) any extension, renewal or replacement of the obligations secured or benefited thereby is a Permitted Refinancing permitted by Section 7.02(b);

(c)Liens securing Indebtedness permitted under Section 7.02(c); provided, that: (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness together with any accessions thereto and proceeds thereof, and (ii) such Liens attach to such property concurrently with or within one hundred twenty (120) days after the acquisition thereof;

(d)Liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings diligently pursued; provided, that, (i) any proceedings commenced for the enforcement of such Liens shall have been stayed or suspended within thirty (30) days of the commencement thereof, and (ii) provision for the payment of all such taxes has been made on the books of such Person to the extent required by GAAP;

(e)mechanic’s, processor’s, materialman’s, carrier’s, warehousemen’s, landlord’s and similar Liens (including statutory and common law landlord’s Liens under leases to which any Loan Party or any Subsidiary is a party) arising by operation of Law and arising in the ordinary course of business and securing obligations of such Person that are not overdue for a period of more than ninety (90) days or are being contested in good faith by appropriate proceedings diligently pursued; provided, that, (i) any proceedings commenced for the enforcement of such Liens shall have been stayed or suspended within thirty (30) days of the commencement thereof, and (ii) provision for the payment of such Liens has been made on the books of such Person to the extent required by GAAP;

(f)Liens arising in connection with worker’s compensation, unemployment insurance, old age pensions and social security benefits (other than Liens imposed by ERISA) which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued; provided, that, (i) any proceedings commenced for the enforcement of such Liens shall have been stayed or suspended within thirty (30) days of the commencement thereof, and (ii) provision for the payment of such Liens has been made on the books of such Person to the extent required by GAAP;

(g)Liens (i) incurred or deposits made in the ordinary course of business to secure the performance of bids, tenders, statutory obligations, fee and expense arrangements with trustees and fiscal agents (exclusive of obligations incurred in connection with the borrowing of money or the payment of the deferred purchase price of property) and customary deposits granted in the ordinary course of business under operating leases, and (ii) incurred or deposits made securing the performance of surety, indemnity, performance, appeal and release bonds incurred in the ordinary course of business; provided, that, in each case, full provision for the payment of all such obligations has been made on the books of such Person to the extent required by GAAP;

(h)Permitted Real Property Encumbrances;

(i)attachment, judgment or other similar Liens arising in connection with court or arbitration proceedings to the extent not constituting an Event of Default; provided, that, the same are discharged, or that execution or enforcement thereof is stayed pending appeal, within thirty (30) days or, in the case of any stay of execution or enforcement pending appeal, within such lesser time during which such appeal may be taken;

(j)leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries and any interest or title of a lessor under any lease permitted by the Loan Documents;

(k)customary rights of set off, revocation, refund or chargeback under deposit agreements or under the UCC of banks or other financial institutions where the Borrower or any of its Subsidiaries maintains deposits in the ordinary course of business permitted by the Loan Documents;

(l)landlord’s Liens created pursuant to any lease entered into by the Borrower or any of its Subsidiaries with a landlord in the ordinary course of business; provided, that, such Liens (i) only encumber assets at the applicable leased property (and do not otherwise encumber other assets of the Borrower and its Subsidiaries), and (ii) are granted solely to secure obligations arising under such lease that are owing by the Borrower or such Subsidiary to the landlord under such lease (and do not, in any event, secure any Indebtedness);

(m)Liens securing (i) the financing of insurance premiums or other financial assurances associated with workers compensation insurance coverage, and (ii) the financing of insurance premiums or other financial assurances associated with other insurance coverage or other financial assurance requirements obtained in the normal course of business; provided, that, the aggregate amount of obligations secured by such Liens, when taken together with the aggregate amount of Indebtedness incurred in reliance on Section 7.02(n), shall not exceed $20,000,000 at any time outstanding;

(n)Liens securing Indebtedness permitted pursuant to Section 7.02(d); provided, that, (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien shall not apply to any other property of the Borrower or any Subsidiary, and (iii) such Lien shall secure only those obligations it secures on the date of acquisition;

(o)Liens securing Indebtedness permitted pursuant to Section 7.02(f); provided, that, in each case, such Lien shall not extend to any Collateral or the Equity Interests of the Borrower or any other Loan Party;

(p)Liens in favor of a trustee under customary indenture documentation on cash deposited with such trustee in connection with the repayment of Indebtedness issued pursuant to such indenture, to the extent the repayment of such Indebtedness would have been permitted on the date of creation of such Liens;

(q)licenses (including non-exclusive licenses of Intellectual Property otherwise permitted pursuant to this Agreement) or sublicenses granted to third parties in the ordinary course of business and not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

(r)Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods;

(s)any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, any lease permitted pursuant to this Agreement and entered into by the Borrower or any Subsidiary in the ordinary course of business;

(t)Liens arising from precautionary UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions), but only to the extent such filing do not evidence Liens securing Indebtedness;

(u)Liens (i) attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement entered into in connection with any Investment permitted pursuant to Section 7.03, or (ii) constituting an agreement to Dispose of any property in a Disposition permitted pursuant to Section 7.05;

(v)Liens arising out of conditional sale, title retention, consignment, bailment or similar arrangements for the purchase, sale or shipment of goods entered into in the ordinary course of business;

(w)Liens securing Indebtedness permitted pursuant to Section 7.02(p); and

(x)other Liens not permitted by the foregoing clauses of this Section 7.01 securing Indebtedness or other obligations permitted pursuant to this Agreement in an aggregate principal amount at any one time outstanding not to exceed the greater of (i) $15,000,000, and (ii) an amount equal to one and one-half percent (1.5%) of Consolidated Total Assets (to be determined by reference to the balance sheet of the Borrower most recently delivered pursuant to Section 6.01(a) or (b) (or, for any determination occurring prior to the first delivery of financial statements pursuant to Section 6.01(a) or (b), to be determined by reference to the Pro Forma Financial Statements)).

7.02Indebtedness.

Directly or indirectly create, incur, assume or suffer to exist any Indebtedness, except:

(a)Indebtedness under the Loan Documents;

(b)Indebtedness outstanding on the Closing Date and listed on Schedule 7.02 (and any Permitted Refinancing thereof);

(c)Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations incurred to finance the purchase of fixed assets or to provide all or a portion of the purchase price or cost of construction for an asset, and renewals, replacements, refinancings and extensions thereof; provided, that, (i) the aggregate principal amount of all such Indebtedness shall not exceed $75,000,000 at any one time outstanding, (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed or cost of construction of the asset, and (iii) no such Indebtedness shall be refinanced, renewed, replaced, restructured or extended for a principal amount in excess of the principal balance outstanding thereon at the time of such renewal, replacement, refinancing, restructuring or extension;

(d)Indebtedness of any Person acquired after the Closing Date in a Permitted Acquisition or other Acquisition permitted pursuant to Section 7.03, in each case to the extent such Indebtedness was existing at the time of such Permitted Acquisition or such other Acquisition; provided, that, (i) such Indebtedness shall not have been incurred in contemplation of such Permitted Acquisition or such other Acquisition, and (ii) the aggregate principal amount of all such Indebtedness outstanding at any one time shall not exceed an amount equal to the greater of (A) $30,000,000, and (B) an amount equal to three percent (3%) of Consolidated Total Assets (to be determined by reference to the balance sheet of the Borrower most recently delivered pursuant to Section 6.01(a) or (b) (or, for any determination occurring prior to the first delivery of financial statements pursuant to Section 6.01(a) or (b), to be determined by reference to the Pro Forma Financial Statements));

(e)Indebtedness consisting of Earn Out Obligations incurred in connection with Permitted Acquisitions or other Acquisition permitted pursuant to Section 7.03;

(f)Indebtedness of any Subsidiary that is a not a Loan Party in an aggregate principal amount at any one time outstanding not to exceed the greater of (i) $30,000,000, and (ii) an amount equal to three percent (3%) of Consolidated Total Assets (to be determined by reference to the balance sheet of the Borrower most recently delivered pursuant to Section 6.01(a) or (b) (or, for any determination occurring prior to the first delivery of financial statements pursuant to Section 6.01(a) or (b), to be determined by reference to the Pro Forma Financial Statements));

(g)intercompany Indebtedness permitted pursuant to Section 7.03 (“Intercompany Debt”); provided, that, in the case of Indebtedness owing by a Loan Party to any Subsidiary that is not a Loan Party, (i) such Indebtedness shall be subordinated to the Secured Obligations in a manner and to the extent acceptable to the Administrative Agent, (ii) such Indebtedness shall not be prepaid unless no Default exists immediately prior to and after giving effect to such prepayment, and (iii) except as otherwise permitted pursuant to Section 7.14(a)(iii), such Indebtedness shall not be repaid in cash or Cash Equivalents and shall not be renewed, extended, refinanced or replaced;

(h)obligations (contingent or otherwise) existing or arising under any Swap Contract; provided, that, (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(i)Indebtedness under Secured Cash Management Agreements;

(j)Permitted Unsecured Debt (and any Permitted Refinancing thereof);

(k)(i) Guarantees with respect to Indebtedness of any Loan Party otherwise permitted pursuant to this Section 7.02, and (ii) Guarantees consisting of a guarantee of any obligation (other than Indebtedness) performable by a Subsidiary;

(l)Indebtedness in respect of workers’ compensation claims, self-insurance obligations, performance bonds, surety, appeal or similar bonds and completion guarantees provided by the Borrower and its Subsidiaries in the ordinary course of business;

(m)accrued or deferred expenses (including salaries, accrued vacation and other compensation) arising in the ordinary course of business;

(n)Indebtedness in respect of premium financing arrangements; provided, that, (i) the aggregate principal amount of such Indebtedness shall not exceed the annual premium amount, and (ii) the aggregate principal amount of such Indebtedness, when taken together with the aggregate amount of obligations secured in reliance on Section 7.01(m), shall not exceed $20,000,000 at any one time outstanding;

(o)Indebtedness consisting of unsecured Guarantees by the Borrower or any of its Subsidiaries of purchase orders of any Subsidiary in an aggregate principal amount at any one time outstanding not to exceed $5,000,000;

(p)to the extent constituting Indebtedness, obligations arising in connection with Cash Management Agreements in an aggregate principal amount at any one time outstanding not to exceed $5,000,000;

(q)Indebtedness consisting of obligations owing under any dealer, customer or supplier incentive, supply, license or similar agreements entered into in the ordinary course of business;

(r)to the extent constituting Indebtedness, customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business; and

(s)Indebtedness not permitted by any of the foregoing clauses of this Section 7.02 in an aggregate principal amount at any one time outstanding not to exceed the greater of (i) $15,000,000, and (ii) an amount equal to one and one-half percent (1.5%) of Consolidated Total Assets (to be determined by reference to the balance sheet of the Borrower most recently delivered pursuant to Section 6.01(a) or (b) (or, for any determination occurring prior to the first delivery of financial statements pursuant to Section 6.01(a) or (b), to be determined by reference to the Pro Forma Financial Statements)).

7.03Investments.

Directly or indirectly make or hold any Investments, except:

(a)Investments in the form of cash and Cash Equivalents;

(b)Investments existing as of the Closing Date and set forth on Schedule 7.03, as such Investments may be adjusted due to appreciation, repayment of principal, payment of interest, return of capital or similar circumstances;

(c)Investments in any Person that is a Loan Party prior to, or simultaneously with, giving effect to such Investment;

(d)Investments by any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party;

(e)(i) receivables owing to any Loan Party or any Subsidiary, or (ii) any receivables and advances to suppliers; in each case, if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(f)(i) loans and advances to officers, directors and employees of the Borrower or any Subsidiary for relocation, travel, entertainment and related expenses, and (ii) loans and advances to employees of the Borrower or any Subsidiary made in the ordinary course of business; provided, that, in the case of clauses (i) and (ii), (A) such loans and advances shall comply with all applicable requirements of Law, and (B) the aggregate principal amount of all such loans and advances shall not exceed $3,000,000 at any one time outstanding;

(g)Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers of the Borrower or any Subsidiary and in the settlement of delinquent obligations of, and other disputes with, customers and suppliers of the Borrower or any Subsidiary arising in the ordinary course of business;

(h)Swap Contracts permitted by Section 7.02(h);

(i)(i) Permitted Acquisitions; (ii) so long as such Acquisition is consummated on or prior to the date that is one hundred eighty (180) days after the Closing Date, the Telerob Acquisition; and (iii) so long as such Acquisition is consummated on or prior to the date that is one hundred eighty (180) days after the Closing Date, the Prism Acquisition;

(j)Guarantees permitted by Section 7.02 (other than by reference to this Section 7.03 (or any clause hereof));

(k)Investments in joint ventures or minority Equity Interests (other than any Acquisition); provided, that, the aggregate amount of all such Investments shall not exceed the greater of (i) $30,000,000, and (ii) an amount equal to three percent (3%) of Consolidated Total Assets (to be determined by reference to the balance sheet of the Borrower most recently delivered pursuant to Section 6.01(a) or (b) (or, for any determination occurring prior to the first delivery of financial statements pursuant to Section 6.01(a) or (b), to be determined by reference to the Pro Forma Financial Statements));

(l)Investments consisting of Permitted Liens, Indebtedness to the extent permitted pursuant to Section 7.02, fundamental changes to the extent permitted pursuant to Section 7.04, and Restricted Payments to the extent permitted pursuant to Section 7.06 (in each case, other than by reference to this Section 7.03 (or any clause hereof));

(m)additional Investments (other than any Acquisition), including, for the avoidance of doubt, Investments in joint ventures or minority Equity Interests (other than any Acquisition), in an aggregate amount for all such Investments not to exceed the Available Amount; provided, that, (i) upon giving Pro Forma Effect to any such Investment, the Loan Parties will be in compliance with the financial covenants set forth in Section 7.11 as of the most recently ended fiscal quarter of the Borrower for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or (b) (and, if requested by the Administrative Agent or any Lender, the Borrower shall deliver to the Administrative Agent a Pro Forma Compliance Certificate demonstrating compliance with such condition), and (ii) no Default shall exist or would result from giving effect to any such Investment; and

(n)other Investments (other than any Acquisition) not permitted by any of the foregoing clauses of this Section 7.03 (including, for the avoidance of doubt, Investments in joint ventures or minority Equity Interests (other than any Acquisition) not otherwise permitted by any of the foregoing clauses of this Section 7.03); provided, that, (i) upon giving Pro Forma Effect to such Investment, (A) the Loan Parties will be in compliance with the financial covenants set forth in Section 7.11 as of the most recently ended fiscal quarter of the Borrower for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or (b), and (B) the Consolidated Leverage Ratio will be less than 2.75 to 1.0 (and, if requested by the Administrative Agent or any Lender, the Borrower shall deliver to the Administrative Agent a Pro Forma Compliance Certificate demonstrating compliance with such conditions), and (ii) no Default shall exist or would result from giving effect to any such Investment.

7.04Fundamental Changes.

Directly or indirectly merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person; provided, that, notwithstanding the foregoing provisions of this Section 7.04, but subject to the terms of Sections 6.12 and 6.13: (a) the Borrower may merge or consolidate with any of its Subsidiaries; provided, that, the Borrower shall be the continuing or surviving Person of such merger or consolidation; (b) any Loan Party (other than the Borrower) may merge or consolidate with any other Loan Party (other than the Borrower); (c) any Subsidiary that is not a Loan Party may merge or consolidate with any Loan Party; provided, that, such Loan Party shall be the continuing or surviving Person of such merger or consolidation; (d) any Subsidiary that is not a Loan Party may merge or consolidate with any other Subsidiary that is not a Loan Party; (e) the Borrower and any Subsidiary may engage in a Disposition permitted pursuant to Section 7.05, an Investment permitted pursuant to Section 7.03, or a Restricted Payment permitted pursuant to Section 7.06 (in each case other than by reference to this Section 7.04 (or any clause hereof)); and (f) any Subsidiary that is not a Loan Party may be dissolved, liquidated or wound up; provided, that, prior to or simultaneously with any such dissolution, liquidation or winding up, all assets of such Subsidiary shall be transferred to a Loan Party or, to the extent required by law or binding contract, a creditor or creditors thereof.

7.05Dispositions.

Directly or indirectly make any Disposition or enter into any agreement to make any Disposition, except for:

(a)	any Permitted Transfer;

(b)the Disposition of non-core or non-strategic assets acquired in connection with a Permitted Acquisition or other Investment permitted pursuant to Section 7.03; provided, that, (i) the Net Cash Proceeds of such Disposition are applied to prepay the Loans, if required, pursuant to Section 2.05(b)(i), (ii) no Event of Default has occurred and is continuing both immediately prior to and after giving effect to such Disposition, and (iii) in connection with any such Disposition, the fair market value of such non-core or non-strategic assets (determined as of the date of acquisition thereof by the applicable Loan Party or applicable Subsidiary, as the case may be) so Disposed shall not exceed an amount equal to twenty-five percent (25%) of the purchase price paid for all assets acquired in such Permitted Acquisition or such Investment;

(c)any Disposition of an Investment in a joint venture or a Non-Wholly Owned Subsidiary, in each case to the extent required by, or made pursuant to, buy/sell arrangements between joint venture or similar parties set forth in the relevant joint venture arrangements and/or similar binding arrangements; and

(d)any other Disposition; provided, that: (i) the consideration paid in cash or Cash Equivalents in connection with such Disposition shall constitute not less than seventy five percent (75%) of the aggregate consideration to be received in connection therewith, and the total consideration paid in connection therewith shall be paid contemporaneous with consummation of such Disposition and shall be in an amount not less than the fair market value of the assets disposed of; (ii) such Disposition does not involve the sale or other disposition of a minority Equity Interest in any Loan Party; (iii) no Default has occurred and is continuing both immediately prior to and after giving effect to such Disposition; (iv) such Disposition does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other property concurrently being disposed of in a transaction otherwise permitted hereunder; (v) the Net Cash Proceeds of such Disposition are applied to prepay the Loans, if required, pursuant to Section 2.05(b)(i); (vi) upon giving Pro Forma Effect to such Disposition, the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11 as of the most recently ended fiscal quarter of the Borrower for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or (b) (and, if requested by the Administrative Agent or any Lender, the Borrower shall deliver to the Administrative Agent a Pro Forma Compliance Certificate demonstrating compliance with such condition); and (vii) the aggregate Net Cash Proceeds of such Disposition, when taken together with the Net Cash Proceeds received from all other Dispositions made in reliance on this Section 7.05(d) (to the extent not reinvested in Eligible Assets within twelve (12) months of the date of such Disposition) in any fiscal year of the Borrower, shall not exceed an amount equal to ten percent (10%) of Consolidated Total Assets (to be determined by reference to the balance sheet of the Borrower most recently delivered pursuant to Section 6.01(a) or (b) (or, for any determination occurring prior to the first delivery of financial statements pursuant to Section 6.01(a) or (b), to be determined by reference to the Pro Forma Financial Statements)) in such fiscal year.

7.06Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

(a)each Subsidiary may declare and make Restricted Payments to the Borrower and to any Subsidiary that owns Equity Interests of such Subsidiary (and, in the case of a dividend or other distribution by a Non-Wholly Owned Subsidiary of the Borrower, to the Borrower or other Subsidiary and to each other owner of Equity Interests of such Non-Wholly Owned Subsidiary ratably based on their relative ownership interests);

(b)the Borrower and each Subsidiary may declare and make Restricted Payments payable solely in the Qualified Capital Stock of such Person;

(c)the Borrower and each Subsidiary may redeem, repurchase, retire or otherwise acquire Equity Interests to the extent such redemption, repurchase, retirement or other acquisition is deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

(d)so long as no Default shall have occurred and be continuing at the time of such Restricted Payment or would result therefrom, the Borrower may repurchase or redeem Qualified Capital Stock of the Borrower held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of the Borrower or any Subsidiary, upon their death, disability, retirement, severance or termination of employment or service; provided, that, the aggregate cash consideration paid for all such redemptions and repurchases shall not exceed $2,000,000 in any fiscal year of the Borrower; and

(e)the Borrower or any Subsidiary may make any Restricted Payment; provided, that, (i) no Default shall have occurred and be continuing at the time of such Restricted Payment or would result therefrom, and (ii) upon giving Pro Forma Effect to any such Restricted Payment, (A) the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11 as of the most recently ended fiscal quarter of the Borrower for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or (b), and (B) the Consolidated Leverage Ratio is less than 2.75 to 1.0 (and, if requested by the Administrative Agent or any Lender, the Borrower shall deliver to the Administrative Agent a Pro Forma Compliance Certificate demonstrating compliance with such conditions).

7.07Change in Nature of Business.

Directly or indirectly engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the Closing Date or any business reasonably related, complimentary, ancillary or incidental thereto.

7.08Transactions with Affiliates.

Directly or indirectly enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person other than (a) advances of working capital (i) by any Loan Party to any other Loan Party, or (ii) by any Subsidiary that is not a Loan Party to any Loan Party or any other Subsidiary, (b) transfers of cash and assets (i) by any Loan Party to any other Loan Party, or (ii) by any Subsidiary to any Loan Party or any other Subsidiary, (c) intercompany transactions (i) expressly permitted by Section 7.02, Section 7.03, Section 7.04, Section 7.05 or Section 7.06 (in each case, other than by reference to this Section 7.08 (or any clause hereof)), or (ii) solely among the Loan Parties and the Subsidiaries, (d) reasonable and customary officer, director and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and reasonable indemnification and severance arrangements, in each case in the ordinary course of business, and (e) except as otherwise specifically prohibited in this Agreement, other transactions which are entered into in the ordinary course of such Person’s business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director or Affiliate.

7.09Burdensome Agreements.

Directly or indirectly enter into, or permit to exist, any Contractual Obligation that (a) encumbers or restricts the ability of any such Person to (i) make Restricted Payments to any Loan Party, (ii) pay any Indebtedness or other obligations owed to any Loan Party, (iii) make loans or advances to any Loan Party, (iv) transfer any of its property to any Loan Party, (v) pledge its property pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, or (vi) act as a Loan Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)(i) through (a)(v) above) for (A) this Agreement and the other Loan Documents, (B) any instrument governing Indebtedness assumed in connection with any Permitted Acquisition or other Investment permitted pursuant to Section 7.03, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired, (C) any such encumbrance or restriction consisting of customary non-assignment provisions in leases or licenses restricting leasehold interests or licenses, as applicable, entered into in the ordinary course of business, (D) customary provisions in joint venture agreements and other similar agreements that restrict the transfer of ownership interests in such joint venture or provisions limiting the disposition or distribution of assets or property (other than dividends on a pro rata basis based on ownership percentage), which limitation is applicable only to the assets that are the subject of such agreements, (E) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted pursuant to Section 7.05 pending the consummation of such sale, or (F) any document or instrument governing any Permitted Lien, in each case, to the extent that any such restriction contained therein relates only to the asset or assets subject to such Liens, or (b) requires the grant of any security for any obligation if such property is given as security for the Secured Obligations (except to the extent such grant constitutes a Permitted Lien).

7.10Use of Proceeds.

Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11Financial Covenants.

(a)Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio as of the end of any Measurement Period ending as of the end of any fiscal quarter of the Borrower to be greater than 3.00 to 1.0; provided, that, upon the occurrence of a Qualified Acquisition, for each of the four (4) fiscal quarters of the Borrower immediately following the consummation of such Qualified Acquisition (including, for the avoidance of doubt, the fiscal quarter in which such Qualified Acquisition was consummated) (such period of increase, the “Leverage Increase Period”), the ratio set forth above shall be increased to 3.50 to 1.0; provided, further, that, (i) no more than one (1) Leverage Increase Period shall be in effect at any time, (ii) for at least two (2) fiscal quarters of the Borrower immediately following each Leverage Increase Period, the Consolidated Leverage Ratio as of the end of such fiscal quarters shall not be greater than 3.00 to 1.0 prior to giving effect to another Leverage Increase Period, and (iii) each Leverage Increase Period shall only apply with respect to the calculation of the Consolidated Leverage Ratio for purposes of (A) determining compliance with the financial maintenance covenant set forth in this Section 7.11(a) as of the end of any period of four (4) consecutive fiscal quarters of the Borrower ending as of the last day of any fiscal quarter of the Borrower, and (B) determining the permissibility of the consummation of the Qualified Acquisition with respect to which such Leverage Increase Period relates (or, to the extent such Qualified Acquisition is financed with the proceeds of an Incremental Facility or any Permitted Unsecured Debt, for purposes of determining the permissibility of the incurrence of such Incremental Facility or such Permitted Unsecured Debt in connection with the consummation of such Qualified Acquisition).

(b)Consolidated Fixed Charge Coverage Ratio.  Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any Measurement Period ending as of the end of any fiscal quarter of the Borrower to be less than 1.25 to 1.0.

7.12Amendments of Organization Documents; Changes in Fiscal Year, Legal Name, State of Organization, or Form of Entity; Accounting Changes.

(a)Amend any of its Organization Documents in any manner that is materially adverse to the Lenders.

(b)Change its fiscal year; provided, that, the Closing Date Acquisition Target may change its fiscal year to match the fiscal year of the Borrower.

(c)Without providing ten (10) days prior written notice to the Administrative Agent (or such shorter period of time as agreed to by the Administrative Agent in its sole discretion), change its legal name, state of organization, or form of organization.

(d)Make any change in accounting policies or reporting practices, except as required by GAAP.

7.13Sale and Leaseback Transactions.

Directly or indirectly enter into any Sale and Leaseback Transaction.

7.14Junior Debt Payments.

Make: (a) any Junior Debt Payment except that: (i) a Permitted Refinancing permitted pursuant to Section 7.02(b) or Section 7.02(j) may be consummated; (ii) the Borrower may make Junior Debt Payments to the extent made solely with the Qualified Capital Stock of the Borrower; and (iii) the Borrower or any Subsidiary may make any Junior Debt Payment with the Available Amount; provided, that, (A) no Default shall have occurred and be continuing at the time of such Junior Debt Payment or would result therefrom, and (B) upon giving Pro Forma Effect to such Junior Debt Payment, the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11 as of the most recently ended fiscal quarter of the Borrower for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or (b) (and, in connection with any such payment in excess of $5,000,000, if requested by the Administrative Agent or any Lender, the Borrower shall deliver to the Administrative Agent a Pro Forma Compliance Certificate demonstrating compliance with such condition); or (b) any payment in violation of any subordination and/or intercreditor terms applicable to any Junior Debt.

7.15Amendment, Etc. of Junior Debt.

Directly or indirectly amend, modify or change in any manner any term or condition of any Junior Debt, in each case in any manner that is adverse in any material respect to the interest of the Lenders.

7.16Sanctions.

Directly or knowingly indirectly use any Credit Extension or the proceeds of any Credit Extension, or lend, contribute or otherwise make available such Credit Extension or the proceeds of any Credit Extension to any Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swingline Lender, or otherwise) of Sanctions.

7.17Anti-Corruption Laws.

Directly or knowingly indirectly use any Credit Extension or the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other anti-corruption legislation in other jurisdictions.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01Events of Default.

Any of the following shall constitute an “Event of Default”:

(a)Non-Payment.  The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) within three (3) days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five (5) days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)Specific Covenants.  Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03(a), 6.05(a) (solely with respect to the Borrower), 6.10, 6.11, 6.15 or Article VII; or

(c)Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b)) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier to occur of (i) a Responsible Officer of a Loan Party becoming aware of such failure, and (ii) written notice thereof being provided to the Borrower by the Administrative Agent or any Lender; or

(d)Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be materially incorrect or materially misleading (or, in each case, if such representation, warranty, certification or statement of fact is already qualified by materiality, incorrect or misleading in any respect) when made or deemed made; or

(e)Cross-Default.  (i) Any Loan Party or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise but giving effect to any applicable grace and notice period with respect thereto) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform (after giving effect to any applicable grace and notice period with respect thereto) any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary is the Defaulting Party (as defined in such Swap Contract), or (B) any Termination Event (as defined in such Swap Contract) under such Swap Contract as to which a Loan Party or any Subsidiary is an Affected Party (as defined in such Swap Contract) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f)Insolvency Proceedings, Etc.  Any Loan Party or any Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) days, or an order for relief is entered in any such proceeding; or

(g)Inability to Pay Debts; Attachment.  (i) Any Loan Party or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(h)Judgments.  There is entered against any Loan Party or any Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)Invalidity of Loan Documents.  Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or upon the occurrence of the Facility Termination Date, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or it is or becomes unlawful for a Loan Party to perform any of its material obligations under the Loan Documents; or

(k)Collateral Documents.  Any Collateral Document after delivery thereof pursuant to the terms of the Loan Documents shall for any reason cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on any material portion of the Collateral purported to be covered thereby, or any Loan Party shall assert the invalidity of such Liens; or

(l)Change of Control.  There occurs any Change of Control.

Without limiting the provisions of Article IX, if a Default shall have occurred under the Loan Documents, then such Default will continue to exist until it either is cured (to the extent specifically permitted) in accordance with the Loan Documents or is otherwise expressly waived by the Administrative Agent (with the approval of requisite Appropriate Lenders (in their sole discretion) as determined in accordance with Section 11.01); and once an Event of Default occurs under the Loan Documents, then such Event of Default will continue to exist until it is expressly waived by the requisite Appropriate Lenders or by the Administrative Agent with the approval of the requisite Appropriate Lenders, as required hereunder in Section 11.01.

8.02Remedies upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)declare the Commitments of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;

(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and

(d)exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents or applicable Law or equity;

provided, that, upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03Application of Funds.

After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02) or if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all Secured Obligations then due hereunder, any amounts received on account of the Secured Obligations shall, subject to the provisions of Sections 2.14 and 2.15, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Disbursements and other Secured Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans, L/C Disbursements and Secured Obligations then owing under the Secured Hedge Agreements and the Secured Cash Management Agreements and to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent required by, and not otherwise Cash Collateralized by the Borrower pursuant to, Sections 2.03 and 2.14, in each case ratably among the Administrative Agent, the Lenders, the L/C Issuers, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Sections 2.03(q) and 2.14, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Secured Obligations, if any, in the order set forth above.  Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Secured Obligations otherwise set forth above in this Section 8.03.

Notwithstanding the foregoing, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or the applicable Hedge Bank, as the case may be.  Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX

ADMINISTRATIVE AGENT

9.01Appointment and Authority.

(a)Appointment.  Each of the Lenders and the L/C Issuers hereby irrevocably appoints, designates and authorizes Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article IX are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)Collateral Agent. The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and the L/C Issuers hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial, advisory, underwriting or other business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.

9.03Exculpatory Provisions.

(a)Neither the Administrative Agent nor any Arranger, as applicable, shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, none of the Administrative Agent, any Arranger, or any of their respective Related Parties:

(i)shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that, the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; or

(iii)shall have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or any L/C Issuer any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates that is communicated to, or in the possession of, the Administrative Agent, such Arranger or any of their respective Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein.

(b)Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary), or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, a Lender or an L/C Issuer.

(c)Neither the Administrative Agent nor any of its Related Parties have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.  For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objections.

9.05Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06Resignation of Administrative Agent.

(a)Notice.  The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, and, at all times other than during the existence of an Event of Default, with the Borrower’s consent (such consent not to be unreasonably withheld), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided, that, in no event shall any successor Administrative Agent be a Defaulting Lender.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)Defaulting Lender.  If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, and, at all times other than during the existence of an Event of Default, with the Borrower’s consent (such consent not to be unreasonably withheld), appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)Effect of Resignation or Removal.  With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor

Administrative Agent is appointed), and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than as provided in Section 3.01(h) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date (as applicable)), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06(c)).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article IX and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (A) while the retiring or removed Administrative Agent was acting as Administrative Agent, and (B) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (1) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Secured Parties, and (2) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

(d)L/C Issuer and Swingline Lender.  Any resignation or removal by Bank of America as Administrative Agent pursuant to this Section 9.06 shall also constitute its resignation as an L/C Issuer and the Swingline Lender.  If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Revolving Lenders to make Revolving Loans that are Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(f).  If Bank of America resigns as the Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Revolving Lenders to make Revolving Loans that are Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04(c).  Upon the appointment by the Borrower of a successor L/C Issuer or Swingline Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as applicable, (ii) the retiring L/C Issuer and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue Letters of Credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

9.07Non-Reliance on Administrative Agent, Arrangers and Other Lenders.

Each Lender and each L/C Issuer expressly acknowledges that none of the Administrative Agent nor any Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or any Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Arranger to any Lender or any L/C Issuer as to any matter, including whether the Administrative Agent or any Arranger have disclosed material information in their (or their respective Related Parties’) possession.  Each Lender and each L/C Issuer represents to the Administrative Agent and each Arranger that it has, independently and without reliance upon the Administrative Agent, such Arranger, any other Lender or any of their respective Related Parties, and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder.  Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any other Lender or any of their respective Related Parties, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties.  Each Lender and each L/C Issuer represents and warrants that (a) the Loan Documents set forth the terms of a commercial lending facility, and (b) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or an L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or such L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each L/C Issuer agrees not to assert a claim in contravention of the foregoing.  Each Lender and each L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

9.08No Other Duties, Etc.

Anything herein to the contrary notwithstanding, none of the titles listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, an Arranger, a Lender or an L/C Issuer hereunder.

9.09Administrative Agent May File Proofs of Claim; Credit Bidding.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C

Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(l) and (m), 2.09, 2.10(b) and 11.04) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09, 2.10(b) and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer or in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (i) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, or (ii) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law.  In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid (A) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (B) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided, that, any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 11.01), and (C) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Secured Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

9.10Collateral and Guaranty Matters.

Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and each of the L/C Issuers irrevocably authorize the Administrative Agent, at its option and in its discretion:

(a)to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the Facility Termination Date, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 11.01;

(b)to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(c);

(c)to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents; and

(d)to negotiate, execute, deliver and perform any intercreditor agreement and/or any subordination agreement in respect of any Indebtedness permitted to be incurred pursuant to Section 7.02.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10, or to take any other action described above in this Section 9.10.  In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.11Secured Cash Management Agreements and Secured Hedge Agreements.

Except as otherwise expressly set forth herein, no Cash Management Bank or Hedge Bank that obtains the benefit of the provisions of Section 8.03, the Guaranty or any Collateral by virtue of the provisions hereof or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured

Hedge Agreements, except to the extent expressly provided herein and unless the Administrative Agent has received a Secured Party Designation Notice of such Secured Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or the applicable Hedge Bank, as the case may be; provided, that, notwithstanding the foregoing, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements in the case of a Facility Termination Date.

9.12Certain ERISA Matters.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, or this Agreement,

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84–14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95–60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90–1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91–38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96–23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84–14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84–14, and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84–14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any other Loan Document or any documents related hereto or thereto).

ARTICLE X

CONTINUING GUARANTY

10.01Guaranty.

Each Guarantor hereby absolutely and unconditionally, jointly and severally guarantees, as primary obligor and as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all Secured Obligations (for each Guarantor, subject to the proviso in this sentence, its “Guaranteed Obligations”); provided, that, (a) the Guaranteed Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor, and (b) the liability of each Guarantor individually with respect to this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law. Without limiting the generality of the foregoing, the Guaranteed Obligations shall include any such indebtedness, obligations, and liabilities, or portion thereof, which may be or hereafter become unenforceable or compromised or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any Loan Party under any Debtor Relief Laws. The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Secured Obligations.  This Guaranty shall not be affected by the illegality, genuineness, validity, regularity or enforceability of the Secured Obligations or any instrument or agreement evidencing any Secured Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Secured Obligations which might otherwise constitute a defense to the obligations of the Guarantors, or any of them, under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

10.02Rights of Lenders.

Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Secured Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Secured Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuers and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Secured Obligations.  Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

10.03Certain Waivers.

Each Guarantor waives, to the fullest extent permitted by law: (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower or any other Loan Party; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower or any other Loan Party; (c) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder; (d) any right to proceed against the Borrower or any other Loan Party, proceed against or exhaust any security for the Secured Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; (f) any defense arising by reason of any change in the corporate existence, structure or ownership of any Loan Party; and (g) any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties.  Each Guarantor, to the fullest extent permitted by law, expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Secured Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Secured Obligations.

10.04Obligations Independent.

The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Secured Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.

10.05Subrogation.

No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Secured Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full (other than contingent indemnification obligations for which no claim has been asserted) and the Commitments and the Facilities are terminated.  If any amounts are paid to a Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Secured Obligations, whether matured or unmatured.

10.06Termination; Reinstatement.

This Guaranty is a continuing and irrevocable guaranty of all Secured Obligations now or hereafter existing and shall remain in full force and effect until the Facility Termination Date.  Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or a Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Secured Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.  The obligations of each Guarantor under this Section 10.06 shall survive termination of this Guaranty.

10.07Stay of Acceleration.

If acceleration of the time for payment of any of the Secured Obligations is stayed, in connection with any case commenced by or against a Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by each Guarantor, jointly and severally, immediately upon demand by the Secured Parties.

10.08Condition of Borrower.

Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as such Guarantor requires, and that none of the Secured Parties has any duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to it any information relating to the business, operations or financial condition of the Borrower or any other guarantor (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

10.09Appointment of Borrower.

Each of the Loan Parties hereby appoints the Borrower to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) the Borrower may execute such documents and provide such authorizations on behalf of such Loan Parties as the Borrower deems appropriate in its sole discretion and each Loan Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by the Administrative Agent, an L/C Issuer or a Lender to the Borrower shall be deemed delivered to each Loan Party, and (c) the Administrative Agent, the L/C Issuers or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Borrower on behalf of each of the Loan Parties.

10.10Right of Contribution.

The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable Law.

10.11Keepwell.

Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty or the grant of a Lien under the Loan Documents, in each case, by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article X voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations and undertakings of each Qualified ECP Guarantor under this Section 10.11 shall remain in full force and effect until the Secured Obligations have been indefeasibly paid and performed in full (other than contingent indemnification obligations for which no claim has been asserted).  Each Loan Party intends this Section 10.11 to constitute, and this Section 10.11 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

ARTICLE XI

MISCELLANEOUS

11.01Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that, no such amendment, waiver or consent shall:

(a)extend or increase any Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent in Section 4.02 or of any Default is not considered an extension of or increase in any Commitment of any Lender);

(b)postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to any Lender hereunder or under such other Loan Document without the written consent of such Lender entitled to such payment;

(c)reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Disbursement, or (subject to clause (iv) of the final proviso to this Section 11.01) any fees or other amounts payable to any Lender hereunder or under any other Loan Document without the written consent of such Lender entitled to such amount; provided, that, only the consent of the Required Lenders shall be necessary to amend (i) the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate, or (ii) any financial covenant hereunder (or any defined term used therein), even if the effect of such amendment would be to reduce the rate of interest on any Loan or Letter of Credit or to reduce any fee payable hereunder;

(d)change Section 2.12(f), Section 2.13, Section 8.03 or any other provision hereof relating to the pro rata sharing of payments among the Lenders in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender that is directly and adversely affected thereby;

(e)change (i) any provision of this Section 11.01, or the definition of “Required Lenders,” or any other provision of any Loan Document specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or thereunder or make any determination or grant any consent hereunder or without the written consent of each Lender, or (ii) the definition of “Required Revolving Lenders” without the written consent of each Revolving Lender;

(f)release all or substantially all of the Collateral in any transaction or series of related transactions without the written consent of each Lender;

(g)release all or substantially all of the value of the Guaranty without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

(h)(i) subordinate, or enter into any amendment, waiver or consent having the effect of subordinating, the Obligations to any other Indebtedness or other obligation, (ii) subordinate, or enter into any amendment, waiver or consent having the effect of subordinating, the Liens securing the Secured Obligations to Liens securing any other Indebtedness or other obligation, in each case, without the written consent of each Lender; or

(i)release the Borrower or permit the Borrower to assign or transfer any of its rights or obligations under this Agreement or the other Loan Documents without the written consent of each Lender;

provided, further, that, notwithstanding anything herein to the contrary: (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (v) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender, or all Lenders or each affected Lender under a Facility, may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (A) any Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, and (B) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender, or all Lenders or each affected Lender under a Facility, that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender; (vi) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein; (vii) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders; (viii) in order to implement any Incremental Facility in accordance with Section 2.02(g), this Agreement and any other Loan Document may be amended as set forth in Section 2.02(g); (ix) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, the Borrower, the other Loan Parties and the relevant lenders providing such additional credit facilities to add one or more additional credit facilities to this Agreement, to permit the extensions of credit from time to time outstanding hereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Loans and the accrued interest and fees in respect thereof and to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders; (x) if following the Closing Date, the Administrative Agent and the Borrower shall have jointly identified an inconsistency, obvious error or omission, in each case, of a technical or immaterial nature, in any provision of the Loan Documents, then the Administrative Agent and the Loan Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof; (xi) this Agreement may be amended (or amended and restated) without the consent of any Lender (but with the consent of the Borrower and the

Administrative Agent) if, upon giving effect to such amendment (or such amendment and restatement), such Lender shall no longer be a party to this Agreement (as so amended (or amended and restated)), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligations hereunder and such Lender shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement and the other Loan Documents; (xii) this Agreement or any other Loan Document may be amended as set forth in Section 3.03, including in order to implement any LIBOR Successor Rate and/or any LIBOR Successor Rate Conforming Changes; (xiii) the L/C Commitment of any L/C Issuer may be modified from time to time by agreement between such L/C Issuer and the Borrower and notified to the Administrative Agent.

11.02Notices; Effectiveness; Electronic Communications.

(a)Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.02(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax transmission or e-mail transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)if to the Borrower or any other Loan Party, the Administrative Agent, Bank of America in its capacity as an L/C Issuer, or the Swingline Lender, to the address, fax number, e-mail address or telephone number specified for such Person on Schedule 1.01(a); and

(ii)if to any other Lender (including in such Lender’s capacity as an L/C Issuer), to the address, fax number, e-mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in Section 11.02(b) shall be effective as provided in Section 11.02(b).

(b)Electronic Communications.  Notices and other communications to the Administrative Agent, the Lenders, the Swingline Lender and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail, FPML messaging and Internet or intranet websites) pursuant to an electronic communications agreement (or such other procedures approved by the Administrative Agent in its sole discretion); provided, that, the foregoing shall not apply to notices to any Lender, the Swingline Lender or any L/C Issuer pursuant to Article II if such Lender, the Swingline Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under Article II by electronic communication.  The Administrative Agent, the Swingline Lender, any L/C Issuer or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices and other communications posted to an Internet or intranet website shall be deemed received by the intended recipient upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail address or other written acknowledgement) indicating that such notice or communication is available and identifying the website address therefor; provided, that, for both clauses (i) and (ii), if such notice or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any other Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party.

(d)Change of Address, Etc.  Each of the Borrower, the Administrative Agent, each L/C Issuer and the Swingline Lender may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.  Each Lender may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuers and the Swingline Lender.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and e-mail address to which notices and other communications may be sent, and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one (1) individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal or state securities laws.

(e)Reliance by Administrative Agent, L/C Issuers and Lenders.  The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic notices, Loan Notices, Letter of Credit Applications, Notices of Loan Prepayment, and Swingline Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Loan Parties shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03No Waiver; Cumulative Remedies; Enforcement.

No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, that, the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer or the Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; provided, further, that, if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02, and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04Expenses; Indemnity; Damage Waiver.

(a)Costs and Expenses.  The Loan Parties shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (limited, in the case of legal counsel, to the reasonable and documented fees, charges and disbursements of one primary counsel to the Administrative Agent and, if reasonably necessary, one local counsel for the Administrative Agent in each relevant jurisdiction and one specialty counsel for the Administrative Agent in each relevant specialty (and, solely in the case of an actual or potential conflict of interest of any of the foregoing counsel, one additional primary, local or specialty counsel, as the case may be, to the affected persons similarly situated and taken as a whole)) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal, reinstatement or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of counsel for the Administrative Agent, any Lender, or any L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.04, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)Indemnification by the Loan Parties.  The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Arranger, each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee (provided, that, with respect to the reasonable fees, charges and disbursements of counsel, such indemnification shall be limited to the reasonable and documented out-of-pocket fees, disbursements and other charges of one primary counsel for all Indemnitees, taken as a whole, and, if reasonably necessary, a single local counsel for all Indemnitees, taken as a whole, in each relevant jurisdiction and a single specialty counsel for all Indemnitees, taken as a whole, with respect to each relevant specialty, and in the case of an actual or perceived conflict of interest, one additional primary, local or specialty counsel, as the case may be to the affected Indemnitees similarly situated and taken as a whole)) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned, leased or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided, that, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.  Without limiting the provisions of Section 3.01(d), this

Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)Reimbursement by Lenders.  To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under Section 11.04(a) or Section 11.04(b) to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issuer, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided, that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such L/C Issuer or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such L/C Issuer or the Swingline Lender in connection with such capacity.  The obligations of the Lenders under this Section 11.04(c) are subject to the provisions of Section 2.12(d).

(d)Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable Law, no Loan Party shall assert, and each Loan Party hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in Section 11.04(b) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)Payments.  All amounts due under this Section 11.04 shall be payable not later than ten (10) Business Days after demand therefor.

(f)Survival.  The agreements in this Section 11.04 and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, any L/C Issuer and the Swingline Lender, the replacement of any Lender, and the Facility Termination Date.

11.05Payments Set Aside.

To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief

Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06Successors and Assigns.

(a)Successors and Assigns Generally.  The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(e) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.06(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 11.06(b), participations in L/C Obligations and in Swingline Loans) at the time owing to it); provided, that, any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.

(A)In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in Section 11.06(b)(i)(B) in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned.

(B)In any case not described in Section 11.06(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Facility, or

$1,000,000, in the case of any assignment in respect of any Term Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement and the other Loan Documents with respect to the Loans and/or the Commitment assigned, except that this Section 11.06(b)(ii) shall not (A) apply to the Swingline Lender’s rights and obligations in respect of Swingline Loans, or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(iii)Required Consents.  No consent shall be required for any assignment except to the extent required by Section 11.06(b)(i)(B) and, in addition:

(A)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment, or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received written notice thereof;

(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Revolving Commitment if such assignment is to a Person that is not a Lender with a Revolving Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender, or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)the consent of each L/C Issuer and the Swingline Lender shall be required for any assignment in respect of the Revolving Facility.

(iv)Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, that, the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)No Assignment to Certain Persons.  No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of one or more natural Persons).

(vi)Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this Section 11.06(b)(vi), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.06(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.06(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).

(c)Register.  The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender (with respect to such Lender’s interest only), at any reasonable time and from time to time upon reasonable prior notice.

(d)Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural Persons, a Defaulting Lender or the Borrower or any of the

Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swingline Loans) owing to it); provided, that, (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participations.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(f) (it being understood that the documentation required under Section 3.01(f) shall be delivered to the Lender who sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b); provided, that, such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under Section 11.06(b), and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided, that, such Participant agrees to be subject to Section 2.13 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided, that, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note or Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, that, no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)Resignation as L/C Issuer or Swingline Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time any Lender assigns all of its Revolving Commitment and Revolving Loans pursuant to Section 11.06(b), such Lender may, (i) upon thirty (30) days’ notice to the Administrative Agent, the Borrower and the Lenders, resign as an L/C Issuer, and/or (ii) upon thirty (30) days’ notice to the Borrower, resign as the Swingline Lender.  In the event of any such resignation as an L/C Issuer or the Swingline Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swingline Lender hereunder; provided, that, no failure by the Borrower to appoint any such successor shall affect the resignation of such Lender as an L/C Issuer or the Swingline Lender, as the case may be.  If a Lender resigns as an L/C Issuer pursuant to this Section 11.06(f), it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Revolving Loans that are Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(f)).  If Bank of America resigns as the Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Revolving Loans that are Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04(c).  Upon the appointment of a successor L/C Issuer and/or Swingline Lender, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as the case may be, and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of such retiring L/C Issuer with respect to such Letters of Credit.

11.07Treatment of Certain Information; Confidentiality.

(a)Treatment of Certain Information.  Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, in which case the Administrative Agent, such Lender, or such L/C Issuer, as applicable, shall notify the Borrower promptly prior to such disclosure to the extent practicable and not prohibited by Law, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 11.07, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.02(g), or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (vii) on a confidential basis to (A) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder, (B) the provider of any Platform or other electronic delivery service used by the Administrative Agent, any L/C Issuer and/or the Swingline Lender to deliver Borrower Materials or notices to the Lenders, or (C) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (viii) with the consent of the Borrower, (ix) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 11.07, or (B) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower, or (x) to the extent such Information is independently discovered or developed by a party hereto without utilizing any Information received from the Borrower or violating the terms of this Section 11.07.  For purposes of this Section 11.07, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary; provided, that, in the case of information received from the Borrower or any Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 11.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.  In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments.

(b)Non-Public Information.  Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (i) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information, and (iii) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.

(c)Press Releases.  The Loan Parties and their Affiliates agree that they will not in the future issue any press releases or other public disclosure using the name of the Administrative Agent or any Lender or their respective Affiliates or referring to this Agreement or any of the Loan Documents without the prior written consent of the Administrative Agent, unless (and only to the extent that) the Loan Parties or such Affiliate is required to do so under law and then, in any event the Loan Parties or such Affiliate will consult with such Person before issuing such press release or other public disclosure.

(d)Customary Advertising Material.  Without the prior written consent of the Borrower, neither the Administrative Agent nor any Lender shall publish any advertising material relating to the transactions contemplated hereby, including by using the name, product photographs, logo or trademark of the Loan Parties, to the extent such advertising material contains information that is not otherwise publicly available at the time such material is published (it being understood and agreed that neither the Administrative Agent nor any Lender shall be required to obtain the Borrower’s prior written consent to publish customary advertising material relating to the transactions contemplated hereby if such material contains information which is otherwise publicly available at the time such material is published).

11.08Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, such L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured, secured or unsecured, or are owed to a branch, office or Affiliate of such Lender or such L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that, in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15, and pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have.  Each Lender and each L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided, that, the failure to give such notice shall not affect the validity of such setoff and application.

11.09Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10Counterparts; Integration; Effectiveness.

This Agreement and each of the other Loan Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or any L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document, or any certificate delivered thereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document or certificate.  Without limiting the foregoing, to the extent a manually executed counterpart is not specifically required to be delivered under the terms of any Loan Document, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

11.11Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder (other than contingent indemnification obligations for which no claim has been asserted) shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby, and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the applicable L/C Issuer or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13Replacement of Lenders.

If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then, in each case, the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that:

(a)the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);

(b)such Lender shall have received payment of an amount equal to one hundred percent (100%) of the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)such assignment does not conflict with applicable Laws; and

(e)in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Each party hereto agrees that (a) an assignment required pursuant to this Section 11.13 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee, and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided, that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, further, that, any such documents shall be without recourse to or warranty by the parties thereto.

Notwithstanding anything in this Section 11.13 to the contrary, (a) no Lender that acts as an L/C Issuer may be replaced hereunder at any time it has any Letter of Credit outstanding unless arrangements satisfactory to such Lender (including the furnishing of a backstop letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such L/C Issuer or the depositing of Cash Collateral into a Cash Collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to such outstanding Letter of Credit, and (b) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.

11.14Governing Law; Jurisdiction; Etc.

(a)GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)SUBMISSION TO JURISDICTION.  THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF

THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)WAIVER OF VENUE.  THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 11.14(b).  THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.15.

11.16Subordination.

Each Loan Party (a “Subordinating Loan Party”) hereby subordinates the payment of all obligations and indebtedness of any other Loan Party owing to it, whether now existing or hereafter arising, including but not limited to any obligation of any such other Loan Party to the Subordinating Loan Party as subrogee of the Secured Parties or resulting from such Subordinating Loan Party’s performance under the Guaranty, to the indefeasible payment in full in cash of all Obligations.  If the Secured Parties so request, any such obligation or indebtedness of any such other Loan Party to the Subordinating Loan Party shall be enforced and performance received by the Subordinating Loan Party as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Secured Obligations, but without reducing or affecting in any manner the liability of the Subordinating Loan Party under this Agreement.  Without limitation of the foregoing, so long as no Default has occurred and is continuing, the Loan Parties may make and receive payments with respect to Intercompany Debt; provided, that, in the event that any Loan Party receives any payment of any Intercompany Debt at a time when such payment is prohibited by this Section 11.16, such payment shall be held by such Loan Party, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to the Administrative Agent.

11.17No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent, each Arranger, each Lender, and their respective Affiliates are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, each Arranger, each Lender, and their respective Affiliates, on the other hand, (ii) each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Administrative Agent, each Arranger, each Lender, and each of their respective Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for Borrower, any other Loan Party or any of their respective Affiliates, or any other Person, and (ii) none of the Administrative Agent, any Arranger, any Lender, or any of their respective Affiliates has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, each Arranger, and each Lender may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and none of the Administrative Agent, any Arranger, any Lender, or any of their respective Affiliates has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates.  To the fullest extent permitted by law, each of the Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, any Arranger, any Lender, or any of their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby.

11.18Electronic Execution.

This Agreement, any other Loan Document, and any other document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement or any other Loan Document (each, a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures.  Each Loan Party agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Loan Party to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature will constitute the legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered.  Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  For the avoidance of doubt, the authorization under this Section 11.18 may include use or acceptance by the Administrative Agent and each of the Lenders of a manually signed paper Communication which has been converted into electronic form (such as scanned into .pdf), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention.  The Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (each, an “Electronic Copy”), which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document.  All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record.  Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, that, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification, and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart.

11.19USA PATRIOT Act Notice.

Each Lender that is subject to the PATRIOT Act, each L/C Issuer and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the other Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Borrower and each other Loan Party, which information includes the name and address of each such Person and other information that will allow such Lender, such L/C Issuer or the Administrative Agent, as applicable, to identify each such Person in accordance with the PATRIOT Act.  The Loan Parties agree to, promptly following a request by the Administrative Agent, any L/C Issuer or any Lender, provide all such other documentation and information that the Administrative Agent, such L/C Issuer or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation.

11.20Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document, or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

11.21Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree that, with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States), in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States.  In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.  Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

11.22ENTIRE AGREEMENT.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	AEROVIRONMENT, INC.,
a Delaware corporation

	By:	/s/Kevin McDonnell
	Name:	Kevin McDonnell
	Title:	Senior Vice President and Chief Financial Officer

GUARANTORS:	ARCTURUS UAV, INC.,
a California corporation

	By:	/s/Kristy Benson
	Name:	Kristy Benson
	Title:	Vice President and Treasurer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as the Administrative Agent

	By:	/s/Taelitha Bonds-Harris
	Name:	Taelitha Bonds-Harris
	Title:	Assistant Vice President

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender, an L/C Issuer, and the Swingline Lender

	By:	/s/Angel Sutoyo
	Name:	Angel Sutoyo
	Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A.,
as a Lender and an L/C Issuer (solely with respect to the Existing JPMorgan Letters of Credit)

By:	/s/Anna C. Araya
Name:	Anna C. Araya
Title:	Executive Director

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/G. Scott Lambert
Name:	G. Scott Lambert
Title:	Vice President

EXHIBIT A

[FORM OF] ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (a) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations of the Assignor under the respective facilities identified below (including Letters of Credit, Swingline Loans and Guarantees included in such facilities), and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:
[Assignor [is][is not] a Defaulting Lender.]

2. Assignee:
[and is an [Affiliate][Approved Fund] of [identify Lender]1]

3. Borrower:	AeroVironment, Inc., a Delaware corporation (the “Borrower”)

4. Administrative Agent:	Bank of America, N.A., as the administrative agent under the Credit Agreement

[1]	Select as applicable.

5. Credit Agreement:

Credit Agreement, dated as of February [__], 2021, among the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as the Administrative Agent, the Swingline Lender, and an L/C Issuer, and the other L/C Issuers party thereto

6. Assigned Interest:

Facility Assigned[2]	Aggregate Amount of Commitments/Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitments/Loans[3]
	$	$	%
	$	$	%
	$	$	%

[7. Trade Date: ______________]4

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[signature pages follow]

[2]

Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment and Assumption (e.g. “Revolving Facility”, “Term A Loans”, etc.)

*	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[3]	Set forth, to at least 9 decimals, as a percentage of the Commitments/Loans of all Lenders thereunder.
[4]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

[NAME OF ASSIGNOR],
as the Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE],
As the Assignee

By:
Name:
Title:

[Consented to and][5] Accepted:

BANK OF AMERICA, N.A.,
as the Administrative Agent

By:
Name:
Title:

[Consented to:][6]

[BANK OF AMERICA, N.A.,
as [the Swingline Lender][[and] the L/C Issuer]

By:
Name:
Title:]

[[______],
as an L/C Issuer

By:
Name:

[5]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[6]	To be added only if the consent of the Borrower and/or other parties (e.g. the L/C Issuer) is required by the terms of the Credit Agreement.

Title:]

[AEROVIRONMENT, INC.,
a Delaware corporation

By:
Name:
Title:]

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.Representations and Warranties.

1.1.Assignor.  The Assignor: (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby, and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.Assignee.  The Assignee: (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets the requirements to be an assignee under the terms of the Credit Agreement (subject to such consents, if any, as may be required under the terms of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and the other Loan Documents as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.  Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

3.General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  THIS ASSIGNMENT AND ASSUMPTION AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS ASSIGNMENT AND ASSUMPTION AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Check for distribution to Public Lenders and Private side Lenders[7]

EXHIBIT B

[FORM OF] COMPLIANCE CERTIFICATE

Date:____________

I, ______________________, [Chief Executive Officer][Chief Financial Officer][Treasurer][Controller] of AeroVironment, Inc., a Delaware corporation (the “Borrower”), hereby certify that, to the best of my knowledge and belief, in my capacity as [Chief Executive Officer][Chief Financial Officer][Treasurer][Controller] and not in my individual capacity, with respect to that certain Credit Agreement, dated as of February [__], 2021 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as the Administrative Agent, the Swingline Lender, and an L/C Issuer, and the other L/C Issuers party thereto:

1.This Compliance Certificate is delivered for the fiscal [year][quarter] of the Borrower ended _________________, 20___.

[Use following paragraph 2 for fiscal year-end financial statements:]

[2.The year-end audited financial statements required by Section 6.01(a) of the Credit Agreement for the fiscal year of the Borrower ended as of the date set forth in paragraph 1, together with the report and opinion of an independent certified public accountant required by such section, have been delivered to the Administrative Agent.]

[Use following paragraph 2 for fiscal quarter-end financial statements:]

[2.The unaudited financial statements required by Section 6.01(b) of the Credit Agreement for the fiscal quarter of the Borrower ended as of the date set forth in paragraph 1 have been delivered to the Administrative Agent. The Consolidated financial statements required by Section 6.01(b) of the Credit Agreement fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.]

3.The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made, a review of the transactions and financial condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements delivered herewith.

4.A review of the activities of the Loan Borrower and its Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining

[7]	If this box is not checked, this Compliance Certificate will only be posted to Private side Lenders.

whether during such fiscal period the Borrower and its Subsidiaries performed and observed all their respective obligations under the Loan Documents, and

[select one:]

[to the knowledge of the undersigned, during such fiscal period, no Default has occurred and is continuing.]

[or:]

[to the knowledge of the undersigned, during such fiscal period, the following is a list of each Default that has occurred and is continuing, the nature and status of such Default, and actions that have been taken or are proposed to be taken to cure such Default:]

5.Attached hereto as Schedule 1 are calculations of (a) the financial covenants set forth in Section 7.11 of the Credit Agreement as of the last day of and for the Measurement Period ending on the last day of the period covered by the financial statements delivered herewith, and (b) the Available Amount as of the date of this Compliance Certificate. Such calculations are true, correct and complete on and as of the date of this Compliance Certificate.

6.Attached hereto as Schedule 2 is a listing of (a) all applications with the United States Patent and Trademark Office or the United States Copyright Office by any Loan Party, if any, for any Intellectual Property made since the date of the most recently delivered Compliance Certificate (or, in the case of the first Compliance Certificate delivered after the Closing Date pursuant to Section 6.02(a) of the Credit Agreement, the Closing Date), (b) all issuances of registrations or letters on existing applications with the United States Patent and Trademark Office or the United States Copyright Office by any Loan Party, if any, for any Intellectual Property received since the date of such prior Compliance Certificate (or, in the case of the first Compliance Certificate delivered after the Closing Date pursuant to Section 6.02(a) of the Credit Agreement, the Closing Date), and (c) all licenses relating to any Intellectual Property registered with the United States Patent and Trademark Office or the United States Copyright Office entered into by any Loan Party since the date of such prior Compliance Certificate (or, in the case of the first Compliance Certificate delivered after the Closing Date pursuant to Section 6.02(a) of the Credit Agreement, the Closing Date).8

[7.Attached hereto as Schedule 3 is updated evidence of insurance for any insurance coverage of the Loan Parties that was renewed, replaced or modified during the period covered by this Compliance Certificate.9]

[7.][8.]Attached hereto as Schedule [3][4] is a copy of management’s discussion and analysis with respect to the financial statements delivered herewith.

[8]	If no such updates are applicable, Schedule 2 should reflect “None”.
[9]

Only required to be included for Compliance Certificates delivered in connection with financial statements delivered pursuant to Section 6.01(a) of the Credit Agreement. If no such updates are applicable, Schedule 3 should reflect “None”.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date first written above.

AEROVIRONMENT, INC.,
a Delaware corporation

By:
Name:
Title:

Schedule 1

Calculation of Financial Covenants and Consolidated Total Leverage Ratio

In the event of conflict between the provisions and formulas set forth in this Schedule 1 and the provisions and formulas set forth in the Credit Agreement, the provisions and formulas of the Credit Agreement shall prevail.

(I)	Section 7.11(a) – Consolidated Leverage Ratio.
(a)	Consolidated Funded Indebtedness
without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:[10]
(i)

all obligations of the Borrower and its Subsidiaries on a Consolidated basis, whether current or long-term, for borrowed money (including the Obligations) and all obligations of the Borrower and its Subsidiaries on a Consolidated basis evidenced by bonds, debentures, notes, loan agreements or other similar instruments:

$_________
	(ii)	all purchase money Indebtedness of the Borrower and its Subsidiaries on a Consolidated basis:	$_________
(iii)

the principal portion of all obligations of the Borrower and its Subsidiaries on a Consolidated basis under conditional sale or other title retention agreements relating to property purchased by the Borrower or any Subsidiary thereof (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business):

$_________
(iv)

all obligations of the Borrower and its Subsidiaries on a Consolidated basis arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments:

$_________
(v)

all obligations of the Borrower and its Subsidiaries on a Consolidated basis in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than ninety (90) days after the date on which such trade account payable was created), including any Earn Out Obligations:

$_________
	(vi)	all Attributable Indebtedness of the Borrower and its Subsidiaries on a Consolidated basis:	$_________
(vii)

all obligations of the Borrower and its Subsidiaries on a Consolidated basis to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in the Borrower, its Subsidiaries or any other Person, valued, in

[10]

The amount of any direct obligation arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments shall be the maximum amount available to be drawn thereunder.

		the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends:		$_________
(viii)

all Funded Indebtedness of other Persons secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by the Borrower and its Subsidiaries on a Consolidated basis, whether or not the obligations secured thereby have been assumed:

$_________
	(ix)	all Guarantees provided by the Borrower and its Subsidiaries on a Consolidated basis with respect to Funded Indebtedness of another Person:		$_________
(x)

all Funded Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or any of its Subsidiaries is a general partner or joint venturer, except to the extent that such Funded Indebtedness is expressly made non-recourse to the Borrower and its Subsidiaries on a Consolidated basis:

$_________
	(xi)	Consolidated Funded Indebtedness [Lines (I)(a)(i) + (ii) + (iii) + (iv) + (v) + (vi) + (vii) + (viii) + (ix) + (x)]:		$_________
(b)	Consolidated EBITDA
for the Borrower and its Subsidiaries on a Consolidated basis, for the Measurement Period most recently completed, an amount equal to:
	(i)	Consolidated Net Income for such period:		$_________

the following, without duplication, to the extent deducted in calculating such Consolidated Net Income (or, in the case of amounts pursuant to Line I(b)[(x)] below, not already included in Consolidated Net Income):

	(ii)	Consolidated Interest Charges for such period:
(A)

all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case with respect to such period to the extent treated as interest in accordance with GAAP:

$_________
		(B)	all interest paid or payable with respect to discontinued operations for such period:	$_________
		(C)	the portion of rent expense under Capitalized Leases for such period that is treated as interest in accordance with GAAP:	$_________
		(D)	Consolidated Interest Charges [Lines (I)(b)(ii)(A) + (B) + (C)]:	$_________

(iii)	the provision for federal, state, local and foreign income taxes paid or payable for such period:	$_________
(iv)	depreciation and amortization expense for such period:	$_________
(v)

any non-cash expenses, losses or charges (other than any non-cash expense, loss or charge relating to write-offs, write-downs or reserves with respect to accounts or inventory) for such period (including any non-cash stock based compensation expense for such period) which do not represent a cash item in such period or any other period:

$_________
(vi)	fees, costs and expenses incurred by the Borrower and its Subsidiaries in such period in connection with the Transactions:	$_________
(vii)

fees, costs and expenses incurred by the Borrower and its Subsidiaries in such period in connection with the negotiation, execution and delivery of any amendments or modifications to the Loan Documents:

$_________
(viii)

restructuring charges or reserves (which shall include retention, severance, systems establishment cost, excess pension charges, contract termination costs, costs related to start up, closure, relocation or consolidation of facilities, costs to relocate employees, consulting fees, one time information technology costs, and one time branding costs): [11]

$_________
(ix)

fees, costs, and expenses incurred in such period in connection with the issuance of Equity Interests or Indebtedness, the consummation of Permitted Acquisitions, and the consummation of other Investments permitted pursuant to Section 7.03 of the Credit Agreement (in each case whether consummated before or after the Closing Date), whether or not such transaction is actually consummated:

$_________
(x)

the amount of net cost savings and synergies related to any Permitted Acquisition or other Investment permitted pursuant to Section 7.03 of the Credit Agreement, but only to the extent that such net cost savings and synergies are reasonably identifiable, factually supportable and projected by the Borrower in good faith to result from actions that have been taken (or, if not yet taken, with respect to actions for which substantial steps have been taken) within twelve (12) months after the consummation of such Permitted Acquisition or such Investment (with the amount of any such net cost savings and synergies to be added to Consolidated EBITDA as so projected until fully realized and calculated on a Pro Forma Basis as though such net cost savings and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions:[12]

$_________

[11]

provided, that, the aggregate amount added back pursuant to this Line (I)(b)(viii) for any period, when taken together with the aggregate amount added back pursuant to Line (I)(b)(x) below for such period, shall not exceed an amount equal to twenty percent (20%) of Consolidated EBITDA (calculated without giving effect to the add backs permitted pursuant to this Line (I)(b)(viii) or Line (I)(b)(x) below) for such period.

[12]

provided, that, the aggregate amount added back pursuant to this Line (I)(b)(x) for any period, when taken together with the aggregate amount added back pursuant to Line (I)(b)(viii) above for such period, shall not exceed an amount equal to twenty percent (20%) of Consolidated EBITDA (calculated without giving effect to the add backs permitted pursuant to this Line (I)(b)(x) or Line (I)(b)(viii) above) for such period.

the following, without duplication, to the extent including in calculating such Consolidated Net Income:
	(xi)	any non-cash income or gains for such period:	$_________
	(xii)	federal, state, local and foreign income tax credits received in such period:	$_________
	(xiii)	Consolidated EBITDA [Lines (I)(d)(i) + (ii)(D) + (iii) + (iv) + (v) + (vi) + (vii) + (viii) + (ix) + (x) – (xi) – (xii)]:	$_________
(c)	Consolidated Leverage Ratio [(Line (I)(a)(xi) ÷ Line (I)(b)(xiii)]:		_____ to 1.00
(d)	Maximum Consolidated Leverage Ratio:[13]		_____ to 1.00
(e)	In compliance?		[Yes][No]

[13]

The maximum Consolidated Total Net Leverage Ratio shall not be greater than 3.00 to 1.0, subject to any Leverage Increase Period in effect at such time pursuant to Section 7.11(a) of the Credit Agreement.

(II)	Section 7.11(b) – Consolidated Fixed Charge Ratio.
(a)	Consolidated EBITDA (see Line (I)(b)(xiii)):	$_________
(b)	Consolidated Maintenance Capital Expenditures for such period:	$_________
(c)	Consolidated Interest Charges paid in cash
in each case, for the Borrower and its Subsidiaries on a Consolidated basis, to the extent paid in cash for the Measurement Period:
(i)

all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case with respect to such period to the extent treated as interest in accordance with GAAP:

$_________
	(ii) all interest paid or payable with respect to discontinued operations for such period:	$_________
	(iii) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP for such period:	$_________
	(iv) Consolidated Interest Charges paid in cash [Lines (II)(c)(i) + (ii) + (iii)]:	$_________
(d)	Consolidated Scheduled Funded Debt Payments for such period:	$_________
(e)	Consolidated Cash Taxes for such period:	$_________
(f)	Aggregate amount of all Designated Restricted Payments made in such period:	$_________
(g)	Consolidated Fixed Charge Ratio [(Lines (II)(a) – (b)) ÷ (Lines (II)(c)(iv) + (d) + (e) + (f))]:[14]	_____ to 1.00

[14]

for purposes of calculating the Consolidated Fixed Charge Coverage Ratio: (A) Consolidated Interest Charges shall be calculated as if the Term A Loans had been made on February 1, 2021 (utilizing for any day prior to the Closing Date the interest rate which is in effect on the last day of the fiscal quarter of the Borrower ending April 30, 2021); (B) Consolidated Scheduled Funded Debt Payments shall be calculated as if a quarterly amortization payment on the Term A Facility in the principal amount of $2,500,000 was due on April 30, 2021; (C)(1) Consolidated Interest Charges with respect to the Obligations for the period ended April 30, 2021 shall be the actual Consolidated Interest Charges with respect to the Obligations for the period of one (1) fiscal quarter then ended (subject to adjustment as provided in clauses (A) and (B) above) multiplied by four (4), and (2) Consolidated Scheduled Funded Debt Payments with respect to the Obligations for the period ended April 30, 2021 shall be the actual Consolidated Scheduled Funded Debt Payments with respect to the Obligations for the period of one (1) fiscal quarter then ended (subject to adjustment as provided in clause (B) above) multiplied by four (4); (D)(1) Consolidated Interest Charges with respect to the Obligations for the period ended July 31, 2021 shall be the actual Consolidated Interest Charges with respect to the Obligations for the period of two (2) fiscal quarters then ended (subject to adjustment as provided in clauses (A) and (B) above) multiplied by two (2), and (2) Consolidated Scheduled Funded Debt Payments with respect to the Obligations for the period ended July 31, 2021 shall be the actual Consolidated Scheduled Funded Debt Payments with respect to the Obligations for the period of two (2) fiscal quarters then ended (subject to adjustment as provided in clause (B) above) multiplied by two (2); (E)(1) Consolidated Interest Charges with respect to the Obligations for the period ended October 31, 2021 shall be the actual Consolidated Interest Charges with respect to the Obligations for the period of three (3) fiscal quarters then

(h)	Minimum Consolidated Fixed Charge Leverage Ratio:	1.25 to 1.00
(i)	In compliance?	[Yes][No]

ended (subject to adjustment as provided in clauses (A) and (B) above) multiplied by four-thirds (4/3), and (2) Consolidated Scheduled Funded Debt Payments with respect to the Obligations for the period ended October 31, 2021 shall be the actual Consolidated Scheduled Funded Debt Payments with respect to the Obligations for the period of three (3) fiscal quarters then ended (subject to adjustment as provided in clause (B) above) multiplied by four-thirds (4/3); and (F)(1) Consolidated Interest Charges with respect to the Obligations for the period ended January 31, 2022 shall be the actual Consolidated Interest Charges with respect to the Obligations for the period of four (4) fiscal quarters then ended (subject to adjustment as provided in clauses (A) and (B) above), and (2) Consolidated Scheduled Funded Debt Payments with respect to the Obligations for the period ended January 31, 2022 shall be the actual Consolidated Scheduled Funded Debt Payments with respect to the Obligations for the period of four (4) fiscal quarters then ended (subject to adjustment as provided in clause (B) above).

(III)	Available Amount.
(a)	the sum of, without duplication, $30,000,000	$30,000,000
(b)

an amount, not less than zero in the aggregate, equal to fifty percent (50%) of the cumulative Consolidated Net Income for the period (taken as one accounting period) commencing from the first day of the first full fiscal quarter of the Borrower ending after the Closing Date to the end of the fiscal quarter of the Borrower most recently ended:

$_________
(c)

one hundred percent (100%) of the net cash proceeds received by the Borrower prior to the last day of the period covered by the financial statements delivered herewith from issuances after the Closing Date of Qualified Capital Stock of the Borrower (solely to the extent such net cash proceeds are Not Otherwise Applied):

$_________
(d)

the amount of any Investment made following the Closing Date in reliance on the Available Amount to the extent that such amount is returned in cash prior to the last day of the period covered by the financial statements delivered herewith from the return of, or a return on, principal of such Investment (other than a sale to a Loan Party or a Subsidiary), or from a dividend or interest received with respect to such Investment:

$_________
(e)

the amount by which Indebtedness of the Borrower or any of its Subsidiaries is reduced on the Borrower’s Consolidated balance sheet prior to the last day of the period covered by the financial statements delivered herewith upon the conversion or exchange of such Indebtedness for Qualified Capital Stock of the Borrower (less the amount of any cash or the fair market value of other property distributed by the Borrower or any Subsidiary upon such conversion or exchange, other than in connection with a restructuring):

$_________
(f)	the cumulative aggregate amount of all Investments made in reliance on the Available Amount pursuant to Section 7.03(m) of the Credit Agreement:	$_________
(g)	the cumulative aggregate amount of all Junior Debt Payments made in reliance on the Available Amount pursuant to Section 7.14(a)(iii) of the Credit Agreement:	$_________
(h)	Available Amount [(Lines (III)(a) + (b) + (c) + (d) + (e)) – (Lines III(f) + (g))]

Schedule 2

Intellectual Property

Schedule 3

Insurance

Schedule 4

Management’s Discussion and Analysis

EXHIBIT C

[FORM OF] JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of __________, 20__, is by and between _____________________, a ______________________ (the “New Subsidiary”), and Bank of America, N.A., in its capacity as the Administrative Agent under that certain Credit Agreement, dated as of February [__], 2021 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), by and among the AeroVironment, Inc., a Delaware corporation, the Guarantors party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as the Administrative Agent, the Swingline Lender, and an L/C Issuer, and the other L/C Issuers party thereto.

The Loan Parties are required by Section 6.12 of the Credit Agreement to cause the New Subsidiary to become a Guarantor. Accordingly, the New Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Secured Parties:

1.The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Credit Agreement and a “Guarantor” for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary hereby jointly and severally together with the other Guarantors, guarantees to each Secured Party, as provided in Article X of the Credit Agreement, the prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all Secured Obligations strictly in accordance with the terms thereof.

2.The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Security Agreement, and shall have all the obligations of an “Obligor” (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement. Without limiting generality of the foregoing terms of this paragraph 2, the New Subsidiary hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in, and a right of set off against, any and all right, title and interest of the New Subsidiary in and to the Collateral (as such term is defined in the Security Agreement) of the New Subsidiary.

3.The New Subsidiary hereby represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that:

(a)Set forth on Schedule 1 attached hereto is complete and accurate list as of the date hereof of (i) each Subsidiary, joint venture and partnership and other equity investments of the New Subsidiary, (ii) the number of shares of each class of Equity

Interests in each such Subsidiary outstanding, (iii) the number and percentage of outstanding shares of each class of Equity Interests of such Subsidiary owned by the New Subsidiary and its Subsidiaries, and (iv) the class or nature of such Equity Interests (i.e. voting, non-voting, preferred, etc.).

(b)Set forth on Schedule 2 attached hereto is a complete and accurate list as of the date hereof of the New Subsidiary’s (i) exact legal name, (ii) any former legal names in the four (4) months prior to the Closing Date, (iii) jurisdictions in which such Loan Party is qualified to do business, (iv) address of its chief executive office address (and address of its principal place of business address if different than its chief executive office), (v) U.S. federal taxpayer identification number, and (vi) organization identification number.

(c)Set forth on Schedule 3 attached hereto is a list of all Intellectual Property registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by the New Subsidiary as of the date hereof. As of the date hereof, none of the Intellectual Property owned by the New Subsidiary or any of its Subsidiaries is subject to any licensing agreement or similar arrangement (other than non-exclusive outbound licenses entered into in the ordinary course of business) except as set forth on Schedule 3 attached hereto.

(d)Set forth on Schedule 4 attached hereto, as of the date hereof, is a description of all deposit accounts and securities accounts of the New Subsidiary, including (i) in the case of a deposit account, the name of the depository institution and balance (as of the date hereof), held in such deposit account and whether such account is an Excluded Account, and (ii) in the case of a securities account, the name of the securities intermediary or issuer and the aggregate market value (as of the date hereof) held in such securities account.

(e)Set forth on Schedule 5 attached hereto is a list of all real property located in the United States that is owned or leased by the New Subsidiary as of the date hereof (in each case, including (i) the number of buildings located on such property, (ii) the property address, and (iii) the city, county, state and zip code which such property is located.

(f)Set forth on Schedule 6 attached hereto is a list of all Commercial Tort Claims (as defined in the Security Agreement) initiated by or in favor of the New Subsidiary seeking damages in excess of $1,000,000 as of the date hereof.

(g)Set forth on Schedule 7 attached hereto is a list of all Instruments, Documents or Tangible Chattel Paper (each as defined in the Security Agreement) of the New Subsidiary required to be pledged and delivered to the Administrative Agent pursuant to Section 4(a) of the Security Agreement.

(h)Except as set forth on Schedule 8 attached hereto, the New Subsidiary has not (i) been party to a merger, consolidation or other change in structure, (ii) used any tradename, or (iii) changed its legal name, in each case, in the five (5) years prior to the date hereof.

4.The address of the New Subsidiary for purposes of all notices and other communications is the address designated for all Loan Parties on Schedule 1.01(a) to the Credit Agreement or such other address as the New Subsidiary may from time to time notify the Administrative Agent in writing.

5.The New Subsidiary hereby waives acceptance by the Administrative Agent and the other Secured Parties of the guaranty by the New Subsidiary under Article X of the Credit Agreement upon the execution of this Agreement by the New Subsidiary.

6.This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by fax transmission or e-mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. Subject to Section 11.18 of the Credit Agreement, this Agreement may be in the form of an Electronic Record and may be executed using Electronic Signatures, including facsimile and .pdf, and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record.

7.THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[signature pages follow]

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by an authorized officer, and the Administrative Agent has caused the same to be accepted by an authorized officer, in each case, as of the day and year first written above.

[NEW SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted:

BANK OF AMERICA, N.A.,
as the Administrative Agent

By:
Name:
Title:

Schedule 1

Subsidiaries, Joint Ventures, Partnerships and Other Equity Investments

Schedule 2

New Subsidiary Information

Schedule 3

Intellectual Property

Schedule 4

Deposit Accounts and Securities Accounts

Schedule 5

Real Properties

Schedule 6

Commercial Tort Claims

Schedule 7

Instruments, Documents and Tangible Chattel Paper

Schedule 8

Merger, Consolidation, Change in Structure;

Tradenames; Change in Legal Name

EXHIBIT D

[FORM OF] LOAN NOTICE

Date: ___________, _____

To:Bank of America, N.A., as the Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of February [__], 2021 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among AeroVironment, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as the Administrative Agent, the Swingline Lender, and an L/C Issuer, and the other L/C Issuers party thereto.

The Borrower hereby requests (select one):

◻ A [Revolving Borrowing][Term A Borrowing][Incremental Term Borrowing]

◻ A [conversion][continuation] of [Revolving Loans][Term A Loans][Incremental Term Loans]

1.On:                         (a Business Day)

2.In the principal amount of: $

3.Comprised of: [Base Rate Loans][Eurodollar Rate Loans]

4.For Eurodollar Rate Loans: with an Interest Period of

[With respect to such Borrowing, the Borrower hereby represents and warrants that [(a) such request complies with the requirements of Section 2.01[(b)][(c)] of the Credit Agreement, and (b)] each of the conditions specified in Sections 4.02(a) and (b) of the Credit Agreement have been satisfied on and as of the date of such Borrowing.]15

[signature page follows]

[15]	Bracketed language not required to be included for the Term A Borrowing to occur on the Closing Date.

IN WITNESS WHEREOF, the undersigned has caused this Loan Notice to be executed by a duly authorized officer as of the date first written above.

AEROVIRONMENT, INC.,
a Delaware corporation

By:
Name:
Title:

EXHIBIT E

[FORM OF] NOTICE OF LOAN PREPAYMENT

Date: ___________, _____

To:Bank of America, N.A., as the [Administrative Agent][ Swingline Lender]

[Cc:Bank of America, N.A., as the Administrative Agent]

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of February [__], 2021 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among AeroVironment, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as the Administrative Agent, the Swingline Lender, and an L/C Issuer, and the other L/C Issuers party thereto.

The Borrower hereby notifies [the Administrative Agent][and the Swingline Lender] that on _____________, pursuant to the terms of Section 2.05 of the Credit Agreement, the Borrower intends to prepay/repay the Loans as more specifically set forth below:

◻	Voluntary prepayment of [Revolving Loans][Term A Loans][Incremental Term Loans] in the following amount(s):

◻Eurodollar Rate Loans: $

Applicable Interest Period:

◻Base Rate Loans: $

◻Voluntary prepayment of Swingline Loans in the following amount(s): $

[signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Notice of Loan Prepayment to be executed by a duly authorized officer as of the date first written above.

AEROVIRONMENT, INC.,
a Delaware corporation

By:
Name:
Title:

EXHIBIT F

[FORM OF] SECURED PARTY DESIGNATION NOTICE

Date: _________, _____

To:	Bank of America, N.A., as the Administrative Agent

Ladies and Gentlemen:

THIS SECURED PARTY DESIGNATION NOTICE is made by _______________________, a ______________ (the “Designor”), to Bank of America, N.A., as the Administrative Agent under that certain Credit Agreement referenced below. All capitalized terms not defined herein shall have the meaning ascribed to them in the Credit Agreement.

W I T N E S S E T H :

WHEREAS, AeroVironment, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as the Administrative Agent, the Swingline Lender, and an L/C Issuer, and the other L/C Issuers party thereto, have entered into that certain Credit Agreement, dated as of February [__], 2021 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which certain loans and financial accommodations have been made to the Borrower;

WHEREAS, in connection with the Credit Agreement, a Lender or an Affiliate of a Lender is permitted to designate its [Cash Management Agreement][Swap Contract] as a [“Secured Cash Management Agreement”][“Secured Hedge Agreement”] under the Credit Agreement and the Collateral Documents;

WHEREAS, the Credit Agreement requires that the Designor deliver this Secured Party Designation Notice to the Administrative Agent; and

WHEREAS, the Designor has agreed to execute and deliver this Secured Party Designation Notice.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Designation. The Designor hereby designates the [Cash Management Agreement][Swap Contract] described on Schedule 1 hereto to be a [“Secured Cash Management Agreement”][“Secured Hedge Agreement”] and hereby represents and warrants to the Administrative Agent that such [Cash Management Agreement][Swap Contract] satisfies all the requirements under the Loan Documents to be so designated. By executing and delivering this Secured Party Designation Notice, the Designor, as provided in the Credit Agreement, hereby agrees to be bound by all of the provisions of the Loan Documents which are applicable to it as a provider of a [Secured Cash Management Agreement][Secured Hedge Agreement] and hereby (a) confirms that it has received a copy of the Loan Documents and such other documents and information as it has deemed appropriate to make its own decision to enter into this Secured Party Designation Notice, (b) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto (including the provisions of Section 9.01 of the Credit Agreement), and (c) agrees that it will be bound by the provisions of the Loan Documents and will perform in accordance with its terms all the obligations which by the terms of the Loan Documents are required to be performed by it as a provider of a [Cash Management Agreement][Swap Contract]. Without limiting the foregoing, the Designor agrees to indemnify the Administrative Agent as contemplated by Section 11.04(c) of the Credit Agreement.

2.GOVERNING LAW. THIS SECURED PARTY DESIGNATION NOTICE AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS SECURED PARTY DESIGNATION NOTICE AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

3.This Secured Party Designation Notice may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Secured Party Designation Notice by fax transmission or e-mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Secured Party Designation Notice. Subject to Section 11.18 of the Credit Agreement, this Secured Party Designation Notice may be in the form of an Electronic Record and may be executed using Electronic Signatures, including facsimile and .pdf, and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record

[signature pages follow]

IN WITNESS WHEREOF, the undersigned have caused this Secured Party Designation Notice to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

[DESIGNOR]

By:
Name:
Title:

BANK OF AMERICA, N.A.,
as the Administrative Agent

By:
Name:
Title:

Schedule 1

[Cash Management Agreement][Swap Contract]

EXHIBIT G

[FORM OF] SOLVENCY CERTIFICATE

____, 2021

This Solvency Certificate (this “Solvency Certificate”) is being executed and delivered pursuant to Section 4.01(g) of that certain Credit Agreement, dated as of February [__], 2021 (the “Credit Agreement”), by and among AeroVironment, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders party thereto, Bank of America, N.A., as the Administrative Agent, the Swingline Lender, and an L/C Issuer, and the other L/C Issuers party thereto. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

I, [__], the chief financial officer of the Borrower, solely in such capacity and not in an individual capacity, hereby certify that I am the chief financial officer of the Borrower and that I am familiar with the businesses and assets of the Borrower and its Subsidiaries, I have made such other investigations and inquiries as I have deemed appropriate and I am duly authorized to execute this Solvency Certificate on behalf of the Borrower pursuant to the Credit Agreement.

I further certify, solely in my capacity as chief financial officer of the Borrower and not in my individual capacity, as of the date hereof and after giving effect to the Transactions, that (a) the fair value of the property of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the total amount of liabilities, including contingent liabilities, of the Borrower and its Subsidiaries, on a consolidated basis, (b) the present fair salable value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, is not less than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries, on a consolidated basis, on its debts as they become absolute and matured, (c) the Borrower and its Subsidiaries, on a consolidated basis, do not intend to, and do not believe that they will, incur debts or liabilities beyond the ability of the Borrower and its Subsidiaries, on a consolidated basis, to pay such debts and liabilities as they mature, (d) the Borrower and its Subsidiaries, on a consolidated basis, are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which the property of the Borrower and its Subsidiaries, on a consolidated basis, would constitute an unreasonably small capital, and (e) the Borrower and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. For purposes hereof, the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, I have executed this Solvency Certificate on the date first written above.

AEROVIRONMENT, INC.,
a Delaware corporation

By:
Name:
Title:	Chief Financial Officer

EXHIBIT H

[FORM OF] SWINGLINE LOAN NOTICE

Date: ___________, _____

To:Bank of America, N.A., as the Swingline Lender

Cc:Bank of America, N.A., as the Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of February [__], 2021 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among AeroVironment, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as the Administrative Agent, the Swingline Lender, and an L/C Issuer, and the other L/C Issuers party thereto.

The Borrower hereby requests a Swingline Loan:

1.On:                             (a Business Day)

2.In the amount of: $

With respect to such Swingline Borrowing, the Borrower hereby represents and warrants that (a) such request complies with the requirements of Section 2.04(a) of the Credit Agreement, and (b) the conditions set forth in Sections 4.02(a) and (b) of the Credit Agreement have been satisfied on and as of the date of date of such Swingline Borrowing.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Swingline Loan Notice to be executed by a duly authorized officer as of the date first written above.

AEROVIRONMENT, INC.,
a Delaware corporation

By:
Name:
Title:

EXHIBIT I

[FORM OF] NOTE

FOR VALUE RECEIVED, the undersigned hereby promises to pay to ____________________ or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as defined below), the principal amount of each Loan from time to time made by the Lender to the undersigned under that certain Credit Agreement, dated as of February [__], 2021 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among AeroVironment, Inc., a Delaware corporation, the Guarantors party thereto, the Lenders (as such term is defined in the Credit Agreement) from time to time party thereto, Bank of America, N.A., as the Administrative Agent, the Swingline Lender, and an L/C Issuer, and the other L/C Issuers party thereto.

The undersigned promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. [Except as set forth in Section 2.04(f) of the Credit Agreement with respect to Swingline Loans, all][All] payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more Event of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Each Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The undersigned, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and delivered by its officer thereunto duly authorized.

AEROVIRONMENT, INC.,
a Delaware corporation

By:
Name:
Title:

EXHIBIT J-1

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of February [__], 2021 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among AeroVironment, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as the Administrative Agent, the Swingline Lender, and an L/C Issuer, and the other L/C Issuers party thereto.

Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (b) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:  , 20___

EXHIBIT J-2

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of February [__], 2021 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among AeroVironment, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as the Administrative Agent, the Swingline Lender, and an L/C Issuer, and the other L/C Issuers party thereto.

Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:  , 20___

EXHIBIT J-3

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of February [__], 2021 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among AeroVironment, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as the Administrative Agent, the Swingline Lender, and an L/C Issuer, and the other L/C Issuers party thereto.

Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN-E (or W-8BEN, as applicable); or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender, and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:  , 20___

EXHIBIT J-4

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of February [__], 2021 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among AeroVironment, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as the Administrative Agent, the Swingline Lender, and an L/C Issuer, and the other L/C Issuers party thereto.

Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN-E (or W-8BEN, as applicable); or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (ii) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:  , 20___